Filed Pursuant to Rule 424(b)(3)

 Registration No. 333-248434

PROSPECTUS SUPPLEMENT NO. 1
(to prospectus dated September 29, 2020)

VELODYNE LIDAR, INC.

15,000,000 Shares of Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated September 29, 2020 (the “Prospectus”), related to the resale from time to time by the selling stockholders named in the Prospectus or their permitted transferees of up to 15,000,000 shares of common stock, par value $0.0001 per share, of Velodyne Lidar, Inc., a Delaware corporation formerly known as Graf Industrial Corp., issued in a private placement pursuant to the terms of the Subscription Agreements (as defined in the Prospectus) in connection with, and as part of the consideration for, the Business Combination (as defined in the Prospectus) by and among GRAF, Merger Sub and Velodyne (each as defined in the Prospectus), with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 5, 2020 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock and warrants are traded on The Nasdaq Global Select Market under the symbols “VLDR” and “VLDRW”, respectively. On October 2, 2020, the closing price of our common stock was $17.08 per share and the closing price of our warrants was $3.95.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 12 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued or sold under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 5, 2020.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2020

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue

San Jose, California 95138

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (669) 275-2251

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 29, 2020 (the “Closing Date”), Velodyne Lidar, Inc. (formerly known as Graf Industrial Corp.), a Delaware corporation (the “Company”), consummated its previously announced acquisition of Velodyne Lidar, Inc. (currently known as Velodyne Lidar USA, Inc.), a Delaware corporation (“Velodyne”), pursuant to the Agreement and Plan of Merger, dated as of July 2, 2020 (as amended and clarified on August 20, 2020, the “Merger Agreement”), by and among the Company (formerly known as Graf Industrial Corp.), VL Merger Sub Inc., a Delaware corporation and wholly owned indirect subsidiary of the Company (“Merger Sub”), and Velodyne. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.” Holders of 3,286 shares of Graf Industrial Corp. common stock elected to have their shares redeemed in connection with the Business Combination.

Upon the consummation of the Business Combination, Merger Sub merged with and into Velodyne, with Velodyne surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned indirect subsidiary of the Company. In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from Graf Industrial Corp. to Velodyne Lidar, Inc. Unless the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including Velodyne and its subsidiaries, after the Closing, and “Graf” refers to the registrant prior the Closing.

Item 1.01.	Entry into a Material Definitive Agreement.

Indemnification Agreements

In connection with the Closing, the Company expects to enter into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. Michael Dee will retain his existing indemnity agreement with the Company.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the indemnification agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On September 29, 2020, the Business Combination was approved by the stockholders of Graf at the special meeting of stockholders (the “Special Meeting”). The Business Combination was completed on September 29, 2020.

As consideration for the Business Combination an aggregate of 143,871,074 shares of the Company’s common stock were issued to Velodyne’s stockholders. Pursuant to the Merger Agreement, outstanding Velodyne equity awards were cancelled and converted into equity awards of the Company that will settle into, or be exercisable for, 13,711,302 shares of common stock, of which approximately 6,218,778 shares of common stock are subject to vested equity awards.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes and incorporates by reference forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the post-combination company following the Business Combination;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the Business Combination disrupts current plans and operations;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the “Risk Factors” section in Graf’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 14, 2020 (the “Proxy Statement”) relating to the Special Meeting, which is incorporated herein by reference.

Business

The business of Graf prior to the Business Combination is described in the Proxy Statement in the section entitled “Information About the Company,” which is incorporated by reference herein. The business of Velodyne prior to the Business Combination is described in the Proxy Statement in the section entitled “Velodyne’s Business,” which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth in the Proxy Statement in the section entitled “Risk Factors,” which is incorporated herein by reference.

Properties

The properties of the Company are described in the Proxy Statement in the section entitled “Velodyne’s Business – Facilities,” which is incorporated herein by reference.

Unaudited Pro Forma Condensed Financial Information

The information set forth in Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Operations

Management’s discussion and analysis of the financial condition and results of operations of Velodyne is included in the Proxy Statement in the section entitled “Velodyne’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated by reference herein.

Quantitative and Qualitative Disclosure about Market Risk

Velodyne’s quantitative and qualitative disclosure about market risk is included in the Proxy Statement in the section entitled “Velodyne’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosure about Market Risk,” which is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of common stock as of September 29, 2020 by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of September 29, 2020, assuming that the liquidity-event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of the common stock of the Company is based on 172,896,920 shares of common stock issued and outstanding as of September 29, 2020.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

Directors and Officers(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
David S. Hall(2)	59,866,919	34.6
Shares subject to voting proxy(3)	38,631,440	22.3
Total	98,498,359	56.9
Anand Gopalan(4)	1,482,646	*
Marta Thoma Hall(5)	6,274,629	3.6
Andrew Hamer(6)	91,806	*
Joseph B. Culkin(7)	13,559,196	7.8
Michael Dee(8)	170,318	*
James A. Graf(9)	1,957,000	1.1
Barbara Samardzich(10)	102,823	*
Christopher Thomas	—	—
All Executive Officers and Directors as a Group (13 individuals)(11)	106,855,104	60.9

Greater than 5% Stockholders:
Entities affiliated with Baidu Holdings Limited(12)	15,504,468	9.0
Ford Motor Company(13)	13,065,444	7.6

* Less than 1%.

(1)	This information is based on 172,896,920 shares of common stock outstanding at September 29, 2020. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 5521 Hellyer Avenue, San Jose, California 95138.
(2)	Consists of (i) 59,770,524 shares of common stock held by Mr. Hall and (ii) 96,395 shares of common stock issuable pursuant to RSUs that will be time-based vested within 60 days of September 29, 2020.
(3)	Consists of shares of common stock held by other former Velodyne stockholders over which, except under limited circumstances, Mr. Hall holds an irrevocable proxy, pursuant to agreements between Mr. Hall and such stockholders, including certain of the Company’s directors and officers, as indicated in the footnotes below. The Company does not believe that the parties to these voting agreements constitute a “group” under Section 13 of the Securities Exchange Act of 1934, as amended, as Mr. Hall exercises voting control over these shares.
(4)	Consists of (i) 146,890 shares of common stock subject to options exercisable within 60 days of September 29, 2020 and (ii) 1,335,756 shares of common stock issuable pursuant to RSUs that will be time-based vested within 60 days of September 29, 2020.
(5)	Consists of (i) 5,935,865 shares of common stock held by Ms. Hall and (ii) 338,764 shares of common stock issuable pursuant to RSUs that will be time-based vested within 60 days of September 29, 2020. Mr. Hall holds a proxy over all such shares.
(6)	Consists of 91,806 shares of common stock issuable pursuant to RSUs that will be time-based vested within 60 days of September 29, 2020.
(7)	Consists of 13,559,196 shares of common stock held by Mr. Culkin. Mr. Hall holds a proxy over all such shares.
(8)	Consists of (i) 50,018 shares of common stock held by Mr. Dee, (ii) 300 shares of common stock held by a trust of which one of Mr. Dee’s children is the beneficiary and for which Mr. Dee serves as a trustee and (iii) 120,000 shares of common stock held by Spar City Capital LLC. Mr. Dee has voting and investment power over the shares held by Spar City Capital LLC, as Mr. Dee serves as such entity’s president and chief financial officer. Mr. Dee disclaims beneficial ownership of the shares identified in clauses (ii) and (iii), except to the extent of his pecuniary interest therein. Mr. Dee is also a member of Graf Acquisition LLC. Mr. Dee does not have voting or investment power over any shares held by Graf Acquisition LLC, except to the extent of any direct or indirect pecuniary interest he may have therein.
(9)	Consists of (i) 10,000 shares of common stock held by Mr. Graf and (iii) 1,947,000 shares of common stock held by Graf Acquisition LLC. James A. Graf, is the managing member of Graf Acquisition LLC and shares voting and investment discretion with OC Opportunities Fund II, L.P. (“Owl Creek”) with respect to the common stock held by Graf Acquisition LLC. Each of Mr. Graf and Owl Creek may be deemed to have beneficial ownership of the common stock held directly by Graf Acquisition LLC. Each of Mr. Graf and Owl Creek disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he or it may have therein, directly or indirectly.
(10)	Consists of 102,823 shares of common stock issuable pursuant to RSUs that will be time-based vested within 60 days of September 29, 2020.
(11)	Consists of (i) 104,271,158 shares of common stock, (ii) 146,890 shares of common stock subject to options exercisable within 60 days of September 29, 2020 and (iii) 2,437,056 shares of common stock issuable pursuant to RSUs that will be time-based vested within 60 days of September 29, 2020. Mr. Hall is expected to hold a voting proxy over 38,631,440 of the 104,271,158 shares of common stock included in subpart (i) of this footnote.
(12)	Consists of (i) 13,065,444 shares of common stock held by Baidu (Hong Kong) Limited, and (ii) 2,439,024 shares of common stock held by Baidu Holdings Limited. Baidu (Hong Kong) Limited, a Hong Kong company, is a wholly-owned subsidiary of Baidu Holdings Limited, a British Virgin Islands company, which is wholly owned by Baidu, Inc., a Cayman Islands company listed on the Nasdaq Global Select Market. Baidu, Inc. may be deemed to beneficially own all of the shares held by Baidu (Hong Kong) Limited and Baidu Holdings Limited. The address for Baidu (Hong Kong) Limited is Suite 2409, Everbright Centre, 108 Gloucester Road, Wanchai, Hong Kong and for Baidu Holdings Limited is Offshore Incorporation Limited of P.O. Box 957, Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands.
(13)	Consists of 13,065,444 shares of common stock held by Ford Motor Company. The address for Ford Motor Company is 1 American Rd, Dearborn, MI 48126.

Directors and Officers

Biographical information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Proxy Statement in the section entitled “Management After the Business Combination,” which is incorporated herein by reference.

In connection with and effective upon the consummation of the Business Combination, each of Graf’s officers and directors resigned, with the exception of Michael Dee. Mr. Dee will continue to serve as a director of the Company, as noted below.

The size of the Board was increased to eight members effective upon the Closing. In connection with the Business Combination, the Company appointed (i) each of Christopher Thomas and Barbara Samardzich to serve as Class I directors effective upon the Closing with terms expiring at the Company’s 2021 annual meeting of stockholders; (ii) each of Marta Thoma Hall, James A. Graf and Michael Dee to serve as Class II directors effective upon the Closing with terms expiring at the Company’s 2022 annual meeting of stockholders; and (iii) each of Joseph B. Culkin, Dr. Anand Gopalan and David S. Hall to serve as Class III directors effective upon the Closing with terms expiring at the Company’s 2023 annual meeting of stockholders.

Director Independence

The listing standards of the Nasdaq Stock Market (“Nasdaq”) require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Because Mr. Hall controls a majority of the outstanding voting power of the Company, the Company is a “controlled company” under the corporate governance rules of Nasdaq. Therefore, the Company is not required to have a majority of its board of directors be independent. In light of the Company’s status as a controlled company, the Company Board is not expected to have a majority of independent directors.

Barbara Samardzich, Christopher Thomas, James A. Graf and Michael Dee, have been determined to be independent by the Board pursuant to the rules of Nasdaq.

Committees of the Board of Directors

Following the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”). Each of the committees reports to Board.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee is responsible for, among other things, (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by them; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (iii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.

Effective upon the Closing, the Board appointed Michael E. Dee, Barbara J. Samardzich and Christopher Thomas as members of the Audit Committee. All members of the Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and the Board has determined that each of Michael E. Dee, Barbara J. Samardzich and Christopher Thomas is an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC. The Board has approved a written charter under which the Audit Committee operates. A copy of the charter is available on the Company’s website.

Compensation Committee

The Compensation Committee is responsible for, among other things, (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and recommending to the Board the compensation of the Company’s directors, chief executive officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans.

Effective upon the Closing, the Board appointed James A. Graf, Barbara J. Samardzich and Christopher Thomas as members of the Compensation Committee. The Board has approved a written charter under which the Compensation Committee operates. A copy of the charter is available on the Company’s website.

Executive Compensation

A description of the compensation of Graf’s and Velodyne’s executive officers and directors before the consummation of the Business Combination is set forth in the Proxy Statement in the section entitled “Executive Compensation,” which is incorporated herein by reference.

As described in the Proxy, Velodyne entered into employment agreements with each of Messrs. Gopalan and Hamer in connection with the commencement of their employment and entered into a new employment agreement with Mr. Gopalan in connection with his promotion to chief executive officer, effective January 1, 2020. These agreements set forth various employment terms that were effective as of the time the agreements were entered into, including severance rights and such terms will generally continue in force, except to the extent they have been or are subsequently updated (e.g., with respect to base salaries) or are superseded. Neither the Company nor Velodyne has a written employment agreement with David Hall, the Company’s executive chairman and the former chief executive officer of Velodyne.

At the Special Meeting, the stockholders of the Company approved the Velodyne Lidar, Inc. 2020 Equity Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan set forth in the Proxy Statement section entitled “Proposal No. 5—Approval of the Incentive Plan” is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with the Merger Agreement, the Board approved cancelling and converting all outstanding equity-awards granted under the Velodyne Lidar, Inc. 2007 Incentive Stock Plan and the Velodyne Lidar, Inc. 2016 Stock Plan into rollover equity-based awards under the Incentive Plan, effective as of the Effective Time, with the same general terms and conditions corresponding to the original awards, but modified, as necessary, to reflect the Business Combination. Following the consummation of the Business Combination, the Company expects that the Board will make additional grants of awards under the Incentive Plan to eligible participants.

At the Special Meeting, the stockholders of the Company approved the Velodyne Lidar, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”). The description of the ESPP set forth in the Proxy Statement section entitled “Proposal No. 6—Approval of the Employee Stock Purchase Plan” is incorporated herein by reference. A copy of the full text of the ESPP is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board will make grants of awards under the ESPP to eligible participants.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions,” which is incorporated herein by reference.

The information set forth in the section entitled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Legal Proceedings

The description of legal proceedings is included in the Proxy Statement in the section entitled “Velodyne’s Business – Legal Proceedings,” which is incorporated herein by reference.

In addition, on September 21, 2020, the Company entered into a Litigation Settlement and Patent Cross license Agreement with Suteng Innovation Technology Co., Ltd. (“Robosense”) to resolve all of the disputes between the Company and Robosense, as described in the Proxy Statement, and agreed on the terms of a patent cross license and releases of liability. The parties also agreed to terminate all of the litigation matters related to Robosense described in the Proxy Statement upon the Company’s receipt of an initial settlement payment due under the agreement. The parties are now taking appropriate steps to dismiss the relevant litigation matters.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

In connection with the Closing, the shares of common stock and warrants began trading on Nasdaq under the symbols “VLDR” and “VLDRW,” respectively. Graf’s units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from the New York Stock Exchange (the “NYSE”) and Graf’s common stock and warrants were voluntarily withdrawn from listing on the NYSE. As of the Closing Date there were approximately 124 holders of record of common stock.

The Company has not paid any cash dividends on its common stock to date. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

Information about unregistered sales of the Company’s equity securities is set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Securities

A description of the common stock, preferred stock and warrants is included in the Proxy Statement in the section entitled “Description of Securities,” which is incorporated herein by reference.

Indemnification of Directors and Officers

The Amended and Restated Bylaws (as defined below) provide that the Company’s officers and directors will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Amended and Restated Certificate of Incorporation (as defined below) provides that the Company’s directors will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or hereafter may be amended. The Company intends to enter into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Amended and Restated Bylaws. The Amended and Restated Bylaws (as defined below) also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Company may purchase a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify its officers and directors.

The information set forth in the section entitled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of common stock in connection with the Business Combination is incorporated herein by reference. The common stock issued in connection with the Business Combination was not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

On September 29, 2020, in connection with the consummation of the Business Combination, the Company amended and restated its second amended and restated certificate of incorporation (as so amended and restated, the “Amended and Restated Certificate of Incorporation”) and its amended and restated bylaws (as so amended and restated, the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01.	Change in the Registrant’s Certifying Accountant.

(a)	Dismissal of independent registered public accounting firm

Effective upon the Closing, the Audit Committee of the Board approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm. The reports of Withum on the Company’s financial statements as of and for the two most recent fiscal years (ended December 31, 2019 and December 31, 2018) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the Company’s two most recent fiscal years (ended December 31, 2019 and December 31, 2018) and the subsequent interim period through September 29, 2020, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such years.

During the Company’s two most recent fiscal years (ended December 31, 2019 and December 31, 2018) and the subsequent interim period through September 29, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The Company provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated October 5, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Newly Engaged Independent Registered Public Accounting Firm

On September 29, 2020, the Audit Committee approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective immediately.

During the fiscal years ended December 31, 2019 and December 31, 2018 and through the subsequent interim periods through September 29, 2020, neither the Company, nor any party on behalf of the Company, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by KPMG that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant.

The information set forth above in the “Introductory Note” and Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Executive Officers,” “Director Independence,” “Committees of the Board of Directors” and “Executive Compensation” in Item 2.01 are incorporated herein by reference.

In addition, the Incentive Plan became effective upon the Closing. The material terms of the Incentive Plan are described in the Proxy Statement in the section entitled “Proposal No. 5—Approval of the Incentive Plan,” which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by Graf’s organizational documents, the Company ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section entitled “Proposal No. 1—Approval of the Business Combination” of the Proxy Statement, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The consolidated financial statements of Velodyne as of June 30, 2020, December 31, 2019, and December 31, 2018, and for the six months ended June 30, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2019, and the related notes thereto, are included in the Proxy Statement and incorporated herein by reference.

(b)	Pro Forma Financial Information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
4.1	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.3 to Graf Industrial Corp.’s Registration Statement on Form S-1/A (Registration No. 333-227396), filed with the SEC on October 9, 2018)
4.2	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.2 to Graf Industrial Corp.’s Registration Statement on Form S-1/A (Registration No. 333-227396), filed with the SEC on October 9, 2018)
4.3	Warrant Agreement, dated October 14, 2018, by and between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 to Graf Industrial Corp.’s Current Report on Form 8-K (File No. 001-38703), filed with the SEC on October 18, 2018)
10.1	Form of Indemnification Agreement
10.2	Velodyne Lidar, Inc. 2020 Equity Incentive Plan
10.3	Velodyne Lidar, Inc. 2020 Employee Stock Purchase Plan
10.4	Velodyne Lidar USA, Inc. 2007 Incentive Stock Plan
10.5	Velodyne Lidar USA, Inc. 2016 Stock Plan and forms agreement thereunder
10.6	Form of Equity Cancellation and Substitution Agreement for former Velodyne equity holders
10.7	Employment Agreement by and between Velodyne Lidar USA, Inc. and Drew Hamer, dated as of July 3, 2019
10.8	Employment Agreement by and between Velodyne Lidar USA, Inc. and Anand Gopalan, dated as of January 1, 2020
10.9	Letter Agreement, dated October 15, 2018, by and among the Company, certain former officers and directors and Graf Acquisition LLC (incorporated by reference to Exhibit 10.1 to Graf Industrial Corp.’s Current Report on Form 8-K (File No. 001-38703), filed with the SEC on October 18, 2018)
10.10	Registration Rights Agreement, dated October 15, 2018, by and between the Company, Graf Acquisition LLC and certain former directors of the Company (incorporated by reference to Exhibit 10.3 to Graf Industrial Corp.’s Current Report on Form 8-K (File No. 001-38703), filed with the SEC on October 18, 2018)

10.11	Form of Subscription Agreement by and between the Company and certain purchases, dated July 2, 2020 (incorporated by reference to Exhibit 10.3 to Graf Industrial Corp.’s Current Report on Form 8-K (File No. 001-38703), filed with the SEC on July 6, 2020)
10.12**	License and Supply Agreement by and between Velodyne Lidar USA, Inc. and Veoneer, Inc., dated January 7, 2019
10.13+	AIR Commercial Real Estate Association Standard Industrial/Commercial Single Tenant Lease by and between Velodyne Lidar USA, Inc. and Hellyer-DMHall Properties, LLC, dated January 9, 2017 and addendum thereto, dated January 10, 2017, as amended on February 28, 2017 and October 11, 2019
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated October 5, 2020.
99.1	Unaudited Pro Forma Condensed Financial Information of the Company at June 30, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

**	Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted portions of the exhibit upon request.

+	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

By:	/s/ Anand Gopalan
Name: Dr. Anand Gopalan
Title: Chief Executive Officer

Dated: October 5, 2020

Exhibit 3.1

Graf Industrial Corp.

Amended and Restated Certificate of Incorporation

Graf Industrial Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation is Graf Industrial Corp., which was the name under which the corporation was originally incorporated. The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was June 26, 2018.

2.	This Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the certificate of incorporation of the corporation, has been duly adopted by the corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and has been adopted by the requisite vote of the stockholders of the corporation in accordance with the General Corporation Law of the State of Delaware.

3.	The certificate of incorporation of the corporation is hereby amended and restated in its entirety to read as follows:

First: The name of the corporation is Velodyne Lidar, Inc. (hereinafter called the “Corporation”).

Second: The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, in the City of Dover Delaware 19901, County of Kent. The name of the registered agent of the Corporation in the State of Delaware at such address is Incorporating Services, Ltd.

Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

Fourth: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 2,275,000,000 shares, consisting of (i) 2,250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 25,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

A.	Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

1.	Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

2.	Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes, and each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (as amended from time to time, including the terms of any Preferred Stock Designation (as defined below), this “Certificate of Incorporation”) to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.

3.	Dividends. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

4.	Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A(4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

B.	Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a)	the designation of the series, which may be by distinguishing number, letter or title;

(b)	the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c)	the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)	the dates on which dividends, if any, shall be payable;

(e)	the redemption rights and price or prices, if any, for shares of the series;

(f)	the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g)	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)	whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i)	restrictions on the issuance of shares of the same series or any other class or series;

(j)	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(k)	any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

Fifth: This Article FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A.	General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

B.	Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time by resolution of the board of directors of the Corporation (the “Board”). No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

C.	Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective.

D.	Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

E.	Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

F.	Removal. Any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.

G.	Committees. Pursuant to the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

H.	Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

Sixth: Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

Seventh: To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. No repeal or modification of this Article SEVENTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Eighth: The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Ninth: Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws and may not be effected by written consent in lieu of a meeting.

Tenth: Special meetings of stockholders for any purpose or purposes may be called at any time by the majority of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Eleventh: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation; provided, however, that the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article FIFTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH, Article TWELFTH, Article THIRTEENTH, Article FOURTEENTH, Article FIFTEENTH and this sentence of this Certificate of Incorporation, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any provision (other than such article or section as renumbered, or this sentence), in each case, of this Certificate of Incorporation). Any amendment, repeal or modification of any of Article SEVENTH, Article EIGHTH, and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

Twelfth: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the Board. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.

Thirteenth:

A.	Forum Selection.

1.	Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.

2.	Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.

B.	Personal Jurisdiction. If any action the subject matter of which is within the scope of Section A(1) above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section A(1) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Fourteenth: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

Fifteenth:

A.	Opt Out of DGCL 203. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

B.	Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

1.	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

2.	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

3.	at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

C.	Definitions. For purposes of this Article FIFTEENTH, the term:

1.	“Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

2.	“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

3.	“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(a)	any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation: (i) with the interested stockholder; or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section B of Article FIFTEENTH is not applicable to the surviving entity;

(b)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(c)	any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) - (v) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(d)	any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(e)	any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a)-(d) above) provided by or through the Corporation or any direct or indirect majority- owned subsidiary.

4.	“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article FIFTEENTH, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

5.	“Founder” means David S. Hall and his respective successors, Affiliates and associates.

6.	“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that: (i) is the owner of 15% or more of the outstanding voting stock of the Corporation; or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include: (A) the Founder or his transferees; or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

7.	“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(a)	beneficially owns such stock, directly or indirectly; or

(b)	has: (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection (b) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

8.	“person” means any individual, corporation, partnership, unincorporated association or other entity.

9.	“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

10.	“voting stock” means stock of any class or series entitled to vote generally in the election of directors.

[Remainder of Page Intentionally Left Blank]

IN WI’INESS WHEREOF, the undersigned bas executed this Amended and Restated Certificate of Incorporation as of this 29 day of September, 2020.

By:	/s/ James Graf
Name:	James A. Graf
Title:	Chief Executive Officer

Exhibit 3.2

Velodyne Lidar, Inc.
Amended and Restated Bylaws

Table of Contents

Page

Article I Stockholders		1
1.1	Place of Meetings	1
1.2	Annual Meeting	1
1.3	Special Meetings	1
1.4	Notice of Meetings	1
1.5	Voting List	2
1.6	Quorum	2
1.7	Adjournments	2
1.8	Voting and Proxies	3
1.9	Action at Meeting	3
1.10	Nomination of Directors	3
1.11	Notice of Business at Annual Meetings	7
1.12	Conduct of Meetings	9
Article II Directors		11
2.1	General Powers	11
2.2	Number, Election and Qualification	11
2.3	Chairman of the Board; Vice Chairman of the Board	11
2.4	Classes of Directors	11
2.5	Terms of Office	11
2.6	Quorum	11
2.7	Action at Meeting	12
2.8	Removal	12
2.9	Vacancies	12
2.10	Resignation	12
2.11	Regular Meetings	12
2.12	Special Meetings	12
2.13	Notice of Special Meetings	12
2.14	Meetings by Conference Communications Equipment	13
2.15	Action by Consent	13
2.16	Committees	13
2.17	Compensation of Directors	13
Article III Officers		14
3.1	Titles	14
3.2	Appointment	14
3.3	Qualification	14
3.4	Tenure	14
3.5	Removal; Resignation	14
3.6	Vacancies	14
3.7	President; Chief Executive Officer	14
3.8	Chief Financial Officer	15

3.9	Vice Presidents	15
3.10	Secretary and Assistant Secretaries	15
3.11	Salaries	15
3.12	Delegation of Authority	15
3.13	Execution of Contracts	15
Article IV Capital Stock		16
4.1	Issuance of Stock	16
4.2	Stock Certificates; Uncertificated Shares	16
4.3	Transfers	17
4.4	Lost, Stolen or Destroyed Certificates	17
4.5	Record Date	17
4.6	Regulations	18
4.7	Dividends	18
Article V General Provisions		18
5.1	Fiscal Year	18
5.2	Corporate Seal	18
5.3	Waiver of Notice	18
5.4	Voting of Securities	18
5.5	Evidence of Authority	18
5.6	Certificate of Incorporation	19
5.7	Severability	19
5.8	Pronouns	19
5.9	Electronic Transmission	19
Article VI Amendments		19
Article VII Indemnification and Advancement		19
7.1	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation	19
7.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	20
7.3	Authorization of Indemnification	20
7.4	Good Faith Defined	20
7.5	Right of Claimant to Bring Suit	21
7.6	Expenses Payable in Advance	21
7.7	Nonexclusivity of Indemnification and Advancement of Expenses	21
7.8	Insurance	22
7.9	Certain Definitions	22
7.10	Survival of Indemnification and Advancement of Expenses	22
7.11	Limitation on Indemnification	22
7.12	Contract Rights	23

Article I
Stockholders

1.1              Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors (the “Board”) of Velodyne Lidar, Inc. (the “Corporation”), the Chairman of the Board, the Chief Executive Officer or the President or, if not so designated, at the principal executive office of the Corporation. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

1.2              Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board, the Chairman of the Board, the Chief Executive Officer or the President (which date shall not be a legal holiday in the place, if any, where the meeting is to be held). The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders, before or after the notice for such meeting has been sent to the stockholders.

1.3              Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by a resolution adopted by the majority of the Board, the Chairman of the Board or the Chief Executive Officer, and may not be called by any other person or persons. The Board acting pursuant to a resolution may postpone, reschedule or cancel any previously scheduled special meeting of stockholders, before or after the notice for such meeting has been sent to the stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4              Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

1.5              Voting List. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6              Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

1.7              Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or by the stockholders present or represented at the meeting and entitled to vote thereon, although less than a quorum. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8              Voting and Proxies. Each stockholder shall have such number of votes, if any, for each share of stock entitled to vote and held of record by such stockholder as may be fixed in the Certificate of Incorporation and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by applicable law. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9              Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of a majority of the votes cast (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the affirmative vote of a majority of the votes cast by shares of such class or series), except when a different vote is required by applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws. For the avoidance of doubt, neither abstentions nor broker non-votes will be counted as votes cast for or against such matter. Other than directors who may be elected by the holders of shares of any series of Preferred Stock or pursuant to any resolution or resolutions providing for the issuance of such stock adopted by the Board, each director shall be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Voting at meetings of stockholders need not be by written ballot.

1.10          Nomination of Directors.

(a)               Except for (1) any directors entitled to be elected by the holders of Preferred Stock, (2) any directors elected in accordance with Section 2.9 hereof by the Board to fill a vacancy or newly-created directorship or (3) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election or re-election as directors. Nomination for election to the Board at a meeting of stockholders may be made (i) by or at the direction of the Board (or any committee thereof) or (ii) by any stockholder of the Corporation who (x) timely complies with the notice procedures in Section 1.10(b), (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting.

(b)               To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s annual meeting of stockholders in the year of the closing of the business combination contemplated by that certain Agreement and Plan of Merger, dated as of July 2, 2020, by and between Graf Industrial Corp., VL Merger Sub Inc. and Velodyne Lidar, Inc. (the “Business Combination”), be deemed to have occurred on May 15 of such year); provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that the majority of the Board, the Chairman of the Board or the Chief Executive Officer has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Board, the Chairman of the Board or the Chief Executive Officer, as the case may be, has determined will be filled at such special meeting, not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such proposed nominee, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such proposed nominee with respect to shares of stock of the Corporation, and (6) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, and any Stockholder Associated Person (as defined below), (2) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder, such beneficial owner and any Stockholder Associated Person, (3) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person with respect to shares of stock of the Corporation, (5) any other information relating to such stockholder, such beneficial owner and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (7) a representation whether such stockholder, such beneficial owner and/or such Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder, such beneficial owner or such Stockholder Associated Person to be sufficient to elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination. Such information provided and statements made as required by clauses (A) and (B) above or otherwise by this Section 1.10 are hereinafter referred to as a “Nominee Solicitation Statement.” Not later than ten (10) days after the record date for determining stockholders entitled to notice of the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(5) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected and a written statement executed by the proposed nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines. A stockholder shall not have complied with this Section 1.10(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.10. For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c)               Without exception, no person shall be eligible for election or re-election as a director of the Corporation at a meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 1.10. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.10 (including the previous sentence of this Section 1.10(c)), and if the chairman should determine that a nomination was not made in accordance with the provisions of this Section 1.10, the chairman shall so declare to the meeting and such nomination shall not be brought before the meeting.

(d)               Except as otherwise required by law, nothing in this Section 1.10 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any nominee for director submitted by a stockholder.

(e)               Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the Corporation. For purposes of this Section 1.10, to be considered a “qualified representative of the stockholder”, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(f)                For purposes of this Section 1.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)               Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.10; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 1.10 (including paragraph (a)(ii) hereof), and compliance with paragraph (a)(ii) of this Section 1.10 shall be the exclusive means for a stockholder to make nominations. Nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

1.11          Notice of Business at Annual Meetings.

(a)               At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board (or any committee thereof), or (3) properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the Corporation, the procedures in Section 1.10 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Section 1.11(b), (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.

(b)               To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; (which date shall, for purposes of the Corporation’s annual meeting of stockholders in the year of the closing of the Business Combination, be deemed to have occurred on May 15 of such year); provided, however, that in the event that the date of the annual meeting in any other year is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the annual meeting, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner and of any Stockholder Associated Person, (2) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder, such beneficial owner and any Stockholder Associated Person, (3) a description of any material interest of such stockholder, such beneficial owner or any Stockholder Associated Person and the respective affiliates and associates of, or others acting in concert with, such stockholder, such beneficial owner or any Stockholder Associated Person in such business, (4) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person with respect to shares of stock of the Corporation, (6) any other information relating to such stockholder, such beneficial owner and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (8) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal. Such information provided and statements made as required by clauses (A) and (B) above or otherwise by this Section 1.11 are hereinafter referred to as a “Business Solicitation Statement.” Not later than ten (10) days after the record date for determining stockholders entitled to notice of the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.11;. A stockholder shall not have complied with this Section 1.11(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.11.

(c)               Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.11. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of any annual meeting shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.11 (including the previous sentence of this Section 1.11(c)), and if the chairman should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.11, the chairman shall so declare to the meeting and such business shall not be brought before the annual meeting.

(d)               Except as otherwise required by law, nothing in this Section 1.11 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any proposal submitted by a stockholder.

(e)               Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation.

(f)                For purposes of this Section 1.11, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.10.

(g)               Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.11; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 1.11 (including paragraph (a)(3) hereof), and compliance with paragraph (a)(3) of this Section 1.11 shall be the exclusive means for a stockholder to submit business. Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

1.12          Conduct of Meetings.

(a)               Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)               The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c)               The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d)               In advance of any meeting of stockholders, the Board, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

Article II
Directors

2.1              General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2              Number, Election and Qualification. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time by the Board. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.

2.3              Chairman of the Board; Vice Chairman of the Board. The Board may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board and, if the Chairman of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the Board, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board.

2.4              Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board shall be and is divided into three classes, designated: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

2.5              Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, and except as set forth in the Certificate of Incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

2.6              Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

2.7              Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation or these Bylaws.

2.8              Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only as expressly provided in the Certificate of Incorporation.

2.9              Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

2.10          Resignation. Any director may resign only by delivering a resignation in writing or by electronic transmission to the Chairman of the Board or the Chief Executive Officer. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

2.11          Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.12          Special Meetings. Special meetings of the Board may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.

2.13          Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director by the Chairman of the Board, the Chief Executive Officer, the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

2.14          Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.15          Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.16          Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.17          Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

Article III
Officers

3.1              Titles. The “Executive Officers” of the Corporation shall be such persons as are designated as such by the Board and shall include, but not be limited to, a Chief Executive Officer, a President and a Chief Financial Officer. Additional Executive Officers may be appointed by the Board from time to time. In addition to the Executive Officers of the Corporation described above, there may also be such “Non-Executive Officers” of the Corporation as may be designated and appointed from time to time by the Board or the Chief Executive Officer of the Corporation in accordance with the provisions of Section 3.2 of these Bylaws. In addition, the Secretary and Assistant Secretaries of the Corporation may be appointed by the Board from time to time.

3.2              Appointment. The Executive Officers of the Corporation shall be chosen by the Board, subject to the rights, if any, of an Executive Officer under any contract of employment. Non-Executive Officers of the Corporation shall be chosen by the Board or the Chief Executive Officer of the Corporation. The Board may also delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties.

3.3              Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4              Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal.

3.5              Removal; Resignation. Subject to the rights, if any, of an Executive Officer under any contract of employment, any Executive Officer may be removed, either with or without cause, at any time by the Board at any regular or special meeting of the Board. Any Non-Executive Officer may be removed, either with or without cause, at any time by the Chief Executive Officer of the Corporation or by the Executive Officer to whom such Non-Executive Officer reports. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Chief Executive Officer. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

3.6              Vacancies. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled, for such period as it may determine, any offices.

3.7              President; Chief Executive Officer. Unless the Board has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President shall perform such other duties and shall have such other powers as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe.

3.8              Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

3.9              Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board or the Chief Executive Officer may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title.

3.10          Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11          Salaries. Executive Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board or a committee thereof.

3.12          Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

3.13          Execution of Contracts. Each Executive Officer and Non-Executive Officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances or any other document or instrument which (i) is authorized by the Board or (ii) is executed in accordance with policies adopted by the Board from time to time, except in each case where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the Board to some other officer or agent of the Corporation.

Article IV
Capital Stock

4.1              Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine.

4.2              Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3              Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.4              Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board may require for the protection of the Corporation or any transfer agent or registrar.

4.5              Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

4.6              Regulations. The issue and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board may establish.

4.7              Dividends. Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

Article V
General Provisions

5.1              Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2              Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

5.3              Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4              Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President or the Chief Financial Officer may waive notice, vote, consent, or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) with respect to, the securities of any other entity which may be held by this Corporation.

5.5              Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6              Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.

5.7              Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.8              Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.9              Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Article VI
Amendments

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board or by the stockholders as expressly provided in the Certificate of Incorporation.

Article VII
Indemnification and Advancement

7.1              Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall indemnify , to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

7.2              Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall indemnify, to the fullest extent permitted by Delaware law as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3              Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officer, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 7.1 or Section 7.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

7.4              Good Faith Defined. For purposes of any determination under Section 7.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 7.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 7.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 7.1 or 7.2, as the case may be.

7.5              Right of Claimant to Bring Suit. Notwithstanding any contrary determination in the specific case under Section 7.3, and notwithstanding the absence of any determination thereunder, if a claim under Sections 7.1 or 7.2 of the Article VII is not paid in full by the Corporation within (i) ninety (90) days after a written claim for indemnification has been received by the Corporation, or (ii) thirty (30) days after a written claim for an advancement of expenses has been received by the Corporation, the claimant may at any time thereafter (but not before) bring suit against the Corporation in the Court of Chancery in the State of Delaware to recover the unpaid amount of the claim, together with interest thereon, or to obtain advancement of expenses, as applicable. It shall be a defense to any such action brought to enforce a right to indemnification (but not in an action brought to enforce a right to an advancement of expenses) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 7.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct. If successful, in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith, to the fullest extent permitted by applicable law.

7.6              Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid, to the fullest extent permitted by Delaware law as the same exists or may hereafter be amended, by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII.

7.7              Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to Section 7.11, indemnification of the persons specified in Sections 7.1 and 7.2 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 7.1 or 7.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

7.8              Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

7.9              Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10          Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11          Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.5), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action, suit or proceeding (or part thereof):

(a)               for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)               for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)               for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)               initiated by such person, including any action, suit or proceeding (or part thereof) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the action, suit or proceeding (or relevant part thereof) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 7.5 or (iv) otherwise required by applicable law; or

(e)               if prohibited by applicable law.

7.12          Contract Rights. The obligations of the Corporation under this Article VII to indemnify, and advance expenses to, a person who is or was a director or officer of the Corporation shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VII shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Exhibit 10.1

Indemnification Agreement

This Indemnification Agreement (“Agreement”) is made as of ________ __, 20__ by and between Velodyne Lidar, Inc., a Delaware corporation (the “Company”), and ______________ (“Indemnitee”). This Agreement supersedes and replaces any and all previous agreements between the Company and Indemnitee covering the subject matter of this Agreement.

Recitals

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly-held corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Bylaws, as amended, of the Company (the “Bylaws”) and the Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Bylaws, Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

Velodyne Lidar, Inc.

Indemnification Agreement

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws, Certificate of Incorporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.              Services to the Company. Indemnitee agrees to serve, as applicable, as a director, officer, employee or agent of the Company or, at the request of the Company, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries or any Enterprise), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Certificate of Incorporation, the Company’s Bylaws, and the DGCL. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve, as applicable, as an officer, director, agent or employee of the Company or, at the request of the Company, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, as provided in Section 16 hereof.

Section 2.              Definitions. As used in this Agreement:

(a)           References to “agent” shall mean any person who is or was a director, officer, or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

Velodyne Lidar, Inc. Indemnification Agreement	2

(b)          A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i.              Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors; provided, however, that the foregoing shall not include any Person having such status immediately after the closing of the business combination by among Graf Industrial Corp., VL Merger Sub Inc. and Velodyne Lidar, Inc. (the “Business Combination”) unless after the Business Combination such Person is or becomes the Beneficial Owner, directly or indirectly, of additional securities of the Company representing in the aggregate an additional five percent (5%) or more of the combined voting power of the Company’s then outstanding securities;

ii.             Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii.            Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv.           Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v.            Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 2(b), the following terms shall have the following meanings:

Velodyne Lidar, Inc. Indemnification Agreement	3

(A)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(B)       “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(C)       “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c)          “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or any subsidiary of the Company or of any other corporation, limited liability company, partnership or joint venture, trust or other enterprise which such person is or was serving at the request of the Company.

(d)          “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)          “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, employee, agent or fiduciary.

(f)           “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 14(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

Velodyne Lidar, Inc. Indemnification Agreement	4

(g)           “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h)           The term “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(i)            Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, including as a deemed fiduciary thereto; and a person who acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 3.              Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor, by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, vote of its stockholders or disinterested directors or applicable law.

Velodyne Lidar, Inc. Indemnification Agreement	5

Section 4.             Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor, by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (as hereinafter defined) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5.             Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.              Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Velodyne Lidar, Inc. Indemnification Agreement	6

Section 7.             Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.             Additional Indemnification.

(a)          Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status.

(b)          For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

i.              to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and

ii.             to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 9.             Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any claim involving Indemnitee:

(a)          for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)          for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

Velodyne Lidar, Inc. Indemnification Agreement	7

(c)           except as provided in Section 14(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 10.            Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary (other than Section 14(d)), the Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or any Proceeding initiated by Indemnitee with the prior approval of the Board as provided in Section 9(c), and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 14(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

Section 11.           Procedure for Notification and Defense of Claim.

(a)           Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

Velodyne Lidar, Inc. Indemnification Agreement	8

(b)          The Company will be entitled to participate in the Proceeding at its own expense.

Section 12.           Procedure Upon Application for Indemnification.

(a)          Upon written request by Indemnitee for indemnification pursuant to Section 11(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(b)           In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Velodyne Lidar, Inc. Indemnification Agreement	9

Section 13.            Presumptions and Effect of Certain Proceedings.

(a)           In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           Subject to Section 14(e), if the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 13(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 12(a) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) of this Agreement.

Velodyne Lidar, Inc. Indemnification Agreement	10

(c)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)           For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Enterprise. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)           The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 14.           Remedies of Indemnitee.

(a)           Subject to Section 14(e), in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 or the second to last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

Velodyne Lidar, Inc. Indemnification Agreement	11

(b)           In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)           If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

Velodyne Lidar, Inc. Indemnification Agreement	12

(e)           Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 15.            Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)           The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws, Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. In the event of a Change in Control, or the Company becoming insolvent (including being placed into receivership or entering the federal bankruptcy process and the like), the Company shall maintain in force any and all insurance policies then maintained by the Company in respect of Indemnitee (including directors’ and officers’ liability, fiduciary, employment practices or otherwise), for a period of six years thereafter (“Tail Policy”). The Tail Policy shall be placed by the broker of the Company’s choice with incumbent insurance carriers using the policies that were in place at the time of the Change in Control (unless the incumbent carriers do not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

Velodyne Lidar, Inc. Indemnification Agreement	13

(c)           In the event of any payment made by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)           The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)           The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust or other enterprise.

Section 16.            Duration of Agreement; Successors.

(a)           This Agreement shall continue until and terminate upon the later of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or, at the request of the Company, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or (ii) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto. For the avoidance of doubt, this Agreement shall provide for rights of indemnification and advancement of Expenses as set forth herein for any event or occurrence related to Indemnitee’s service for the Company, regardless of whether such events or occurrences occurred before or after the date of this Agreement.

(b)           The indemnification and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Velodyne Lidar, Inc. Indemnification Agreement	14

Section 17.           Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18.            Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

(b)           This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 19.            Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 20.            Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 21.            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

Velodyne Lidar, Inc. Indemnification Agreement	15

(a)           If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)           If to the Company to:

Velodyne Lidar, Inc.
5521 Hellyer Avenue
San Jose, California 95138
Attention:
General Counsel

or to any other address as may have been furnished to Indemnitee by the Company, with a copy, which shall not constitute notice, to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
550 Allerton Street

Redwood City, California, 94063

Attention:
Trevor S. Knapp, Esq.
Jeffrey R. Vetter, Esq.

Section 22.           Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 23.           Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably Incorporating Services, Ltd., 2500 South Dupont Highway, Dover, Delaware 19901, as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Velodyne Lidar, Inc. Indemnification Agreement	16

Section 24.           Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25.           Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

Velodyne Lidar, Inc.	INDEMNITEE

By:
Name:	Name:
Office:	Address:

Velodyne Lidar, Inc. Indemnification Agreement	17

Exhibit 10.2

Velodyne Lidar, Inc.

2020 Equity Incentive Plan

(as Adopted on September 13, 2020 and Effective September 29, 2020)

(Approved by the Stockholders on September 29, 2020)

Velodyne Lidar, Inc.
2020 Equity Incentive Plan

ARTICLE 1. INTRODUCTION.

The Board adopted the Plan to become effective immediately, although no Awards may be granted prior to the Business Combination Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may beISOs or NSOs), SARs, Restricted Sharesand Restricted Stock Units, any of which may be structured as performance-based awards. Capitalized terms used in this Plan are defined in Article 14.

ARTICLE 2. ADMINISTRATION.

2.1              General. The Plan may be administered by the Board or one or more Committees to which the Board (or an authorized Board committee) has delegated authority. If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to either the Board or the Administrator shall hereafter also encompass the Committee or subcommittee, as applicable). The Board may abolish the Committee’s delegation at any time and the Board shall at all times also retain the authority it has delegated to the Committee. The Administrator shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Common Shares are traded, and shall have the authority and be responsible for such functions as have been assigned to it.

2.2              Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3              Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and Awards granted under the Plan, (d) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (e) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (f) make all other decisions relating to the operation of the Plan and Awards granted under the Plan. In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States, the Administrator may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so.

2.4              Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

2.5             Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1              Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 10,309,402 Common Shares, plus (b) up to 17,424,486 Common Shares, which is the approximate number of shares as of the Business Combination Date that will be subject to outstanding awards or that were issued under a Predecessor Plan and that will be cancelled thereunder and granted or issued hereunder on the Business Combination Date, and (c) the additional Common Shares described in Articles 3.2 and 3.3; provided, however, that no more than 27,733,888 Common Shares shall be added to the Plan pursuant to clauses (a) and (b). The number of Common Shares that are subject to Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2              Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2021 and ending on (and including) January 1, 2030, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) 5% of the total number of Common Shares actually issued and outstanding on the last day of the preceding fiscal year, (b) 10,000,000 Common Shares (subject to adjustment pursuant to Article 9.1 below), or (c) a number of Common Shares determined by the Board. Notwithstanding the foregoing, the Board retains the right in its sole discretion to forego an increase for any fiscal year following an annual review by the Board of the share reserve of the Plan.

3.3              Shares Returned to Reserve. To the extent that Options, SARs, Restricted Stock Units or other Awards are forfeited, cancelled or expire for any reason before being exercised or settled in full, the Common Shares subject to such Awards shall again become available for issuance under the Plan. If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under Article 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision(including pursuant to Article 11.5), repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

2

3.4           Awards Not Reducing Share Reserve. To the extent permitted under applicable stock exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5           Code Section 422 and Other Limits. Subject to adjustment in accordance with Article 9:

(a)               The grant date fair value of Awards granted to an Outside Director during any one fiscal year of the Company, together with the value of any cash compensation paid to the Outside Director apart from this Plan during such fiscal year, may not exceed $750,000 (on a per-Director basis); provided however that the limitation that will apply in the fiscal year in which the Outside Director is initially appointed or elected to the Board shall instead be $1,000,000. For purposes of this limitation, grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes.. For the sake of clarity, Awards granted to an individual while he or she was an Employee or Consultant, but not an Outside Director, shall not count towards this limitation.

(b)               The maximum number of shares that may be issued under the Plan upon the exercise of ISOs shall equal the share number stated in the proviso of the second sentence of Article 3.1 (subject to adjustment pursuant to Article 9).

ARTICLE 4. ELIGIBILITY.

4.1           Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2           Other Awards. Awards other than ISOs may be granted to both Employees and other Service Providers.

3

ARTICLE 5. OPTIONS.

5.1           Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2           Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3           Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4           Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination of such conditions. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

5.5           Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6           Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

5.7           Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

4

5.8           Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)               Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b)               By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)               Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d)               Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6. STOCK APPRECIATION RIGHTS.

6.1              SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2              Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3              Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4              Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

5

6.5              Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6              Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7              Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair his or her rights or obligations under such SAR.

ARTICLE 7. RESTRICTED SHARES.

7.1              Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2              Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3              Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.

6

7.4              Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

7.5              Modification or Assumption of Restricted Shares. Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, materially impair his or her rights or obligations under such Restricted Shares.

ARTICLE 8. RESTRICTED STOCK UNITS.

8.1              Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

8.2              Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

8.3              Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4              Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, Restricted Stock Unitsawarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

7

8.5              Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days. Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.

8.6              Death of Recipient. Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Restricted Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7              Modification or Assumption of Restricted Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Restricted Stock Unit.

8.8              Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1              Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall be made tothe following:

(a)               The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1 and 3.2;

(b)               The number and kind of shares covered by each outstanding Option, SAR and Restricted Stock Unit; and/or

8

(c)               The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. For the sake of clarity, a stock split, if any, conducted in connection with an initial public offering of the Company’s common stock shall trigger an adjustment under this paragraph.

9.2              Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3              Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a)               The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(b)               The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(c)               The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d)               In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise his or her outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionee a reasonable opportunity to exercise such Option or SAR. Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;

9

(e)               The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess,if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that an Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(f)                The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Unless an Award Agreement provides otherwise, each outstanding Award held by a Participant who remains a Service Provider as of the effective time of a merger, consolidation or Change in Control (other than one described in Article 14.6(d)) (a “Current Participant”) shall become fully vested and, if applicable, exercisable immediately prior to the effective time of the transaction. However, the prior sentence shall not apply, and an outstanding Award shall not become vested and, if applicable, exercisable, if and to the extent the Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above. In addition, the prior two sentences shall not apply to an Award held by a Participant who is not a Current Participant, unless an Award Agreement provides otherwise or unless the Company and the acquirer agree otherwise.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s service following a transaction.

Any action taken under this Article 9.3 shall either preserve a Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

10

ARTICLE 10. OTHER AWARDS.

Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of Awards not specifically described herein and may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11. LIMITATION ON RIGHTS.

11.1          Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2          Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3          Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4          Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative

11

11.5          Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.

11.6          Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12. TAXES.

12.1          General. It is a condition to eachAward under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unlesssuch obligations are satisfied.

12.2          Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3          Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12

12.4          Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13. FUTURE OF THE PLAN.

13.1          Term of the Plan. The Plan, as set forth herein, shall become effective on date of its adoption by the Board, subject to approval of the Company’s stockholders under Article 13.3 below. The Plan shall terminate automatically 10 years after the date when the Board adopted the Plan.

13.2          Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3          Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 14. DEFINITIONS.

14.1          “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2          “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3          “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share award, a Restricted Stock Unit award or another form of equity-based compensation award.

14.4          “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Restricted Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5          “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.

14.6          “Business Combination Date” means the date of the closing of the merger, as contemplated by that agreement and plan of merger, dated as of July 2, 2020, by and among Graf Industrial Corp., a Delaware corporation, VL Merger Sub Inc., a Delaware corporation, and Velodyne LiDAR, Inc., a Delaware corporation.

13

14.7          “Change in Control” means:

(a)               Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b)               The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)               The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)               Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.8          “Code” means the Internal Revenue Code of 1986, as amended.

14.9          “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.10      “Common Share” means one share of the Company’s common stock.

14.11      “Company” means Velodyne LiDAR, Inc., a Delaware corporation.

14.12      “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14

14.13      “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.14      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.15      “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.16      “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

14.17      “ISO” means an incentive stock option described in Code Section 422(b).

14.18      “NSO” means a stock option not described in Code Sections 422 or 423.

14.19      “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.20      “Optionee” means an individual or estate holding an Option or SAR.

14.21      “Outside Director” means a member of the Board who is not an Employee.

14.22      “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.23      “Participant” means an individual or estate holding an Award.

14.24      “Plan” means this Velodyne LiDAR, Inc. 2020 Equity Incentive Plan, as amended from time to time.

14.25      “Predecessor Plan” means the Company’s 2016 Stock Plan or the Company’s 2007 Incentive Stock Plan.

14.26      “Restricted Share” means a Common Share awarded under the Plan.

15

14.27      “Restricted Stock Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.28      “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.29      “Restricted Stock Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

14.30      “SAR” means a stock appreciation right granted under the Plan.

14.31      “SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.32      “Securities Act” means the Securities Act of 1933, as amended.

14.33      “Service Provider” means any individual who is an Employee, Outside Director or Consultant, including any prospective Employee, Outside Director or Consultant who have accepted offers of employment or service and would be an Employee, Outside Director or Consultant after the commencement of their service.

14.34      “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.35      “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.36      “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by the applicable exchange listing requirements.

16

Exhibit 10.3

Velodyne Lidar, Inc.

2020 Employee Stock Purchase Plan

(As Adopted Effective on September 29, 2020)

Velodyne Lidar, Inc.

2020 Employee Stock Purchase Plan

SECTION 1. PURPOSE OF THE PLAN.

The Board adopted the Plan on September 13, 2020 and it became effective upon its approval by the Company’s stockholders on September 29, 2020. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions or other approved contributions.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a)           General. The Plan may be administered by the Board or one or more Committees. Each Committee shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Stock is traded, and shall have the authority and be responsible for such functions as have been assigned to it.

(b)           Powers of the Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Administrator may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.

(c)           Effects of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

(d)           Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice of law provisions).

SECTION 3. STOCK OFFERED UNDER THE PLAN.

(a)           Authorized Shares. The number of shares of Stock available for purchase under the Plan shall be 3,492,097 shares of the Company’s Stock (subject to adjustment pursuant to Subsection (c) below), plus the additional shares described in Subsection (b) below. Shares of Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

(b)           Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2021 and ending on (and including) January 1, 2040, the aggregate number of shares of Stock that may be issued under the Plan shall automatically increase by a number equal to the least of (i) one percent (1%) of the total number of shares of Stock actually issued and outstanding on the last day of the preceding fiscal year, (ii) 2,500,000 shares of Stock (subject to adjustment pursuant to Subsection (c) below), or (iii) a number of shares of Stock determined by the Board.

(c)           Anti-Dilution Adjustments. In the event that any dividend or other distribution (whether in the form of cash, stock or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Stock or other securities of the Company, or other similar change in the corporate structure of the Company affecting the Stock and effected without receipt or payment of consideration by the Company occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, there will be a proportionate adjustment of the number and class of Stock that may be delivered under the Plan, the Purchase Price per share and the number and class of Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 3(a), 3(b)(ii) and 9(c).

(d)           Reorganizations. In the event of a Corporate Reorganization, the outstanding rights to purchase Stock under any Offering Period then in progress may be continued, assumed or substituted by the surviving entity or its parent. If such acquirer refuses to continue, assume or substitute for any such rights, then a new Purchase Date for such Offering Period(s) will be set prior to the effective time of the Corporate Reorganization, the Participants’ accumulated contributions will be applied to purchase Stock on such date, and any such Offering Periods shall terminate immediately after such purchase. In the event a new Purchase Date is set under this Section 3(d), Participants will be given notice of the new Purchase Date. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4. ENROLLMENT AND PARTICIPATION.

(a)           Offering Periods and Purchase Periods.

(i)                  Base Offering Periods. The Committee may establish Offering Periods of such frequency and duration as it may deem appropriate (the “Base Offering Periods”); provided that a Base Offering Period shall in no event be longer than 27 months (or such other period as may be imposed under applicable tax law). The Base Offering Periods are intended to qualify under Code Section 423. Unless changed by the Committee, the Plan shall operate such that two Base Offering Periods, each of twelve months’ duration and each including two six-month Purchase Periods, may operate simultaneously commencing at such time and under such conditions as the Committee may determine.

(ii)                 Additional Offering Periods. At the discretion of the Administrator, additional Offering Periods (the “Additional Offering Periods”) may be conducted under the Plan including, if necessary or advisable in the sole discretion of the Administrator, under a separate sub-plan or sub-plans, permitting grants to Eligible Employees of certain Participating Companies (each, a “Sub-Plan”). Such Additional Offering Periods may be designed to achieve desired tax objectives in particular locations outside the United States or to comply with local laws applicable to offerings in such foreign jurisdictions and will not be intended to qualify under Code Section 423. Additional Offering Periods may run concurrent to the Base Offering Periods. Alternatively, the Administrator may determine a different commencement and duration of an Additional Offering Period, and Additional Offering Periods may be consecutive or overlapping. The other terms and conditions of each Additional Offering Period shall be those set forth in this Plan document or in terms and conditions approved by the Administrator with respect to such Additional Offering Period (whether or not set forth in a written Sub-Plan), with such changes or additional features as the Administrator determines. Each Additional Offering Period (whether or not set forth in a written Sub-Plan) shall be considered a separate plan from the Plan (the “Statutory Plan”). The total number of Shares authorized to be issued under the Plan as provided in Section 3 above applies in the aggregate to the Statutory Plan and any Additional Offering Period. Unless otherwise superseded by the terms and conditions approved by the Administrator with respect to an Additional Offering Period, the provisions of this Plan document shall govern the operation of any offering conducted hereunder.

(iii)                Separate Offerings. Each Base Offering Period and each Additional Offering Period conducted under the Plan is intended to constitute a separate “offering” for purposes of Code Section 423.

(iv)                Equal Rights and Privileges. To the extent an Offering Period is intended to qualify under Code Section 423, all participants in such Offering Period shall have the same rights and privileges with respect to their participation in such Offering Period in accordance with Code Section 423 and the regulations thereunder except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5).

(b)           Enrollment. In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period, he or she may elect to become a Participant on such day by filing the prescribed enrollment form with the Company. The enrollment form shall be filed in the prescribed manner during the applicable Enrollment Period for such Offering Period. The Committee may establish other procedures for enrollment by Eligible Employees.

(c)           Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i)  Reaches the end of the Offering Period or Purchase Period, as applicable, in which his or her employee contributions were discontinued under Section 5(c) or 9(b);

(ii)                 Is deemed to withdraw from the Plan under Subsection (b) above;

(iii)                Withdraws from the Plan under Section 6(a); or

(iv)                Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation as described therein. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.

(d)           Applicable Offering Period. For purposes of calculating the Purchase Price under Section 8(b), the applicable Offering Period shall be determined as follows:

(i)                  Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above, or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or (iii) below.

(ii)                 Any other provision of the Plan notwithstanding, the Administrator (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

(iii)                When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5. EMPLOYEE CONTRIBUTIONS.

(a)           Commencement of Payroll Deductions. A Participant may purchase shares of Stock under the Plan by means of payroll deductions or (if so approved by the Administrator with respect to all Participants in an Offering Period) other approved contributions in form and substance satisfactory to the Administrator. Payroll deductions or other approved contributions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form by the end of the Enrollment Period. In jurisdictions where payroll deductions are not permitted under local law, Participants may purchase shares of Stock by making contributions in the form that is acceptable and approved by the Administrator.

(b)           Amount of Payroll Deductions. An Eligible Employee shall designate on the prescribed enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c)           Reducing Withholding Rate or Discontinuing Payroll Deductions. If a Participant wishes to reduce his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company in the manner prescribed by the Administrator. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate may be 0% or any whole percentage of the Participant’s Compensation, but not more than his or her old withholding rate. No Participant shall make more than one election under this Subsection (c) during any Purchase Period. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).)

(d)           Increasing Withholding Rate. If a Participant wishes to increase his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company during the applicable Enrollment Period. The new withholding rate may be effective on the first day of the next-upcoming Offering Period in which the Participant participates. The new withholding rate may be any whole percentage of the Participant’s Compensation, but not less than 1% nor more than 15%. An increase in a Participant’s rate of payroll withholding may not take effect during an ongoing Offering Period.

SECTION 6. WITHDRAWAL FROM THE PLAN.

(a)           Withdrawal. A Participant may elect to withdraw from the Offering Period in which he or she is participating by filing the prescribed form with the Company in the prescribed manner at least fifteen (15) calendar days prior to a Purchase Date (or such other period as is specified by the Administrator). As soon as reasonably practicable thereafter, payroll deductions or other approved contributions shall cease and the entire amount credited to the Participant’s Plan Account with respect to such Offering Period shall be refunded to him or her in cash, without interest (except as otherwise required by the laws of the local jurisdiction). No partial withdrawals from an Offering Period shall be permitted.

(b)           Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b) during an Enrollment Period. Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7. CHANGE IN EMPLOYMENT STATUS.

(a)           Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).

(b)           Transfers of Employment. If a Participant transfers employment from a Participating Company that is participating in a Base Offering Period to a Participating Company that is participating in an Additional Offering Period, he or she will immediately cease to participate in the Base Offering Period, as applicable; however, such Participant’s Plan Account will be transferred to the Additional Offering Period, and such Participant will immediately join such Additional Offering Period on the terms and conditions applicable to such Additional Offering Period, except for any modifications required by applicable law. If a Participant transfers employment from a Participating Company that is participating in an Additional Offering Period to a Participating Company that is participating in the Base Offering Period, he or she will continue to participate in the Additional Offering Period until the earlier of (i) the end of such Additional Offering Period, or (ii) the commencement of the first Base Offering Period in which he or she is eligible. If a Participant transfers employment from a Participating Company to a Related Corporation that is not a Participating Company, he or she shall be deemed to have withdrawn from the Plan pursuant to Section 6(a).

(c)           Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate on the first day following three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(d)           Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid in cash, without interest (unless otherwise required by the laws of the local jurisdiction), to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company in the prescribed manner before the Participant’s death.

SECTION 8. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)           Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Unless otherwise required by the laws of the local jurisdiction, (i) amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes, and (ii) no interest shall be credited to Plan Accounts.

(b)           Purchase Price. The Purchase Price for each share of Stock purchased on a Purchase Date shall be the lower of:

(i)        85% of the Fair Market Value of such share on the first trading day of such Offering Period; or

(ii)       85% of the Fair Market Value of such share on the Purchase Date.

(c)           Number of Shares Purchased. On each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Offering Period in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing number of shares of Stock that may be purchased by a Participant are subject to the limitations set forth in Subsection (d) below and in Section 9. The Administrator may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d)           Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase with respect to a particular Purchase Period exceeds (i) the number of shares of Stock that were available under Section 3 above for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares that were available under Section 3 above for sale under the Plan on the applicable Purchase Date, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase. The Company may make a pro rata allocation of the shares available on the first day of an applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such date. In the event of a pro-rata allocation under this Section (d), the Administrator may determine in its discretion to continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 14.

(e)           Issuance of Stock. The shares of Stock purchased by a Participant under the Plan will be registered in the name of such Participant. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. (The two preceding sentences shall apply whether or not the Participant is required to pay income tax in the United States.)

(f)            Tax Withholding. To the extent required by applicable U.S. or non-U.S. federal, state or local law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations, if any, are satisfied.

(g)           Unused Cash Balances. Subject to the final sentence of Section 8(c), an amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be refunded in cash, without interest (except as otherwise required by the laws of the local jurisdiction), to the Participant promptly following a Purchase Date. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsections (c) or (d) above or Section 9(b) shall be refunded to the Participant in cash, without interest (except as otherwise required by the laws of the local jurisdiction).

(h)           Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9. PLAN LIMITATIONS.

(a)           Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if, immediately after such right is granted, such Participant would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Related Corporation, applying the stock attribution rules of Code Section 424(d), and including any stock in which the Participant may purchase under outstanding options as stock owned by such Participant.

(b)           Dollar Limit. As specified by Code Section 423(b)(8), no Participant shall be entitled to accrue rights to purchase Stock pursuant to any such rights outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Stock accrued under any other right to purchase Stock under the Plan, and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Related Corporation, would otherwise permit such Participant to purchase more than $25,000 worth of Stock of the Company or any Related Corporation (determined on the basis of the Fair Market Value per share on the date such rights are granted, and which, with respect to the Plan, will be determined as of the beginning of the respective Offering Period) for each calendar year such rights are at any time outstanding.

If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the next Purchase Period with a scheduled Purchase Date in the next calendar year, provided that he or she is an Eligible Employee at the beginning of such Purchase Period.

(c)           Purchase Period Share Purchase Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase more than 3,000 shares of Stock with respect to any Purchase Period; provided that the Administrator may, for future Offering Periods, increase or decrease in its absolute discretion, the maximum number of shares of Stock that a Participant may purchase during each Purchase Period.

SECTION 10. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12. NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 13. Securities Law Requirements.

Shares of Stock shall not be issued, and the Company shall have no liability for failure to issue shares of Stock, under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

(a)           General Rule. The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date, or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 3(c) or (d). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Stock will be returned to the Participants (without interest thereon, except as otherwise required by the laws of the local jurisdiction) as soon as administratively practicable.

(b)           Administrator’s Discretion. Without stockholder consent and without limiting Subsection (a) above, the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any Offering Period to enable the purchase rights to qualify under and/or comply with Section 423 of the Code, and establish such other limitations or procedures as it determines in its sole discretion advisable which are consistent with the Plan. The actions of the Board and the Committee pursuant to this paragraph will not be considered to alter or impair the purchase rights granted under an Offering Period as they are to be deemed part of the initial terms of such Offering Period and purchase rights.

(c)           Accounting Considerations. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)  Amending the Plan to conform with the safe harbor definition under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or successor provision), including with respect to an Offering Period underway at the time;

(ii)       Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)      Shortening any Offering Period (and any Purchase Periods encompassed by such Offering Period) by setting a new Purchase Date, including with respect to an Offering Period underway at the time of the Administrator’s action;

(iv)      Reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and

(v)       Reducing the maximum number of shares of Stock a Participant may purchase during any Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants. The actions of the Board and the Committee pursuant to this paragraph will not be considered to alter or impair the purchase rights granted under an Offering Period as they are to be deemed part of the initial terms of such Offering Period and purchase rights.

(d)           Stockholder Approval. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required under Section 14(e) or by any applicable law or regulation.

(e)           Plan Termination. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (i) the Plan is extended by the Board and (ii) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 15. DEFINITIONS.

(a)           “Administrator” means the Board or any Committee administering the Plan in accordance with Section 2.

(b)           “Board” means the Board of Directors of the Company, as constituted from time to time.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

(e)           “Company” means Velodyne Lidar, Inc., a Delaware corporation.

(f)            “Compensation” means, unless otherwise determined by the Administrator, those components of an Eligible Employee’s cash compensation (prior to reductions pursuant to Code Sections 125, 132(f) or 401(k)) that are regular and recurring, including base straight-time gross earnings, commissions, annual cash incentive compensation, and annual cash bonuses, and excluding extraordinary cash items (such as one-time bonuses), as well as all non-cash items, moving or relocation allowances, cost-of-living or tax equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, payments for or related to equity compensation, and any similar items. The Administrator shall determine whether a particular item is included in Compensation.

(g)           “Corporate Reorganization” means:

(i)        The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii)       The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(h)           “Eligible Employee” means, unless otherwise determined by the Administrator prior to the commencement of an Offering Period, a common law employee of a Participating Company who is customarily employed for at least twenty (20) hours per week and for more than five (5) months in any calendar year. The foregoing notwithstanding, (1) an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if, prior to an applicable Offering Period and applied in a manner consistent with the requirements of Code Section 423(b)(5) with respect to an Offering Period that is a Base Offering Period, the Administrator determines that the definition of Eligible Employee shall exclude any other class of employees, and (2) an individual who would not otherwise qualify as an Eligible Employee pursuant to the first sentence above may be eligible to participate under the terms and conditions of an Additional Offering Period where local law so requires.

(i)            “Enrollment Period” means a period prior to the start of an Offering Period during which Eligible Employees must submit the required enrollment forms to participate in such Offering Period, which period shall end at least five (5) business days (or such other date as may be specified in advance by the Administrator) prior to the start of the Offering Period.

(j)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Fair Market Value” means the price at which Stock was last sold in the principal U.S. market for the Stock on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Stock is no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons. For purposes of determining Fair Market Value as of a Purchase Date, and unless otherwise determined by the Administrator, the applicable date will be the last trading day immediately preceding the Purchase Date.

(l)             “Offering Period” means any period, including as the context requires Base Offering Periods and Additional Offering Periods, with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(m)          “Participant” means an Eligible Employee who participates in the Plan or any Sub-Plan, as provided in Section 4.

(n)           “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Administrator as a Participating Company.

(o)           “Plan” means this Velodyne Lidar, Inc. 2020 Employee Stock Purchase Plan, as it may be amended from time to time.

(p)           “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(q)           “Purchase Date” means the last trading day of a Purchase Period.

(r)            “Purchase Period”means a period within an Offering Period (which for an Offering Period with only a single Purchase Period would be coterminous with the Offering Period) during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(a).

(s)           “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(t)            “Related Corporation” means any “parent corporation” of the Company as defined in Code Section 424(e) or any Subsidiary.

(u)           “Stock” means the common stock of the Company.

(v)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Exhibit 10.4

VELODYNE ACOUSTICS, INC.

2007 INCENTIVE STOCK PLAN

1.             Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock and other stock or cash awards as the Administrator may determine.

2.             Definitions. As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)           “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock and other stock or cash awards as the Administrator may determine.

(d)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)           “Board” means the Board of Directors of the Company.

(f)            “Change in Control” means the occurrence of any of the following events:

(i)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)          The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

1

(iii)         The consummation of a merger, consolidation or other reorganization of the Company with any other corporation, other than a merger, consolidation or other reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g)           “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)           “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)            “Common Stock” means the common stock of the Company.

(j)            “Company” means Velodyne Acoustics, Inc., a California corporation, or any successor thereto.

(k)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on the exemption from registration provided by Rule 701 of the Securities Act of 1933, as amended.

(l)            “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m)          “Director” means a member of the Board.

(n)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)           “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith.

2

(r)            “Fiscal Year” means the fiscal year of the Company.

(s)           “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)            “Inside Director” means a Director who is an Employee.

(u)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)          “Option” means a stock option granted pursuant to the Plan.

(x)           “Outside Director” means a Director who is not an Employee.

(y)          “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)           “Participant” means the holder of an outstanding Award.

(aa)         “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(bb)        “Plan” means this 2007 Incentive Stock Plan.

(cc)         “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(dd)        “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ee)         “Section 16(b)” means Section 16(b) of the Exchange Act.

(ff)          “Service Provider” means an Employee, Director or Consultant.

(gg)        “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(hh)        “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3

3.            Stock Subject to the Plan.

(a)           Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is One Million Twenty-five Thousand (1,025,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)           Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). However, unrestricted Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. To the extent any Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Without limiting the foregoing, and subject to any adjustments pursuant to Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a).

(c)           Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.            Administration of the Plan.

(a)           Procedure.

(i)          Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)         Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)        Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)        Other Administration. Other than as provided above, the Plan will be administered by (A) the Board, or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)          Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

4

(i)           to determine the Fair Market Value;

(ii)          to select the Service Providers to whom Awards may be granted hereunder;

(iii)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)         to approve forms of agreements for use under the Plan;

(v)          to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi)         to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to any sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)        to modify or amend each Award (subject to Section 18(c) of the Plan);

(viii)       to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(ix)         to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine;

(x)          to grant, in addition to the incentives described in Sections 6 and 7 below, other incentives payable in cash or Shares under the Plan as determined by the Administrator to be in the best interests of the Company and subject to any terms and conditions the Administrator deems advisable; and

(xi)         to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision; Good Faith Actions. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Award and all individuals serving as Administrator shall be fully protected and indemnified by the Company with respect to any such action, determination or interpretation.

5.             Eligibility. Nonstatutory Stock Options, Restricted Stock and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

5

6.             Stock Options.

(a)           Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)           Term of Option. The Administrator will determine the term of each Option in its sole discretion. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)           Option Exercise Price and Consideration.

(i)           Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(A)          In the case of an Incentive Stock Option

(1)       granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(2)       granted to any Employee other than an Employee described in paragraph (1) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(B)          In the case of a Nonstatutory Stock Option

(1)       granted to a Service Provider who, at the time the Nonstatutory Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

6

(2)       granted to any Service Provider other than a Service Provider described in paragraph (1) immediately above, the per Share exercise price will be no less than 85% of the Fair Market Value per Share on the date of grant.

(C)          Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)          Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. At a minimum, an Option will be exercisable at the rate of at least twenty percent (20%) per year over five (5) years from the date the Option is granted.

(iii)         Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d)           Exercise of Option.

(i)           Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

(ii)          Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (not to exceed three (3) months if the Option is an Incentive Stock Option) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option (whether it is an Incentive Stock Option or a Nonstatutory Stock Option) will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7

(iii)         Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of Participant’s termination of services (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)        Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), as provided in Section 11. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e)           Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the transferability of the Shares issuable upon the exercise of an Option as it deems appropriate and any such restrictions shall be set forth in the Award Agreement. The Administrator may direct that the certificates evidencing Shares acquired by exercise of an Option refer to any such restrictions. The Administrator may require the Participant to give the Company prompt notice of any disposition of Shares acquired by exercise of an Option. The Administrator may direct that the certificates evidencing Shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition. In order for an Option to qualify as an Incentive Stock Option, no disposition of the Shares acquired by exercise of such Option may be made by the Participant within two (2) years from the date of the granting of the Option or within one (1) year after the transfer of such Shares to the Participant pursuant to his or her exercise of the Option.

(f)            Repurchase Rights. The Shares acquired upon the exercise of an Option may be subject to one or more repurchase rights of the Company upon the terms provided in the Award Agreement, in accordance with Applicable Laws.

7.             Restricted Stock.

(a)           Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8

(b)           Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)           Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)          Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)           Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)            Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)           Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)           Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.             Other Cash or Stock Awards. In addition to the incentives described in Sections 6 and 7 above, the Administrator may grant other incentives payable in cash or Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

9.             Performance Goals. Awards of Restricted Stock and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including, without limitation, cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or any division of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

9

10.           Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months from the first day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

11.           Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

12.           Transferability of Awards. Unless determined otherwise by the Administrator, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (whether such disposition be voluntary or involuntary or by operation of law or otherwise), other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 11. Any such attempted disposition of an Award, other than as provided herein, shall be null and void and of no effect. All rights with respect to an Award granted to a Participant will be available during his or her lifetime only to the Participant.

13.           Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)           Adjustments. In the event that any stock dividend, stock split, reverse stock split or other recapitalization or reorganization affecting the Shares occurs, the Administrator shall adjust the number and class of Shares covered by each outstanding Award so as to prevent any decrease or increase of the benefits or potential benefits intended hereunder with respect to each Participant (and the Administrator shall similarly adjust the number and class of Shares that may be delivered under the Plan pursuant to the numerical Share limit set forth in Section 3).

10

(b)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, an Award, to the extent it has not been previously exercised, will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (and the Administrator shall not be required to treat all Awards similarly in the transaction); provided, however, that if an Award is not assumed or substituted by the successor corporation or a Parent or Subsidiary of the successor corporation in the event of a Change in Control, the Administrator, in its sole and absolute discretion, may provide (i) that all restrictions on Restricted Stock will lapse, (ii) that all outstanding Options, including any portion thereof which would not otherwise be vested or exercisable, will be exercisable for a reasonable period of time immediately prior to the closing date of such Change in Control, and/or (iii) that all Performance Goals or other vesting criteria will be deemed achieved at target levels and all terms and conditions met (provided, however, that any such accelerated vesting and exercise rights described in the foregoing subsections (i), (ii) and (iii) shall be conditioned upon the Company’s execution of a final definitive agreement with respect to such Change in Control, and the Company shall provide the Participant with notice thereof as soon as practicable). Any Options which are not assumed or substituted by the successor corporation or a Parent or Subsidiary of the successor corporation and which are not exercised prior to the closing of such Change in Control, in accordance with this Section 13(c), shall terminate upon the closing of such Change in Control.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option, for each Share subject to such Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests or is earned upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, that a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

11

14.           Tax Withholding.

(a)           Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may (without limitation) permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) paying cash; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld; (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld; or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15.           No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.           Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.           Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18.           Amendment and Termination of the Plan.

(a)           Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)           Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

12

(c)               Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.              Conditions Upon Issuance of Shares.

(a)               Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)              Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to (i) represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required; and (ii) make such other investment representations as the Administrator and counsel for the Company deem necessary or advisable to effect compliance with all Applicable Laws.

20.           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21.           Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22.           Effect of Plan upon Other Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Parent. Nothing in this Plan shall be construed to limit the rights of the Company or any Subsidiary or Parent of the Company to: (a) establish any other forms of incentives or compensation for Service Providers of the Company or any Subsidiary or Parent of the Company, or (b) grant or assume Awards otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of Awards in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, firm or association.

23.           Securities Law and Other Regulatory Compliance. This Plan is intended to be exempt from the rules of Section 409A of the Code, and the rules, regulations and rulings promulgated thereunder (“Section 409A”), and to comply with Section 25102(o) or Section 25102(f) of the California Corporations Code, as the case may be (collectively, “Section 25102”), and any other Applicable Laws. Any provision of the Plan which is not exempt from the rules of Section 409A or which is inconsistent with the requirements of Section 25102 or any other Applicable Laws shall, without further act or amendment by the Company or the Administrator, be construed, modified and/or applied so as to be exempt from the rules of Section 409A and consistent and in conformity with Section 25102 and any other Applicable Laws (so as not to accelerate the recognition of income to the Participant). A grant of an Award will not be effective unless such grant is in compliance with all Applicable Laws, as they are in effect on the date of grant and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register its Common Stock with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

13

Exhibit 10.5

Velodyne LiDAR, Inc.

2016 Stock Plan

Adopted on July 26, 2016

TABLE OF CONTENTS

Page

SECTION 1.	ESTABLISHMENT AND PURPOSE	1

SECTION 2.	ADMINISTRATION	1
(a) Committees of the Board of Directors		1
(b) Authority of the Board of Directors		1

SECTION 3.	ELIGIBILITY	1
(a) General Rule		1
(b) Ten-Percent Stockholders		1

SECTION 4.	STOCK SUBJECT TO PLAN	2
(a) Basic Limitation		2
(b) Additional Shares		2

SECTION 5.	TERMS AND CONDITIONS OF AWARDS OR SALES OF SHARES	2
(a) Stock Grant or Purchase Agreement		2
(b) Duration of Offers and Nontransferability of Rights		2
(c) Purchase Price		3

SECTION 6.	TERMS AND CONDITIONS OF OPTIONS	3
(a) Stock Option Agreement		3
(b) Number of Shares		3
(c) Exercise Price		3
(d) Exercisability		3
(e) Basic Term		3
(f) Termination of Service (Except by Death)		3
(g) Leaves of Absence		4
(h) Death of Optionee		4
(i) Restrictions on Transfer of Options		5
(j) No Rights as a Stockholder		5
(k) Modification, Extension and Assumption of Options		5
(l) Company’s Right to Cancel Certain Options		5

SECTION 7.	PAYMENT FOR SHARES	5
(a) General Rule		5
(b) Services Rendered		5
(c) Promissory Note		5
(d) Surrender of Stock		6
(e) Exercise/Sale		6
(f) Net Exercise		6
(g) Other Forms of Payment		6

SECTION 8.	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS	6
(a) Restricted Stock Unit Agreement		6

i

(b) Payment for Restricted Stock Units		6
(c) Vesting Conditions		6
(d) Forfeiture		7
(e) Leaves of Absence		7
(f) Voting and Dividend Rights		7
(g) Form and Time of Settlement of Restricted Stock Units		7
(h) Death of Recipient		7
(i) Creditors’ Rights		7
(j) Modification, Extension and Assumption of Restricted Stock Units		8
(k) Restrictions on Transfer of Restricted Stock Units		8

SECTION 9.	ADJUSTMENT OF SHARES	8
(a) General		8
(b) Corporate Transactions		8
(c) Reservation of Rights		10

SECTION 10.	MISCELLANEOUS PROVISIONS	10
(a) Securities Law Requirements		10
(b) No Retention Rights		10
(c) Treatment as Compensation		11
(d) Governing Law		11
(e) Conditions and Restrictions on Shares		11
(f) Tax Matters		11

SECTION 11.	DURATION AND AMENDMENTS; STOCKHOLDER APPROVAL	12
(a) Term of the Plan		12
(b) Right to Amend or Terminate the Plan		12
(c) Effect of Amendment or Termination		12
(d) Stockholder Approval		12

SECTION 12.	DEFINITIONS	13

ii

Velodyne LiDAR, Inc. 2016 Stock Plan

SECTION 1.	ESTABLISHMENT AND PURPOSE.

The purpose of this Plan is to offer persons selected by the Company an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring Shares of the Company’s Stock. The Plan provides for the direct award or sale of Shares, the grant of Options to purchase Shares and the grant of Restricted Stock Units. Options granted under the Plan may be ISOs intended to qualify under Code Section 422 or NSOs which are not intended to so qualify.

Capitalized terms are defined in Section 12.

SECTION 2.	ADMINISTRATION.

(a)           Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist, as required by applicable law, of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b)           Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary in the Plan, with respect to the terms and conditions of Awards granted to Participants outside the United States, the Board of Directors may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so; provided that it may not vary from those Plan terms requiring stockholder approval pursuant to Section 11(d) below. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Participants and all persons deriving their rights from a Participant.

SECTION 3.	ELIGIBILITY.

(a)           General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of NSOs, Restricted Stock Units or the direct award or sale of Shares.1 Only Employees shall be eligible for the grant of ISOs.

(b)           Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the Date of Grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

1 Note that special considerations apply if the Company proposes to grant awards to an Employee or Consultant of a Parent company.

1

SECTION 4.	STOCK SUBJECT TO PLAN.

(a)           Basic Limitation. Not more than 5,263,731 Shares may be issued under the Plan, subject to Subsection (b) below and Section 8(a).2 All of these Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Awards outstanding at any time under the Plan may not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

(b)           Additional Shares. In the event that Shares previously issued under the Plan are reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that Shares that otherwise would have been issuable under the Plan are withheld by the Company in payment of the Purchase Price, Exercise Price or withholding taxes, such Shares shall remain available for issuance under the Plan. In the event that an outstanding Award for any reason expires or is canceled, the Shares allocable to the Award shall be added to the number of Shares then available for issuance under the Plan. To the extent a Restricted Stock Unit is settled in cash, the cash settlement shall not reduce the number of Shares remaining available for issuance under the Plan.

SECTION 5.	TERMS AND CONDITIONS OF AWARDS OR SALES OF SHARES.

(a)           Stock Grant or Purchase Agreement. Each award of Shares under the Plan shall be evidenced by a Stock Grant Agreement between the Grantee and the Company. Each sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Grant Agreement or Stock Purchase Agreement. The provisions of the various Stock Grant Agreements and Stock Purchase Agreements entered into under the Plan need not be identical.

(b)           Duration of Offers and Nontransferability of Rights. Any right to purchase Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days (or such other period as may be specified in the Award Agreement) after the grant of such right was communicated to the Purchaser by the Company. Such right is not transferable and may be exercised only by the Purchaser to whom such right was granted.

2 Please refer to Exhibit A for a schedule of the initial share reserve and any subsequent increases in the reserve.

2

(c)          Purchase Price. The Board of Directors shall determine the Purchase Price of Shares to be offered under the Plan at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

SECTION 6.	TERMS AND CONDITIONS OF OPTIONS.

(a)          Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)          Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(c)          Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant, and in the case of an ISO a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7. This Subsection (c) shall not apply to an Option granted pursuant to an assumption of, or substitution for, another option in a manner that complies with Code Section 424(a) (whether or not the Option is an ISO).

(d)          Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement. The Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion.

(e)          Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the Date of Grant, and in the case of an ISO, a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(f)           Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following dates:

(i)            The expiration date determined pursuant to Subsection (e) above;

3

(ii)           The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such earlier or later date as the Board of Directors may determine (but in no event earlier than 30 days after the termination of the Optionee’s Service); or

(iii)          The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(g)          Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(h)          Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i)            The expiration date determined pursuant to Subsection (e) above; or

(ii)           The date 12 months after the Optionee’s death, or such earlier or later date as the Board of Directors may determine (but in no event earlier than six months after the Optionee’s death).

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.

4

(i)            Restrictions on Transfer of Options. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, an NSO shall also be transferable by gift or domestic relations order to a Family Member of the Optionee. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(j)            No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person files a notice of exercise, pays the Exercise Price and satisfies all applicable withholding taxes pursuant to the terms of such Option.

(k)          Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of Award for the same or a different number of Shares and at the same or a different Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

(l)            Company’s Right to Cancel Certain Options. Any other provision of the Plan or a Stock Option Agreement notwithstanding, the Company shall have the right at any time to cancel an Option that was not granted in compliance with Rule 701 under the Securities Act. Prior to canceling such Option, the Company shall give the Optionee not less than 30 days’ notice in writing. If the Company elects to cancel such Option, it shall deliver to the Optionee consideration with an aggregate Fair Market Value equal to the excess of (i) the Fair Market Value of the Shares subject to such Option as of the time of the cancellation over (ii) the Exercise Price of such Option. The consideration may be delivered in the form of cash or cash equivalents, in the form of Shares, or a combination of both. If the consideration would be a negative amount, such Option may be cancelled without the delivery of any consideration.

SECTION 7.	PAYMENT FOR SHARES.

(a)           General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7. In addition, the Board of Directors in its sole discretion may also permit payment through any of the methods described in (b) through (g) below.

(b)           Services Rendered. Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the Award.

(c)           Promissory Note. All or a portion of the Purchase Price or Exercise Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

5

(d)           Surrender of Stock. All or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(e)           Exercise/Sale. If the Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(f)            Net Exercise.  An Option may permit exercise through a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value (determined by the Board of Directors as of the exercise date) that does not exceed the aggregate Exercise Price or the sum of the aggregate Exercise Price plus all or a portion of the minimum amount required to be withheld under applicable tax law (with the Company accepting from the Optionee payment of cash or cash equivalents to satisfy any remaining balance of the aggregate Exercise Price and, if applicable, any additional withholding obligation not satisfied through such reduction in Shares); provided that to the extent Shares subject to an Option are withheld in this manner, the number of Shares subject to the Option following the net exercise will be reduced by the sum of the number of Shares withheld and the number of Shares delivered to the Optionee as a result of the exercise.

(g)           Other Forms of Payment. To the extent that an Award Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.

SECTION 8.	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

(a)           Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the Recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Unit Agreement. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

(b)           Payment for Restricted Stock Units. No cash consideration shall be required of the Recipient in connection with the grant of Restricted Stock Units.

(c)           Vesting Conditions. Restricted Stock Units may or may not be subject to vesting, as determined in the discretion of the Board of Directors. Vesting may occur, in full or in installments, upon the satisfaction of the vesting conditions specified in the Restricted Stock Unit Agreement, which may include continued employment or other Service, achievement of performance goals and/or such other criteria as the Board of Directors may determine. A Restricted Stock Unit Agreement may provide for accelerated vesting upon specified events.

6

(d)           Forfeiture. Unless a Restricted Stock Unit Agreement provides otherwise, upon termination of the Recipient’s Service and upon such other times specified in the Restricted Stock Unit Agreement, any unvested Restricted Stock Units shall be forfeited to the Company.

(e)           Leaves of Absence. For this purpose, Service will not cease if a Recipient is on a bona fide leave of absence that was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(f)            Voting and Dividend Rights. The Recipient of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit granted under the Plan may, at the discretion of the Board of Directors, carry with it a right to dividend equivalents. Such right entitles the Recipient to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

(g)           Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Board of Directors. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement. Until Restricted Stock Units are settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 9.

(h)           Death of Recipient. Any Restricted Stock Units that become distributable after the Recipient’s death shall be distributed to the Recipient’s beneficiary or beneficiaries, if any have been designated, or if no beneficiary was designated or if no designated beneficiary survives the Recipient, then any Restricted Stock Units that become payable after the Recipient’s death shall be distributed to his or her estate. Each Recipient under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Recipient’s death.

(i)            Creditors’ Rights. A Recipient of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

7

(j)          Modification, Extension and Assumption of Restricted Stock Units. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Restricted Stock Units. The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Recipient, impair the Recipient’s rights or increase the Recipient’s obligations under such Restricted Stock Unit.

(k)         Restrictions on Transfer of Restricted Stock Units. A Restricted Stock Unit shall be transferable by the Recipient only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution or, if the Board of Directors so provides, in a Restricted Stock Unit Agreement or otherwise, a Restricted Stock Unit shall also be transferable by gift or domestic relations order to a Family Member of the Recipient.

SECTION 9.	ADJUSTMENT OF SHARES.

(a)          General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number and kind of Shares available for future grants under Section 4, (ii) the number and kind of Shares covered by each outstanding and unexpired Award, (iii) the Exercise Price under each outstanding Option and the Purchase Price applicable to any unexercised stock purchase right and (iv) any repurchase price that applies to Shares granted under the Plan pursuant to the terms of a Company repurchase right under the applicable Award Agreement. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of the items listed in clauses (i) through (iv) above; provided, however, that the Board of Directors shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code. No fractional Shares shall be issued under the Plan as a result of an adjustment under this Section 9(a), although the Board of Directors in its sole discretion may make a cash payment in lieu of fractional Shares.

(b)          Corporate Transactions. In the event that the Company is a party to a merger or consolidation, or in the event of a sale of all or substantially all of the Company’s stock or assets, all Shares acquired under the Plan and all Options and other Plan Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board of Directors in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or all portions of an Award) in an identical manner. The treatment specified in the transaction agreement or as determined by the Board of Directors may include (without limitation) one or more of the following with respect to each outstanding Award:

(i)            Continuation of the outstanding Award by the Company (if the Company is the surviving corporation).

8

(ii)           Assumption of the Award by the surviving corporation or its parent, provided that the assumption of Options shall be in a manner that complies with Code Section 409A (whether or not the Option is an ISO) and, if so determined by the Board of Directors, with Code Section 424(a) (if the Option is an ISO).

(iii)          Substitution by the surviving corporation or its parent of equivalent awards for outstanding Awards (including but not limited to an award to acquire the same consideration paid to the holders of shares in the transaction) provided that the assumption of Options shall be in a manner that complies with Code Section 409A (whether or not the Option is an ISO) and, if so determined by the Board of Directors, with Code Section 424(a) (if the Option is an ISO).

(iv)          Cancellation of the Option and a payment to the Optionee with respect to each Share subject to the portion of the Option that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Board of Directors in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of the transaction, over (B) the per-Share Exercise Price of the Option (such excess, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock. If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee.

(v)           Cancellation of the Option without the payment of any consideration; provided that the Optionee shall be notified of such treatment and given an opportunity to exercise the Option (to the extent the Option is vested or becomes vested as of the effective date of the transaction) during a period of not less than five (5) business days preceding the effective date of the transaction, unless (A) a shorter period is required to permit a timely closing of the transaction and (B) such shorter period still offers the Optionee a reasonable opportunity to exercise the Option. Any exercise of the Option during such period may be contingent upon the closing of the transaction.

(vi)          Suspension of the Optionee’s right to exercise the Option during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to permit the closing of the transaction.

(vii)         Termination of any right the Optionee has to exercise the Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), such that following the closing of the transaction the Option may only be exercised to the extent it is vested.

9

(viii)        The cancellation of outstanding Restricted Stock Units and a payment to the Recipient with respect to each Share subject to the portion of the Restricted Stock Unit that is vested as of the transaction date equal to the value, as determined by the Board of Directors in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of the transaction (the “Transaction Value”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Transaction Value. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock. In the event that a Restricted Stock Unit is subject to Code Section 409A, the payment described in this Section 9(b)(viii) shall be made on the settlement date specified in the applicable Restricted Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation 1.409A-3(j)(4). Any action taken under this Section 9(b)(viii) must either preserve a Restricted Stock Unit’s status as exempt from Code Section 409A or comply with Code Section 409A.

For the avoidance of doubt, the Board of Directors has discretion to accelerate, in whole or part, the vesting and exercisability of an Award in connection with a corporate transaction covered by this Section 9(b).

(c)           Reservation of Rights. Except as provided in this Section 9, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the Exercise Price of an Option. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10.     MISCELLANEOUS PROVISIONS.

(a)           Securities Law Requirements. Shares shall not be issued under the Plan unless, in the opinion of counsel acceptable to the Board of Directors, the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be liable for a failure to issue Shares as a result of such requirements.

(b)           No Retention Rights. Nothing in the Plan or in any Award under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

10

(c)           Treatment as Compensation. Any compensation that an individual earns or is deemed to earn under this Plan shall not be considered a part of his or her compensation for purposes of calculating contributions, accruals or benefits under any other plan or program that is maintained or funded by the Company, a Parent or a Subsidiary.

(d)           Governing Law. The Plan and all Awards under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(e)           Conditions and Restrictions on Shares. Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Board of Directors may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. In addition, Shares issued under the Plan shall be subject to conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

(f)            Tax Matters.

(i)            As a condition to the award, grant, issuance, vesting, purchase, exercise or transfer of any Award, or Shares issued pursuant to any Award, granted under this Plan, the Participant shall make such arrangements as the Board of Directors may require or permit for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such event.

(ii)           Unless otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan shall be exempt from Code Section 409A, and any ambiguity in the terms of an Award Agreement and the Plan shall be interpreted consistently with this intent. To the extent an Award is not exempt from Code Section 409A (any such Award, a “409A Award”), any ambiguity in the terms of such Award and the Plan shall be interpreted in a manner that to the maximum extent permissible supports the Award’s compliance with the requirements of that statute. Notwithstanding anything to the contrary permitted under the Plan, in no event shall a modification of an Award not already subject to Code Section 409A be given effect if such modification would cause the Award to become subject to Code Section 409A unless the parties explicitly acknowledge and consent to the modification as one having that effect. A 409A Award shall be subject to such additional rules and requirements as specified by the Board of Directors from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1). In addition, if a transaction subject to Section 9(b) constitutes a payment event with respect to any 409A Award, then the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

11

(iii)          Neither the Company nor any member of the Board of Directors shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

SECTION 11.     DURATION AND AMENDMENTS; STOCKHOLDER APPROVAL.

(a)           Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to approval of the Company’s stockholders under Subsection (d) below. The Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Directors adopted the Plan or (ii) the date when the Board of Directors approved the most recent increase in the number of Shares reserved under Section 4 that was also approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b)           Right to Amend or Terminate the Plan. Subject to Subsection (d) below, the Board of Directors may amend, suspend or terminate the Plan at any time and for any reason.

(c)           Effect of Amendment or Termination. No Shares shall be issued or sold and no Award granted under the Plan after the termination thereof, except upon exercise of an Option (or any other right to purchase Shares) granted under the Plan prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan.

(d)           Stockholder Approval. To the extent required by applicable law, the Plan will be subject to approval of the Company’s stockholders within 12 months of its adoption date. To the extent required by applicable law, any amendment of the Plan will be subject to the approval of the Company’s stockholders within 12 months of the amendment date if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9), or (ii) materially changes the class of persons who are eligible for the grant of ISOs. In addition, an amendment effecting any other material change to the Plan terms will be subject to approval of the Company’s stockholder only if required by applicable law. Stockholder approval shall not be required for any other amendment of the Plan.

12

SECTION 12.      DEFINITIONS.

(a)           “Award” means any award granted under the Plan, including an Option, Restricted Stock Unit or the grant or sale of Shares.

(b)           “Award Agreement” means a Stock Grant Agreement, Stock Option Agreement, Stock Purchase Agreement or Restricted Stock Unit Agreement.

(c)           “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Committee” means a committee of the Board of Directors, as described in Section 2(a).

(f)            “Company” means Velodyne LiDAR, Inc., a Delaware corporation.

(g)           “Consultant” means a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent3 or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(h)           “Date of Grant” means the date of grant specified in the applicable Stock Option Agreement, which date shall be the later of (i) the date on which the Board of Directors resolved to grant the Option or (ii) the first day of the Optionee’s Service.

(i)            “Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(j)            “Employee” means any individual who is a common-law employee of the Company, a Parent4 or a Subsidiary.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(m)          “Fair Market Value” means the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

3 Note that special considerations apply if the Company proposes to grant awards to consultant or advisor of a Parent company.

4 Note that special considerations apply if the Company proposes to grant awards to an Employee of a Parent company.

13

(n)           “Family Member” means (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Participant’s household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Participant control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Participant own more than 50% of the voting interests.

(o)           “Grantee” means a person to whom the Board of Directors has awarded Shares under the Plan.

(p)           “ISO” means an Option that qualifies as an incentive stock option as described in Code Section 422(b). Notwithstanding its designation as an ISO, an Option that does not qualify as an ISO under applicable law shall be treated for all purposes as an NSO.

(q)           “NSO” means an Option that does not qualify as an incentive stock option as described in Code Section 422(b) or 423(b).

(r)            “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

(s)           “Optionee” means a person who holds an Option.

(t)            “Outside Director” means a member of the Board of Directors who is not an Employee.

(u)           “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(v)           “Participant” means a Grantee, Optionee or Purchaser.

(w)          “Plan” means this Velodyne LiDAR, Inc. 2016 Stock Plan.

(x)           “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

(y)           “Purchaser” means a person to whom the Board of Directors has offered the right to purchase Shares under the Plan (other than upon exercise of an Option).

(z)            “Recipient” means “a person to whom the Board of Directors has awarded Restricted Stock Units under the Plan.

14

(aa)         “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(bb)         “Restricted Stock Unit Agreement” means the agreement between the Company and the Recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

(cc)         “Securities Act” means the Securities Act of 1933, as amended.

(dd)        “Service” means service as an Employee, Outside Director or Consultant.

(ee)         “Share” means one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(ff)          “Stock” means the Common Stock of the Company.

(gg)        “Stock Grant Agreement” means the agreement between the Company and a Grantee who is awarded Shares under the Plan that contains the terms, conditions and restrictions pertaining to the award of such Shares.

(hh)        “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(ii)           “Stock Purchase Agreement” means the agreement between the Company and a Purchaser who purchases Shares under the Plan that contains the terms, conditions and restrictions pertaining to the purchase of such Shares.

(jj)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

15

Exhibit A

Schedule of Shares Reserved for Issuance under the Plan

Date of Board Approval	Date of Stockholder Approval	Number of Shares Added	Cumulative Number of Shares
July 26, 2016	July 26, 2016	Not Applicable	5,263,731

Summary of Modifications and Amendments to the Plan

The following is a summary of material modifications made to the Plan (including any material deviations from the Gunderson Dettmer precedent form used to create the Plan): N/A.

E-1

Velodyne LiDAR, Inc. 2016 Stock Plan

Notice of Stock Option Grant (Installment Exercise)

The Optionee has been granted the following option to purchase shares of the Common Stock of Velodyne LiDAR, Inc.:

Name of Optionee:	«Name»

Total Number of Shares:	«TotalShares»

Type of Option:	«ISO» Incentive Stock Option (ISO)

«NSO» Nonstatutory Stock Option (NSO)

Exercise Price per Share:	$«PricePerShare»

Date of Grant:	«DateGrant»

Date Exercisable:	This option may be exercised with respect to the first «Percent»% of the Shares subject to this option when the Optionee completes «CliffPeriod» months of continuous Service beginning with the Vesting Commencement Date set forth below. This option may be exercised with respect to an additional «Fraction»% of the Shares subject to this option when the Optionee completes each month of continuous Service thereafter.

Vesting Commencement Date:	«VestComDate»

Expiration Date:	«ExpDate». This option expires earlier if the Optionee’s Service terminates earlier, as provided in Section 6 of the Stock Option Agreement, or if the Company engages in certain corporate transactions, as provided in Section 9(b) of the Plan.

By signing below, the Optionee and the Company agree that this option is granted under, and governed by the terms and conditions of, the 2016 Stock Plan and the Stock Option Agreement. Both of these documents are attached to, and made a part of, this Notice of Stock Option Grant. Section 13 of the Stock Option Agreement includes important acknowledgements of the Optionee.

Optionee:	Velodyne LiDAR, Inc.

By:
Title:

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Velodyne LiDAR, Inc. 2016 Stock Plan:

Stock Option Agreement (Installment Exercise)

SECTION 1. Grant Of Option.

(a)           Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Plan applies). This option is intended to be an ISO or an NSO, as provided in the Notice of Stock Option Grant.

(b)           $100,000 Limitation. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.

(c)           Stock Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Except as otherwise defined in this Agreement (including without limitation Section 14 hereof), capitalized terms shall have the meaning ascribed to such terms in the Plan.

SECTION 2. Right To Exercise.

(a)           Exercisability. Subject to Subsection (b) below and the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.

(b)           Stockholder Approval. Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company’s stockholders.

SECTION 3. No Transfer Or Assignment Of Option.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. Exercise Procedures.

(a)           Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by: (i) signing and delivering written notice to the Company pursuant to Section 12(c) specifying the election to exercise this option, the number of Shares for which it is being exercised and the form of payment and (ii) delivering payment, in a form permissible under Section 5, for the full amount of the Purchase Price (together with any applicable withholding taxes under Subsection (b)). In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option.

(b)           Withholding Taxes. In the event that the Company determines that it is required to withhold any tax (including without limitation any income tax, social insurance contributions, payroll tax, payment on account or other tax-related items arising in connection with the Optionee’s participation in the Plan and legally applicable to the Optionee (the “Tax-Related Items”)) as a result of the grant, vesting or exercise of this option, or as a result of the transfer of shares acquired upon exercise of this option, the Optionee, as a condition of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all Tax-Related Items. The Optionee acknowledges that the responsibility for all Tax-Related Items is the Optionee’s and may exceed the amount actually withheld by the Company (or its affiliate or agent).

(c)           Issuance of Shares. After satisfying all requirements for exercise of this option, the Company shall cause to be issued one or more certificates evidencing the Shares for which this option has been exercised. Such Shares shall be registered (i) in the name of the person exercising this option, (ii) in the names of such person and his or her spouse as community property or as joint tenants with the right of survivorship or (iii) with the Company’s consent, in the name of a revocable trust. Until the issuance of the Shares has been entered into the books and records of the Company or a duly authorized transfer agent of the Company, no right to vote, receive dividends or any other right as a stockholder will exist with respect to such Shares. The Company shall cause such certificates to be delivered to or upon the order of the person exercising this option.

SECTION 5. Payment For Stock.

(a)           Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b)           Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when this option is exercised.

2

(c)           Exercise/Sale. All or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company. However, payment pursuant to this Subsection (c) shall be permitted only if (i) Stock then is publicly traded and (ii) such payment does not violate applicable law.

SECTION 6. Term And Expiration.

(a)           Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Plan applies).

(b)           Termination of Service (Except by Death). If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

(i)            The expiration date determined pursuant to Subsection (a) above;

(ii)           The date three months after the termination of the Optionee’s Service for any reason other than Disability; or

(iii)          The date six months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before the Optionee’s Service terminated. When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable. In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s Service terminated. Once this option (or portion thereof) has terminated, the Optionee shall have no further rights with respect to the option (or portion thereof) or to the underlying Shares.

(c)           Death of the Optionee. If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

(i)            The expiration date determined pursuant to Subsection (a) above; or

3

(ii)           The date 12 months after the Optionee’s death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death. When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable. Once this option (or portion thereof) has terminated, the Optionee shall have no further rights with respect to the option (or portion thereof) or to the underlying Shares.

(d)           Extension of Post-Termination Exercise Periods. Following the date on which the Company’s Stock is first listed for trading on an established securities market, if during any part of the exercise period described in Subsections (b)(ii) or (iii) or Subsection (c)(ii) above the exercise of this option would be prohibited solely because the issuance of Shares upon such exercise would violate the registration requirements under the Securities Act or a similar provision of other applicable law, then instead of terminating at the end of such prescribed period, the then-vested portion of this option will instead remain outstanding and not expire until the earlier of (i) the expiration date determined pursuant to Section 6(a) above or (ii) the date on which the then-vested portion of this option has been exercisable without violation of applicable law for the aggregate period (which need not be consecutive) after termination of the Optionee’s Service specified in the applicable Subsection above.

(e)           Part-Time Employment and Leaves of Absence. If the Optionee commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant. If the Optionee goes on a leave of absence, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while the Optionee is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Optionee immediately returns to active work.

(f)            Notice Concerning ISO Treatment. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent that it is exercised:

(i)            More than three months after the date when the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code);

(ii)           More than 12 months after the date when the Optionee ceases to be an Employee by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code); or

4

(iii)          More than three months after the date when the Optionee has been on a leave of absence for three months, unless the Optionee’s reemployment rights following such leave were guaranteed by statute or by contract.

SECTION 7. Right Of First Refusal.

(a)           Right of First Refusal. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b)           Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c)           Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 7 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 7.

5

(d)           Termination of Right of First Refusal. Any other provision of this Section 7 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e)           Permitted Transfers. This Section 7 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.

(f)            Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g)           Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 7.

SECTION 8. Legality Of Initial Issuance.

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a)           It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)           Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

6

(c)           Any other applicable provision of federal, State or foreign law has been satisfied.

SECTION 9. No Registration Rights.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 10. Restrictions On Transfer of shares.

(a)           Securities Law Restrictions. Regardless of whether the offer and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on the stock certificates (or electronic equivalent) or the imposition of stop-transfer instructions) and may refuse (or may be required to refuse) to transfer Shares acquired hereunder (or Shares proposed to be transferred in a subsequent transfer) if, in the judgment of the Company, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant securities or other laws, including without limitation under Regulation S of the Securities Act or pursuant to another available exemption from registration.

(b)           Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b). This Subsection (b) shall not apply to Shares registered in the public offering under the Securities Act.

7

(c)           Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(d)           Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel, including (if applicable because the Company is relying on Regulation S under the Securities Act) that as of the date of exercise the Optionee is (i) not a U.S. Person; (ii) not acquiring the Shares on behalf, or for the account or benefit, of a U.S. Person; and (iii) is not exercising the option in the United States.

(e)           Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. IN ADDITION, THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A LIMITED PERIOD FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

8

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

(f)            Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(g)           Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Optionee and all other persons.

SECTION 11. Adjustment Of Shares.

In the event of any transaction described in Section 9(a) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 9(a) of the Plan. In the event that the Company is a party to a merger or consolidation or in the event of a sale of all or substantially all of the Company’s stock or assets, this option shall be subject to the treatment provided by the Board of Directors in its sole discretion, as provided in Section 9(b) of the Plan.

SECTION 12. Miscellaneous Provisions.

(a)           Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5.

(b)           No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)           Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Subsection (c).

9

(d)           Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Optionee and by an authorized officer of the Company (other than the Optionee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(e)           Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(f)            Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13. acknowledgements of the optionee.

In addition to the other terms, conditions and restrictions imposed on this option and the Shares issuable under this option pursuant to this Agreement and the Plan, the Optionee expressly acknowledges being subject to Sections 7 (Right of First Refusal), 8 (Legality of Initial Issuance) and 10 (Restrictions on Transfer of Shares, including without limitation the Market Stand-Off), as well as the following provisions:

(a)           Tax Consequences (No Liability for Discounted Options). The Optionee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities. The Optionee shall not make any claim against the Company or its Board of Directors, officers or employees related to tax liabilities arising from this option or the Optionee’s other compensation. In particular, any Optionee subject to U.S. taxation acknowledges that this option is exempt from Section 409A of the Code only if the Exercise Price is at least equal to the Fair Market Value per Share on the Date of Grant. Since Shares are not traded on an established securities market, the determination of their Fair Market Value is made by the Board of Directors or by an independent valuation firm retained by the Company. The Optionee acknowledges that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and the Optionee shall not make any claim against the Company or its Board of Directors, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

(b)           Electronic Delivery of Documents. The Optionee agrees to accept by email all documents relating to the Company, the Plan or this option and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Optionee by email of their availability. The Optionee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until this option expires or until the Optionee gives the Company written notice that it should deliver paper documents.

10

(c)           No Notice of Expiration Date. The Optionee agrees that the Company and its officers, employees, attorneys and agents do not have any obligation to notify him or her prior to the expiration of this option pursuant to Section 6, regardless of whether this option will expire at the end of its full term or on an earlier date related to the termination of the Optionee’s Service. The Optionee further agrees that he or she has the sole responsibility for monitoring the expiration of this option and for exercising this option, if at all, before it expires. This Subsection (c) shall supersede any contrary representation that may have been made, orally or in writing, by the Company or by an officer, employee, attorney or agent of the Company.

(d)           Waiver of Statutory Information Rights. The Optionee acknowledges and agrees that, upon exercise of this option and until the first sale of the Company’s Stock to the general public pursuant to a registration statement filed under the Securities Act, he or she will be deemed to have waived any rights the Optionee might otherwise have had under Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law) to inspect for any proper purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary.  This waiver applies only in the Optionee’s capacity as a stockholder and does not affect any other inspection rights the Optionee may have under other law or pursuant to a written agreement with the Company.

(e)           Plan Discretionary. The Optionee understands and acknowledges that (i) the Plan is entirely discretionary, (ii) the Company and the Optionee’s employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of an option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when options will be granted, the number of Shares offered, the Exercise Price and the vesting schedule, will be at the sole discretion of the Company.

(f)            Termination of Service. The Optionee understands and acknowledges that participation in the Plan ceases upon termination of his or her Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(g)           Extraordinary Compensation. The value of this option shall be an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any, and shall not be considered a part of his or her normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

11

(h)           Authorization to Disclose. The Optionee hereby authorizes and directs the Optionee’s employer to disclose to the Company or any Subsidiary any information regarding the Optionee’s employment, the nature and amount of the Optionee’s compensation and the fact and conditions of the Optionee’s participation in the Plan, as the Optionee’s employer deems necessary or appropriate to facilitate the administration of the Plan.

(i)            Personal Data Authorization. The Optionee consents to the collection, use and transfer of personal data as described in this Subsection (i). The Optionee understands and acknowledges that the Company, the Optionee’s employer and the Company’s other Subsidiaries hold certain personal information regarding the Optionee for the purpose of managing and administering the Plan, including (without limitation) the Optionee’s name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (the “Data”). The Optionee further understands and acknowledges that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. The Optionee understands and acknowledges that the recipients of Data may be located in the United States or elsewhere. The Optionee authorizes such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering the Optionee’s participation in the Plan, including a transfer to any broker or other third party with whom the Optionee elects to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Optionee’s behalf. The Optionee may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection (i) by contacting the Company in writing.

SECTION 14. Definitions.

(a)           “Agreement” shall mean this Stock Option Agreement.

(b)           “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c)           “Company” shall mean Velodyne LiDAR, Inc., a Delaware corporation.

(d)           “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(e)           “Optionee” shall mean the person named in the Notice of Stock Option Grant.

(f)            “Plan” shall mean the Velodyne LiDAR, Inc. 2016 Stock Plan, as in effect on the Date of Grant.

12

(g)           “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(h)           “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 7.

(i)            “Service” shall mean service as an Employee, Outside Director or Consultant.

(j)            “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

(k)           “Transfer Notice” shall mean the notice of a proposed transfer of Shares described in Section 7.

(l)            “U.S. Person” shall mean a person described in Rule 902(k) of Regulation S of the Securities Act (or any successor rule or provision), which generally defines a U.S. person as any natural person resident in the United States, any estate of which any executor or administrator is a U.S. Person, or any trust of which of any trustee is a U.S. Person.

13

Velodyne LiDAR, Inc. 2016 Stock Plan

Notice of Stock Option Exercise (Installment Exercise)

You must sign this Notice on Page 3 before submitting it to the Company.

Optionee Information:

Name:	Social Security Number:
Address:	Employee Number:

Option Information:

Date of Grant: _____________ ___, 20__	Type of Stock Option:
Exercise Price per Share: $________	☐ Nonstatutory (NSO)
Total number of shares of Common Stock of Velodyne LiDAR, Inc. (the “Company”) covered by the option: __________________	☐ Incentive (ISO)

Exercise Information:

Number of shares of Common Stock of the Company for which the option is being exercised now: ________________. (These shares are referred to below as the “Purchased Shares.”)
Total Exercise Price for the Purchased Shares: $____________
Form of payment enclosed [check all that apply]:
☐	Check for $____________, payable to “Velodyne LiDAR, Inc.”
☐	Certificate(s) for ________________ shares of Common Stock of the Company. These shares will be valued as of the date this notice is received by the Company. [Requires Company consent.]
☐	Attestation Form covering ________________ shares of Common Stock of the Company. These shares will be valued as of the date this notice is received by the Company. [Requires Company consent.]
Name(s) in which the Purchased Shares should be registered [please review the attached explanation of the available forms of ownership, and then check one box]:
☐	In my name only

☐	In the names of my spouse and myself as community property	My spouse’s name (if applicable):
☐	In the names of my spouse and myself as community property with the right of survivorship	_____________________________________
☐	In the names of my spouse and myself as joint tenants with the right of survivorship
☐	In the name of an eligible revocable trust [requires Stock Transfer Agreement]	Full legal name of revocable trust: _____________________________________ _____________________________________ _____________________________________

The certificate for the Purchased Shares should be sent to the following address:	___________________________________________ ___________________________________________ ___________________________________________ ___________________________________________

Representations and Acknowledgements of the Optionee:

1.	I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.	I understand that my purchase of the Purchased Shares has not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

3.	I acknowledge that the Company is under no obligation to register the Purchased Shares or any sale or transfer thereof.

4.	I am aware of Rule 144 under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions may include (without limitation) that certain current public information about the issuer be available, that the resale occur only after a holding period required by Rule 144 has been satisfied, that the sale occur through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied as of the date set forth below, and that the Company is not required to take action to satisfy any conditions applicable to it.

5.	I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

6.	I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

2

7.	I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.

8.	I acknowledge that the Purchased Shares remain subject to the Company’s right of first refusal and the market stand-off (sometimes referred to as the “lock-up”), all in accordance with the applicable Notice of Stock Option Grant and Stock Option Agreement.

9.	I acknowledge that I am acquiring the Purchased Shares subject to all other terms of the Notice of Stock Option Grant and Stock Option Agreement.

10.	I acknowledge that I have received a copy of the Company’s explanation of the forms of ownership available for my Purchased Shares. I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust, I agree to sign a Stock Transfer Agreement. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements described in the attached explanation (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable ISO tax treatment will be unavailable and other unfavorable tax consequences may occur.

11.	I acknowledge that I have received a copy of the Company’s explanation of the federal income tax consequences of an option exercise. I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.

12.	I agree that the Company does not have a duty to design or administer the 2016 Stock Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or its Board of Directors, officers or employees related to tax liabilities arising from my options or my other compensation. In particular, I acknowledge that my options are exempt from section 409A of the Internal Revenue Code only if the exercise price per share is at least equal to the fair market value per share of the Company’s Common Stock at the time the option was granted by the Company’s Board of Directors. Since shares of the Company’s Common Stock are not traded on an established securities market, the determination of their fair market value was made by the Company’s Board of Directors or by an independent valuation firm retained by the Company. I acknowledge that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and I will not make any claim against the Company or its Board of Directors, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

13.	I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

Signature:	Date:

_____________________________________________	_____________________________________________

3

Velodyne LiDAR, Inc.
2016 Stock Plan

Notice of Restricted Stock Unit Award
(Two-Year Post-Termination Limit)

You (“Participant”) have been granted Restricted Stock Units (the “RSUs”) representing shares of Common Stock of Velodyne LiDAR, Inc. (the “Company”) on the following terms:

Name:	«Name»

Total Number of Stock Units Granted:	«TotalStockUnits»

Date of Grant:	«DateGrant»

Vesting Commencement Date:	«VestComDate»

Expiration Date:	The Expiration Date shall be the earlier of: (i) the second anniversary of the date on which your continuous Service terminates for any reason; and (ii) «OutsideDate»[1]

Vesting:	You will receive a benefit with respect to a RSU only if it vests. Two vesting requirements must be satisfied on or before the Expiration Date specified above in order for a RSU to vest – a time-based service requirement (the Time-Based Requirement) and a requirement that the Company complete one of the significant corporate transactions described below (the Liquidity Event Requirement). Your RSUs will not vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Expiration Date. If both the Time-Based Requirement and the Liquidity Event Requirement are satisfied on or before the Expiration Date, the vesting date (“Vesting Date”) of a RSU will be the first date upon which both of those requirements are satisfied with respect to that particular RSU.

1 The Outside Date shall be the date occurring immediately prior to the 7th anniversary of the Date of Grant.

Time-Based Requirement:	The Time-Based Requirement will be satisfied in installments as to the RSUs as follows: (i) the requirement will be satisfied as to 25% of the RSUs subject to this award when you complete 12 months of continuous Service beginning with the Vesting Commencement Date set forth above, and (ii) an additional 6.25% of the RSUs subject to this award when you complete each successive three-month period of continuous Service thereafter; in each case, subject to Section 2 of the Restricted Stock Unit Agreement.

Liquidity Event Requirement:	The Liquidity Event Requirement will be satisfied (as to any then-outstanding RSUs that have not theretofore been terminated pursuant to Section 2 of the Restricted Stock Unit Agreement) on the earlier to occur of (i) an IPO, or (ii) a Sale Event.

Settlement:	Settlement of RSUs refers to the issuance of Shares (or, if applicable, cash) once the award is vested. If a RSU vests as a result of satisfaction of both applicable vesting requirements as described above, the Company will deliver one Share for that RSU at the time of settlement, unless at the time of settlement the Board of Directors, in its sole discretion, determines that settlement shall, in whole or in part, be in the form of cash, based on the then Fair Market Value of a Share. Settlement shall occur on or following the Vesting Date, but not later than two and one-half (2½) months following the end of the year in which the Vesting Date applicable to a RSU occurs (the last day of such two and one-half month period is referred to as the “Short Term Deferral End Date”). Notwithstanding the above, settlement of RSUs that become vested RSUs upon (i) a Sale Event will be made in Shares, unless otherwise specified in the definitive agreement for such Sale Event, or (ii) an IPO shall occur on the earlier of (a) the 185th day following the IPO Date or (b) the Short Term Deferral End Date.

Waiver of Inspection Rights:	You acknowledge and understand that, but for the waiver made herein, you would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the corporation’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the corporation, if any, under the circumstances and in the manner provided in Section 220 of the Delaware General Corporation Law (any and all such rights, and any and all such other rights of each stockholder as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of common stock of the corporation to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, you hereby unconditionally and irrevocably waive the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to your Inspection Rights in your capacity as a stockholder and shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any of your contractual inspection rights under any written agreement with the Company.

By signing below, you and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Company’s 2016 Stock Plan (the “Plan”) and the Restricted Stock Unit Agreement, both of which are attached to and made a part of this document. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. You hereby acknowledge that the vesting of the RSUs pursuant to this Notice of Restricted Stock Unit Award is conditioned on the satisfaction of the Time-Based Requirement and the occurrence, on or before the Expiration Date, of an IPO or Sale Event. You shall have no right with respect to the RSUs to the extent an IPO or Sale Event does not occur on or before the Expiration Date (regardless of the extent to which the Time-Based Requirement was satisfied).

You further agree to accept by email all documents relating to the Company, the Plan or these RSUs and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by email. You acknowledge that you may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with your ability to access the documents.

The RSUs granted hereunder are subject to forfeiture if you breach your confidentiality obligations to the Company or any other obligations contained in the Proprietary Information and Inventions Agreement or similar confidentiality, non-compete or non-solicitation agreement between you and the Company or your Employer, as applicable.

Velodyne LiDAR, Inc.

By:
Title: President

Velodyne LiDAR, Inc.
2016 Stock Plan

Restricted Stock Unit Agreement
(Two-Year Post-Termination Limit)

SECTION 1.         Grant of Restricted Stock Units.

(a)           Grant. On the terms and conditions set forth in the Notice of Restricted Stock Unit Award and this Agreement, the Company grants to you on the Date of Grant the number of RSUs set forth in the Notice of Restricted Stock Unit Award. Each RSU represents the right to receive one share of the Company’s Common Stock on the terms and conditions set forth in this Agreement.

(b)           Consideration. No payment is required for the RSUs that have been granted to you.

(c)           Nature of RSUs; No Rights as a Stockholder. Your RSUs are mere bookkeeping entries and represent only the Company’s unfunded and unsecured promise to issue Shares on a future date under specified conditions. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company. Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled pursuant to Section 4.

(d)           Transfer Restrictions. Except as otherwise provided in this Agreement, the RSUs and any right to receive Shares upon settlement of the RSUs shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, including pursuant to any short position, any “put equivalent position” (as defined in Rule 16a-1(h) promulgated under the Exchange Act), or any “call equivalent position” (as defined in Rule 16a-1(b) promulgated under the Exchange Act) by you prior to the settlement of the RSUs. However, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares to which you were entitled at the time of your death pursuant to this Agreement by delivering a written beneficiary designation to the Company’s headquarters on the prescribed form before your death. If you deliver no such beneficiary designation or if your designated beneficiaries do not survive you, your estate will receive payments in respect of any vested RSUs.

(e)           Stock Plan and Defined Terms. Your RSUs are granted pursuant to the Plan, a copy of which you acknowledge having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms not otherwise defined herein are defined in Section 10 of this Agreement.

SECTION 2.          Vesting.

(a)           Generally. The RSUs vest in accordance with the vesting schedule set forth in the Notice of Restricted Stock Unit Award. You will receive a benefit with respect to a RSU only if the Time-Based Requirement and the Liquidity Event Requirement are satisfied on or before the Expiration Date. Your RSUs will not vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Expiration Date.

(b)           Termination of Service.

(i)    Termination For Cause. If your continuous Service terminates in a Termination For Cause, all RSUs, whether or not either or both of the Time-Based Requirement or Liquidity Event Requirement has been satisfied, will immediately be terminated as of your termination date.

(ii)   Termination other than a Termination For Cause. If your continuous Service terminates for any reason other than a Termination For Cause, all RSUs as to which the Time-Based Requirement has not been satisfied as of your termination date shall automatically terminate and be cancelled. You will not satisfy the Time-Based Requirement for any additional RSUs after your Service has terminated for any reason. In addition, upon the termination of your Service for any reason other than a Termination For Cause, any RSUs as to which the Time-Based Requirement has been satisfied will (if an IPO or Sale Event had not yet occurred) remain outstanding until the first to occur of: (A) settlement in connection with an IPO; (B) settlement in connection with a Sale Event; or (C) the Expiration Date. In case of any dispute as to whether your continuous Service has terminated (and the Time-Based Requirement has been satisfied), the Board of Directors shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

(c)           Expiration of RSUs. If an IPO or Sale Event does not occur on or before the Expiration Date, all RSUs (regardless of whether or not, or the extent to which, the Time-Based Requirement had been satisfied as to such RSUs) shall automatically terminate on the Expiration Date. Upon a termination of one or more RSUs pursuant to this Section 2, you will have no further right with respect to such RSUs or the Shares previously allocated thereto.

(d)           Part-Time Employment and Leaves of Absence. If you commence working on a part-time basis, then the Company may adjust the Time-Based Requirement set forth in the Notice of Restricted Stock Unit Award. If you go on a leave of absence, then the Company may adjust the Time-Based Requirement set forth in the Notice of Restricted Stock Unit Award in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while you are on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless you immediately return to active work.

2

SECTION 3.         RESTRICTIONS APPLICABLE TO RSUS.

(a)           Forfeiture of RSUs. In connection with your RSUs, the Company and/or any Affiliate thereof may provide you with certain highly confidential information about the Company and/or any Affiliate thereof, including information regarding the financial condition and business prospects of the Company and/or any Affiliate thereof. Unauthorized disclosure of such information is prohibited under Company (and/or your Employer’s) policy and, if you have signed a Proprietary Information and Inventions Agreement with the Company, or other agreement with your Employer containing confidentiality obligations, if applicable, under such agreement as well. You may also be required to sign an additional nondisclosure agreement prior to receiving this type of information. In addition, unauthorized disclosure of the confidential information of the Company or any Affiliate thereof or other violation of your Proprietary Information and Inventions Agreement or other agreement with the Company or your Employer containing confidentiality, non-compete or non-solicitation obligations could result in the immediate forfeiture of your RSUs, including vested RSUs, as well as termination of your service relationship with the Company or your Employer, as applicable.

SECTION 4.         SETTLEMENT of RSUs.

(a)           Settlement Date. Upon a Vesting Date with respect to a particular RSU, the Company will deliver one Share for that RSU, unless at the time of settlement the Board of Directors, in its sole discretion, determines that settlement shall, in whole or in part, be in the form of cash, based on the then Fair Market Value of a Share. Settlement shall occur on or following the Vesting Date, but not later than the Short Term Deferral End Date (as defined in the Notice of Restricted Stock Unit Award). Notwithstanding the above, settlement of RSUs that become vested RSUs upon (i) a Sale Event will be made in Shares, unless otherwise specified in the definitive agreement for such Sale Event, or (ii) an IPO shall occur on the earlier of (A) the 185th day following the IPO Date or (B) the Short Term Deferral End Date.

(b)           Form of Delivery. The form of any delivery of Shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(c)           Legality of Issuance. No Shares shall be issued to you upon settlement of the RSUs unless and until the Company has determined that (i) you and the Company have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or other securities market on which the Stock is listed has been satisfied; and (iii) any other applicable provision of federal, state or foreign law has been satisfied. The Company shall have no liability to issue Shares in respect of the RSUs unless it is able to do so in compliance with applicable law.

3

SECTION 5.         Taxes.

(a)           Taxes. Upon the Vesting Date and/or settlement date for the RSUs, the Fair Market Value of the Shares may be treated as income subject to withholding by the Company and/or your Employer for the payment of all applicable federal, State, local and foreign income and employment withholding taxes (including any income tax, social insurance contributions, payroll tax, payment on account or other tax-related items arising in connection with your participation in the Plan and legally applicable to you) which arise in connection with the vesting or settlement of the RSUs (the “Tax-Related Items”). No consideration will be paid to you in respect of this award unless you have made arrangements satisfactory to your Employer to satisfy the Tax-Related Items. To the extent that you fail to make such arrangements with respect to certain RSUs, then you will permanently forfeit such RSUs. At the discretion of the Company, these arrangements may include (i) withholding from other compensation or amounts that are owed to you by your Employer, (ii) payment in cash, (iii) if the Stock is publicly traded, payment from the proceeds of the sale of shares through a Company-approved broker, (iv) withholding a number of Shares that otherwise would be issued to you when the RSUs are settled with a Fair Market Value equal to the minimum statutory amount required to be withheld, or (v) any other method permitted by the Company. However, if you are a Company officer subject to Section 16 of the Exchange Act, then the Tax-Related Items will be satisfied pursuant to clause (iv) of the preceding sentence, unless otherwise determined in advance by the Board of Directors. If the Tax-Related Items are satisfied pursuant to clause (iv), you will be deemed to have been issued the full number of Shares subject to the RSUs and the Fair Market Value of the withheld Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax-Related Items and such amount will be remitted to appropriate tax authorities by the Company or your Employer. The Company will not withhold fractional shares pursuant to clause (iv), so if the Tax-Related Items are satisfied pursuant to clause (iv), you hereby authorize the Company or your Employer to withhold the amount of any remaining Tax-Related Items from your wages or other cash compensation. You acknowledge that the responsibility for all Tax-Related Items is your own and may exceed the amount actually withheld by the Company or your Employer.

(b)           Section 409A. The settlement of these RSUs is intended to be exempt from the application of Code Section 409A pursuant to the “short-term deferral exemption” in Treasury Regulation 1.409A-1(b)(4) and shall be administered and interpreted in a manner that complies with such exemption. To the extent that any provision of this Agreement is ambiguous as to its exemption from Code Section 409A, the provision shall be read in such a manner so that all payments hereunder are exempt from Code Section 409A. Notwithstanding the foregoing, if this award of RSUs is interpreted as not being exempt from Code Section 409A, it shall be interpreted to comply with the requirement of Code Section 409A so that this award is not subject to additional tax or interest under Code Section 409A. In this regard, if this award is payable upon your “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) (a “Separation”) and you are a “specified employee” of the Company or any Affiliate thereof within the meaning of Code Section 409A(a)(2)(B)(i) on the day of your Separation, then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after your Separation, or (ii) your death, but only to the extent such delay is necessary so that this award is not subject to additional tax or interest under Code Section 409A.

4

(c)           Acknowledgements. You acknowledge that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the Shares, if any, received hereunder, and you should consult a tax adviser regarding your tax obligations prior to such event. You acknowledge that neither the Company nor any Affiliate thereof is providing any tax, legal, or financial advice, nor is the Company or any Affiliate thereof making any recommendations regarding your participation in the Plan or acquisition or sale of Shares subject to this award. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding your participation in the Plan. You further acknowledge that neither the Company nor any Affiliate thereof (i) makes any representations or undertakings regarding the tax treatment of the award of RSUs, including the grant, vesting, or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such RSUs, or the receipt of any dividends; or (ii) commits to or is under any obligation to structure the terms of the grant of the RSUs to reduce or eliminate your tax liability or achieve any particular tax result. You agree that neither the Company nor any Affiliate thereof has a duty to design or administer the RSUs, the Plan or its other compensation programs in a manner that minimizes your tax liability. You shall not make any claim against the Company, the Board of Directors, any Affiliate of the Company or any of the directors, officers or employees of the Company or any Affiliate thereof related to tax matters arising from this award or your other compensation.

SECTION 6.         Right Of First Refusal.

(a)           Right of First Refusal. In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares to the extent consistent with the restrictions set forth in Section 3, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by you and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Section 6(b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b)           Transfer of Shares. Subject to Section 7(a) below, if the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which you are bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Section 6(a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

5

(c)           Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 6 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 6.

(d)           Termination of Right of First Refusal. Any other provision of this Section 6 notwithstanding, in the event that the Stock is readily tradable on an established securities market when you desire to transfer Shares, the Company shall have no Right of First Refusal, and you shall have no obligation to comply with the procedures prescribed by Sections 6(a) and 6(b) above.

(e)           Permitted Transfers. This Section 6 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of your Immediate Family or to a trust established by you for the benefit of you and/or one or more members of your Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If you transfer any Shares acquired under this Agreement, either under this Section 6(e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to you.

(f)            Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 6, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g)           Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 6.

6

SECTION 7.         Restrictions APPLICABLE TO SHARES.

(a)           Bylaws Restrictions. Prior to an IPO, the Shares acquired under this Agreement shall be subject to the transfer restrictions described in the Company’s Bylaws, in addition to, and not in limitation of, the provisions of Section 6 of this Agreement.

(b)           Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other jurisdiction or other law. You (or the beneficiary or your personal representative in the event of your death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.

(c)           Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on: (i) the publication or other distribution of research reports; or (ii) analyst recommendations and opinions, including the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 7(c). This Section 7(c) shall not apply to Shares registered in the public offering under the Securities Act.

7

(d)           Investment Intent at Grant. You represent and agree that the Shares to be acquired upon settlement of the RSUs will be acquired for investment, and not with a view to the sale or distribution thereof.

(e)           Investment Intent at Settlement. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, you shall represent and agree at the time of issuance that the Shares being acquired upon settlement of the RSUs are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(f)            Rights of the Company. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any Transferee to whom the Shares have been transferred in contravention of this Agreement.

(g)           No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

(h)           Legends. The Company may at any time place legends referencing the Right of First Refusal, restrictions on transfer, and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. At the request of the Company, you must promptly present to the Company any and all certificates representing shares acquired pursuant to the settlement of the RSUs in your possession in order to carry out the provisions of this Agreement. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A RIGHT OF FIRST REFUSAL AND RIGHT OF REPURCHASE IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

All certificates evidencing Shares issued under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

8

If required by the authorities of any State in connection with the issuance of the Shares, the legend or legends required by such State authorities shall also be endorsed on all such certificates.

(i)            Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(j)            Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 7 shall be conclusive and binding on you and all other Persons.

SECTION 8.         Adjustment Of Shares.

In the event of any transaction described in Section 9(a) of the Plan, the terms of these RSUs (including the number and kind of shares subject to the RSUs) shall be adjusted as set forth in Section 9(a) of the Plan. In the event that the Company is party to a merger or consolidation, your RSUs shall be subject to Section 9(b) of the Plan, provided that any action taken must either preserve the exemption of your RSUs from Code Section 409A or comply with Code Section 409A. Any additional RSUs and any new, substituted or additional shares, cash or other property that become subject to this award as a result of any such transaction shall be subject to the same conditions and restrictions as applicable to the RSUs to which they relate.

SECTION 9.         Miscellaneous provisions.

(a)           Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such Person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

(b)           No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon you the right to remain in Service in any capacity for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining you) or you, which rights are hereby expressly reserved by each, to terminate your Service at any time and for any reason, with or without cause.

9

(c)           Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service. Notice shall be addressed to the Company at its principal executive office and to you at the address that you most recently provided to the Company in accordance with this Section 9(c).

(d)           Effect on Other Employee Benefit Plans. The value of your RSUs and the Shares issuable thereunder shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company and/or any Affiliate thereof, except as such plans otherwise expressly provide.

(e)           Entire Agreement. The Notice of Restricted Stock Unit Award, this Agreement and the Plan constitute the entire understanding between you and the Company regarding the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied), or the applicable portions thereof, that relate to the subject matter hereof, including any provisions in any employment agreement with your Employer or other document relating to these RSUs or any other equity-based awards.

(f)            Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(g)           Plan Discretionary. You understand and acknowledge that the Plan is wholly discretionary in nature and is governed by United States law. You understand and acknowledge that the Company and your Employer have reserved the right to amend, suspend or terminate the Plan at any time, and that the grant of RSUs in one year or at any time does not in any way create any contractual or other right to receive future grants of RSUs or benefits in lieu of RSUs in any future year or in any given amount. You understand and acknowledge that all determinations with respect to any such future grants, including the times when RSUs shall be offered, the maximum number of shares subject to such RSUs and the vesting schedule will be at the sole discretion of the Company.

(h)           Extraordinary Compensation. You understand and acknowledge that the value of the RSUs is an extraordinary item of compensation governed by United States law, is outside the scope of your employment contract, if any, and is not to be considered part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. You understand and acknowledge that the right to be granted RSUs and the right to continue vesting or to receive further grants of RSUs will terminate effective as of the date upon which you receive notice of termination, regardless of when the termination is effective.

10

(i)            Participation Ceases When Employment Ceases. You understand and acknowledge that participation in the Plan ceases upon termination of your employment or Service for any reason except as may otherwise be explicitly provided in this Agreement and the Plan.

(j)            Authorization to Disclose. You hereby authorize and direct your Employer to disclose to the Company (and/or any Affiliate thereof) such information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan as your Employer deems necessary or appropriate to facilitate the administration of the Plan.

(k)           Personal Data Authorization. You consent to the collection, use and transfer of personal data as described in this paragraph. You understand and acknowledge that the Company and/or its Affiliates hold certain personal information about you, including your name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). You further understand and acknowledge that the Company and/or its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and/or any of its Affiliates may each further transfer Data to any third parties assisting any of them in the implementation, administration and management of the Plan. You understand and acknowledge that these recipients may be located in the United States or elsewhere. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of administering your participation in the Plan, including any requisite transfer to a broker or other third party with whom you may elect to deposit any shares of Stock acquired under the Plan and/or the subsequent holding of shares of Stock on your behalf. You understand and acknowledge that you may, at any time, view Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Chief Financial Officer of the Company.

(l)            Interpretation. For purposes of this Agreement, unless otherwise specified or the context otherwise requires: (i) the words “include,” “includes” and “including” is deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; (iv) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; (v) words denoting any gender include all genders; (vi) references in this Agreement to sections, exhibits, schedules, attachments and appendices mean the sections of, and exhibits, schedules, attachments and appendices attached to, this Agreement; (vii) references in this Agreement to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (viii) references in this Agreement to a law, statute or regulation means such law, statute or regulation as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The headings used herein are for reference only and shall not affect the construction hereof.

SECTION 10.       Definitions.

(a)           “Affiliate” of a Person means any other Person that directly or indirectly, controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, a Parent, a Subsidiary and, if the Company is not your Employer, your Employer will each be deemed to be an Affiliate of the Company.

11

(b)           “Agreement” means this Restricted Stock Unit Agreement.

(c)           “Board of Directors” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(d)           “Cause” means (a) your unauthorized use or disclosure of the confidential information or trade secrets of the Company or any Affiliate thereof, which use or disclosure causes material harm to the Company or any Affiliate thereof, (b) your material breach of any agreement between you and the Company or any Affiliate thereof, (c) your material failure to comply with the written policies or rules of your Employer (or any Affiliate thereof, if applicable to you), (d) your conviction of, or your plea of “guilty” or “no contest” to, a felony under any applicable laws, (e) your fraud, gross negligence or willful misconduct in connection with your duties to, or that causes harm to, the Company or any Affiliate thereof, (f) your continuing failure to perform assigned duties after receiving written notification of the failure from the Board of Directors or your Employer, or (g) your failure to cooperate in good faith with a governmental or internal investigation of the Company or any Affiliate thereof or any of their respective directors, officers or employees, if the Company or any Affiliate thereof has requested your cooperation.

(e)           “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity or (ii) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to the merger or consolidation.

(f)            “Code” means the Internal Revenue Code of 1986, as amended.

(g)           “Committee” means a committee of the Board of Directors, as described in Section 2 of the Plan.

(h)           “Company” means Velodyne LiDAR, Inc., a Delaware corporation.

(i)            “Consultant” means a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(j)            “Date of Grant” means the date specified in the Notice of Restricted Stock Unit Award, which date shall be the later of (i) the date on which the Board of Directors resolved to grant the RSUs to you, or (ii) your first date of Service.

12

(k)           “Employee” means any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(l)            “Employer” means whichever of the Company, a Parent or a Subsidiary employs you.

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)           “Expiration Date” means the expiration date of the RSUs as set forth in the Notice of Restricted Stock Unit Award.

(o)           “Fair Market Value” means the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(p)           “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(q)           “IPO” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Shares shall be publicly held, and “IPO Date” means the date on which the IPO occurs.

(r)            “Liquidity Event Requirement” means the requirement that the Company complete an IPO or Sale Event. The Liquidity Event Requirement will be deemed satisfied (as to any then outstanding RSUs that have not theretofore been terminated pursuant to Section 2 of the Agreement) on the earlier to occur of: (i) an IPO, or (ii) a Sale Event.

(s)           “Outside Director” means a member of the Board of Directors who is not an Employee.

(t)            “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(u)           “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or any other entity or organization of any kind, including a governmental authority.

(v)           “Plan” means the Velodyne LiDAR, Inc. 2016 Stock Plan.

13

(w)          “Right of First Refusal” means the Company’s right of first refusal described in Section 6.

(x)           “RSUs” means the Restricted Stock Units granted to you by the Company as set forth in the Notice of Restricted Stock Unit Award.

(y)           “Sale Event” means the consummation of the following transactions in which holders of Shares receive cash or marketable securities tradable on an established national or foreign securities exchange: (i) a sale of all or substantially all of the assets of the Company determined on a consolidated basis to an unrelated Person; (ii) a merger, reorganization, or consolidation involving the Company in which the shares of voting stock of the Company outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction which represent less than 50% of the outstanding voting power of such surviving or resulting entity; or (iii) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or series of related transactions by a Person or group of Persons. For the avoidance of doubt, an initial public offering, any subsequent public offering, another capital raising event, and a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.” In addition, a transaction shall not constitute a Sale Event unless such transaction also qualifies as an event under Treasury Regulation Section 1.409A-3(i)(5)(v) (change in the ownership of a corporation), Treasury Regulation Section 1.409A-3(i)(5)(vi) (change in the effective control of a corporation), or Treasury Regulation Section 1.409A-3(i)(5)(vii) (change in the ownership of a substantial portion of a corporation’s assets).

(z)            “Securities Act” means the Securities Act of 1933, as amended.

(aa)         “Service” means service as an Employee, Outside Director or Consultant.

(bb)        “Share” means a share of the Stock, as adjusted in accordance with Section 9 of the Plan (if applicable).

(cc)         “Stock” means the Common Stock of the Company.

(dd)        “Subsidiary” means any corporation entity (other than the Company) in an unbroken chain or corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ee)         “Termination For Cause” means a termination of your Service by the Company or your Employer, following a determination by the Company or your Employer that such termination is for Cause, and evidenced by written notice from the Company or your Employer to you that such termination of Service is for Cause.

(ff)           “Time-Based Requirement” means the requirement to provide Service over the period of time set forth in the Notice of Restricted Stock Unit Award.

14

(gg)         “Transfer Notice” means the notice of a proposed transfer of Shares described in Section 6.

(hh)         “Transferee” means any Person to whom you have directly or indirectly transferred any Shares acquired under this Agreement.

(ii)           “Vesting Date” means the first date on or before the Expiration Date upon which both the Time-Based Requirement and the Liquidity Event Requirement are satisfied.

15

Exhibit 10.6

[October __,] 2020

Re:	Conversion of Velodyne Lidar, Inc. Equity-Based Awards

Dear [NAME],

On July 2, 2020, Velodyne Lidar, Inc. (“VLI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Graf Industrial Corp. (“Graf”) and its wholly owned subsidiary, VL Merger Sub Inc. (“Merger Sub”), pursuant to which Merger Sub merged with and into VLI (the “Merger”), with VLI surviving the merger and becoming a wholly-owned subsidiary of Graf. Upon the effective time of the Merger (the “Effective Time”), Graf changed its name to Velodyne Lidar, Inc., though such entity is referred to herein as the “Public Company.”

Upon the Effective Time, all outstanding equity-based awards granted under the Velodyne Lidar, Inc. 2007 Incentive Stock Plan (the “2007 Stock Plan”) and the Velodyne Lidar, Inc. 2016 Stock Plan (the “2016 Stock Plan” and, together with the 2007 Stock Plan, the “VLI Stock Plans”), were cancelled and converted into rollover equity-based awards as set forth below.

For purposes of this letter, the “Exchange Ratio” is 2.97860818299396, which is the number of shares of Public Company common stock that were issued as merger consideration for one share of VLI common stock. In addition, all rollover equity-based awards described below have been issued under the Velodyne Lidar, Inc. 2020 Equity Incentive Plan (the “Public Company Plan”).

VLI Restricted Stock Unit Awards

At the Effective Time, each then outstanding and unsettled award of restricted stock units under a VLI Stock Plan (a “VLI RSU Award”) was cancelled and converted into an award of restricted stock units with respect to the number of shares of the Public Company common stock equal to the product of: (i) the number of shares of VLI common stock subject to the VLI RSU Award, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole number of shares of Public Company common stock (each restricted stock unit award, as converted, a “Rollover RSU Award”).

VLI Options

At the Effective Time, each then outstanding and unexercised option to purchase shares of VLI common stock under a VLI Stock Plan (a “VLI Option”) was cancelled and converted into an option to purchase shares of the Public Company common stock (each option, as converted, a “Rollover Option”), in accordance with the following:

•	the number of shares of the Public Company common stock subject to each Rollover Option is equal to the product of (i) the number of shares of VLI common stock that were subject to the corresponding VLI Option immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole number of shares of Public Company common stock; and

•	the exercise price per share of each Rollover Option is equal to the quotient of (i) the per share exercise price of the corresponding VLI Option immediately prior to the Effective Time, divided by (ii) the Exchange Ratio, rounded down to the nearest whole cent.

VLI Restricted Stock Awards

At the Effective Time, each then outstanding and unvested award of restricted stock under a VLI Stock Plan (a “VLI Restricted Stock Award” and, together with the other VLI Restricted Stock Awards, the VLI Options and the VLI RSU Awards, the “VLI Awards”) was cancelled and converted into an award on the number of restricted shares of Public Company common stock equal to the product of: (i) the number of restricted shares of VLI common stock subject to the VLI Restricted Stock Award, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole number of restricted shares of Public Company common stock (each restricted stock award, after such conversion, a “Rollover Restricted Stock Award” and, together with the other Rollover Restricted Stock Awards, the Rollover Options and Rollover RSU Awards, the “Rollover Awards”).

General Provisions applicable to Rollover Awards

As of and following the Effective Time, each of the Rollover Awards continued, and, as applicable, continues, to be subject to the terms and conditions of the award agreements evidencing the corresponding VLI Award under the applicable VLI Stock Plan (the “Award Agreements”); provided, that, any reference in an Award Agreement:

(i)	to the Plan means the Public Company Plan;

(ii)	to the Board of Directors means the Board of Directors of the Public Company;

(iii)	to the Company means the Public Company; and

(iv)	to Common Stock means the common stock of the Public Company.

Notwithstanding the foregoing or anything to the contrary herein, as of and following the Effective Time:

(i)	any reference in an Award Agreement to an “initial public offering” continued and, as applicable, continues to mean the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale by VLI of the equity securities of VLI;

(ii)	any reference in an Award Agreement to “a registration statement of the Company filed under the Securities Act for the sale of Common Stock” continued and, as applicable, continues to mean a registration statement of VLI that is filed under the Securities Act for the sale of common stock of VLI and that covers the shares of stock issued pursuant to the Rollover Award; and

(iii)	with respect to any Rollover Award, the Board of Directors of the Public Company or, an authorized committee thereof, has the authority to perform all actions and make such determinations that were provided to the plan administrator in the VLI Stock Plan that was applicable to the corresponding VLI Award; and

(iv)	with respect to any Rollover Award, the terms and conditions set forth in a VLI Stock Plan that was applicable to the corresponding VLI Award, shall continue to apply to the Rollover Award and shall be incorporated by reference into the applicable Award Agreement to the extent necessary to administer, interpret and resolve any ambiguity relating to the Rollover Award.

Miscellaneous

While you will not receive new paperwork for any of your Rollover Awards, our records have been adjusted to reflect the effects of the Merger and you can view your outstanding awards, as converted, by logging into your Velodyne established E*TRADE Stock Plan account, which is accessible online at www.etrade.com. You should also keep this letter as a reminder of the adjustments made to each of your VLI Awards and the corresponding Award Agreements.

For the avoidance of doubt, no provision contained herein or in the Merger Agreement shall give you any right to remain in the service or employment of the Public Company or any of its affiliates, create any inference as to the length of your employment or service, or affect the right of the Public Company or any of its affiliates, to terminate your employment or service at any time for any reason.

Further, no provision herein shall supersede or amend the Merger Agreement, or any resolutions effectuated by the Public Company’s board of directors. In the event where a conflict exists between this letter and the Merger Agreement (or any Public Company board resolution effectuated as a result thereto), the Merger Agreement and such corresponding board resolution of the Public Company shall control.

This letter may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

Very truly yours,

Velodyne Lidar, Inc.

By:
Name:
Title:

I acknowledge and agree to the terms set forth herein:

By:
Print Name:
Date:

Exhibit 10.7

July 3, 2019

Andrew Hamer

Dear Andrew,

Velodyne LiDAR, Inc. (“Velodyne”) is pleased to offer you employment with the company on the terms described below.

Position. You will start in a full-time position as Chief Financial Officer. You will initially report to David Hall. Your target start date will be on July 3, 2019.

Compensation. You will be paid a starting salary at the rate of $370,000 per year, payable on Velodyne’s regular payroll dates and subject to all withholdings and deductions as required by law.

You will be eligible to participate in Velodyne’s annual bonus plan. Your target bonus opportunity will be 50% of your then-current salary and will be paid annually. For 2019, your initial bonus, if any, will be based equally on 1) your performance in preparing and executing an initial public offering of Velodyne’s stock and 2) Velodyne’s revenue growth meeting the targets agreed upon by the executive management team. Subsequent bonuses, if any, will be based on individual objectives established by your manager. You must be continuously employed through the bonus payment date to be eligible to receive an annual bonus payment for the particular calendar year.

Employee Benefits. As a full-time employee of Velodyne you will be eligible to participate in the Velodyne-sponsored benefits. The Velodyne-sponsored benefits are described in the employee benefit summary that I have enclosed with this letter.

Restricted Stock Units. Subject to the approval of the Company’s Board of Directors or its Compensation Committee, you will be granted an award of 65,000 Restricted Stock Units (the “RSUs”). The RSUs will be subject to the terms and conditions of the Company’s 2016 Stock Plan (the “Plan”) and a notice of restricted stock unit award and restricted stock unit agreement (the “Award Agreement”). As will be more fully described in the Award Agreement, the RSUs will be subject to vesting based on the satisfaction of two vesting conditions: (i) a time-based service requirement, and (ii) a liquidity event requirement. In addition, both vesting conditions must be satisfied prior to the seventh anniversary of the date of grant in order for the RSUs (or a portion thereof) to vest, meaning that all of the RSUs shall automatically terminate if either one of the two conditions is not satisfied prior to the seventh anniversary of the date of grant. The Award Agreement will further provide that: (A) the time-based requirement will be satisfied with respect to 25% of the RSUs after 9 months of your continuous service with the Company and the balance will vest in equal installments when you complete each successive three-month period of continuous service with the Company over the next 3 years; and (B) the liquidity event will be satisfied upon either the consummation of an initial public offering of the Company’s Common Stock or a Sale Event (as defined below).

1

“Sale Event” means the consummation of the following transactions in which holders of the Company’s Common Stock receive cash or marketable securities tradable on an established national or foreign securities exchange: (i) a sale of all or substantially all of the assets of the Company determined on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization, or consolidation involving the Company in which the shares of voting stock of the Company outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction which represent less than 50% of the outstanding voting power of such surviving or resulting entity; or (iii) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or series of related transactions by a person or group of persons. For the avoidance of doubt, an initial public offering, any subsequent public offering, another capital raising event, and a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.” In addition, a transaction shall not constitute a Sale Event unless such transaction also qualifies as an event under Treasury Regulation Section 1.409A-3(i)(5)(v) (change in the ownership of a corporation), Treasury Regulation Section 1.409A-3(i)(5)(vi) (change in the effective control of a corporation), or Treasury Regulation Section 1.409A-3(i)(5)(vii) (change in the ownership of a substantial portion of a corporation’s assets).

Change in Control. If your employment with Velodyne is involuntarily terminated within three (3) months prior to or within twelve (12) months after a Sale Event and for reasons other than Cause or a breach by you of the terms and conditions of this letter (including, but not limited to, a breach of the Employment Agreement (as defined in below)) or by you for Good Reason, and subject to your execution, and non-revocation, of a release of claims in a form provided by Velodyne or the acquirer in such Sale Event, (i) the time-based vesting requirement for the RSUs and Options, if any, will be deemed satisfied; (ii) you will be provided with a payment of an amount equal to twelve (12) months of your Base Salary as in effect on your termination date; and (iii) you will be provided up to twelve (12) months of COBRA payments to be made by Velodyne or its successor should you elect COBRA coverage. Any payment will be payable in lump sum, subject to applicable tax withholdings and deductions, after the effective date of the general release and waiver of claims. If you fail to return the release within sixty days of your termination, or you revoke the release, then you shall not be entitled to the benefits described in this Change in Control section.

Severance. Upon the termination of your employment by Velodyne without Cause or by you for Good Reason, and other than as a result of a Sale Event or permanent disability, and conditional upon your executing and not revoking a general release and waiver of claims against Velodyne in a form provided by Velodyne (which shall include, among other terms, a non-disparagement clause), you will be provided with (i) a payment of an amount equal to twelve (12) months of your Base Salary as in effect on your termination date; and (ii) up to twelve (12) months of COBRA payments to be made by Velodyne should you elect COBRA coverage. Any payment will be payable in lump sum, subject to applicable tax withholdings and deductions, after the effective date of the general release and waiver of claims. The release shall be in a form prescribed by Velodyne, without alterations. If you fail to return the release within sixty days of your termination, or you revoke the release, then you shall not be entitled to the benefits described in this Severance section.

2

The term "Cause" shall mean: (i) an unauthorized use or disclosure by you of Velodyne’s confidential information or trade secrets; (ii) a continuing material breach by you of any agreement between you and Velodyne, which breach continues for more than ten (10) calendar days after receiving specific written notification of such breach by your manager; (iii) a continuing material failure by you to comply with Velodyne's written policies or rules which failure continues for more than ten (10) calendar days after receiving specific written notification of such failure from your manager; (iv) your conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State thereof; (v) your continuing gross negligence or willful misconduct which negligence continues for more than ten (10) calendar days after receiving specific written notification of such failure from your manager; (vi) a continuing failure by you to perform assigned duties, which failure continues for more than ten (10) calendar days after receiving specific written notification of such failure form your manager; or (vii) a continuing failure by you to cooperate in good faith with a governmental or internal investigation of Velodyne or its directors, officers or employees, if Velodyne has requested your cooperation, which failure continues for more than ten (10) calendar days after receiving specific written notification of such failure from your manager.

The term "Good Reason" means (a) material reduction of your rate of compensation; (b) material reduction in your duties; (c) material diminution or reduction in your title or duties, or (d) relocation of your principal place of employment to a place greater than 30 miles from your then current principal place of employment.

Proprietary Information and Inventions Agreement. As a condition of your employment, you will be required to sign Velodyne’s standard At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (“Employment Agreement”), which is attached.

Employment Relationship. You may terminate your employment with Velodyne at any time and for any reason whatsoever simply by notifying Velodyne. Likewise, Velodyne may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and Velodyne on this term. Although your job duties, title, compensation and benefits, as well as Velodyne’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and Velodyne’s Chief Executive Officer or President.

Outside Activities. While you render services to Velodyne, you agree that you will devote your full business time and best efforts to the performance of your duties and to the furtherance of Velodyne’s interests. In addition, while you render services to Velodyne, you will not assist any person or entity in competing with Velodyne, in preparing to compete with Velodyne or in hiring any employees or consultants of Velodyne.

3

Current/Former Employer. By signing this letter, you confirm that you are under no contractual or other legal obligations that would prohibit you from performing your duties with Velodyne. You further confirm that you will inform Velodyne about any such restrictions and provide Velodyne with as much information about them as possible, including any agreements between you and your current or former employer describing such restrictions on your activities. You further confirm that you will not remove or take any documents or proprietary data or materials of any kind, electronic or otherwise, with you from your current or former employer to Velodyne without written authorization from your current or former employer.

Contingencies. This offer of employment is contingent upon the following:

a)    Your ability to provide and maintain the proper and necessary documentation required for you and Velodyne to comply with all applicable United States immigration laws and regulations. Please be prepared on your first day of employment to show specific documentation to certify your legal right to work in the United States.

b)    Your execution (signature) of the Velodyne Employee Agreement which protects the intellectual property and confidential information of Velodyne, and prohibits the unauthorized use of the intellectual property and confidential information of any other company.

c)    The satisfactory review and/or verification of background information, including, but not limited to, prior employment, reference checks, education, Department of Motor Vehicles, Social Security, and criminal records.

Entire Agreement. This letter supersedes and replaces any prior understandings or agreements, whether oral, written or implied, between you and Velodyne regarding the matters described in this letter.

If you wish to accept this offer, please sign, date, and return this letter and the enclosed Employment Agreement.

This offer, if not accepted, will expire at the close of business on July 3, 2019.

Very truly yours,

/s/ Marta Hall

Velodyne LiDAR, Inc.
By: Marta Hall, President

4

I have read and accept this employment offer:

/s/ Andrew Hamer

Andrew Hamer

Date Signed:	7/3/2019

Attachment(s)

Velodyne Employment Agreement

Employee Benefits Summary

5

Exhibit 10.8

VELODYNE CONFIDENTIAL INFORMATION

Velodyne LiDAR, Inc.

Employment Agreement

This Employment Agreement (the “Agreement”) is made effective as of January 1, 2020 (the “Effective Date”), by and between Anand Gopalan (“Executive”) and Velodyne LiDAR, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Executive and the Company previously entered into an employment offer letter, dated as of May 20, 2016, which was subsequently amended on August 9, 2017 and March 11, 2019 (such offer letter, as amended, the “Prior Agreement”); and

WHEREAS, the Company wishes to continue to retain the services of Executive through a promotion to Chief Executive Officer of the Company and Executive wishes to accept such promotion by the Company and continue his employment on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

1.             Duties and Scope of Employment.

(a)           Positions and Duties. As of the Effective Date, Executive will serve as the Company’s Chief Executive Officer. Executive will render such business and professional services in the performance of Executive’s authority, duties and responsibilities consistent with Executive’s position as a Chief Executive Officer of a similarly sized company in the technology industry. Executive will report to the Company’s Board of Directors (the “Board”). The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.” For purposes of clarity, the occurrence of vesting milestone events (e.g., a Sale Event), shall remain subject to any applicable approval of the Board or the Company’s stockholders, as required under any applicable law or the Company’s governing documents and the existence or absence of any such approval shall not constitute a reduction or change in Executive’s authority, duties or responsibilities.

(b)           Board Membership. In addition, for so long as the Company requires during the Employment Term, Executive shall also serve as an employee-director of the Board, and with respect to such position during the Employment Term, Executive shall not be eligible to receive fees, further equity grants or other compensation paid to the Company’s non-employee directors for his service on the Board during the Employment Term; provided that Executive’s service as a member of the Board will be subject to any requirements set forth in the Company’s governing documents and the requirements of any applicable securities exchange. Upon the termination of Executive’s employment for any reason, unless otherwise requested by the Board, Executive will be deemed to have resigned from the Board (and all other positions held at the Company and any of its Affiliates) voluntarily, without any further required action by Executive, as of the end of Executive’s employment and Executive, at the Board’s request, will execute an effective resignation in a form reasonably acceptable to the Company.

VELODYNE CONFIDENTIAL INFORMATION

(c)           Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity without the prior approval of the Board. Notwithstanding the foregoing, Executive will be permitted to: (i) continue serving as a trustee to the Foundation for the Preservation of Knowledge and/or its sister organization Tara Prakashana; (ii) engage in religious, charitable or other community activities; or (iii) serve as a trustee to any family trust or managing any of Executive’s personal or family investments and affairs; provided, however, that (1) without the prior approval of the Board, Executive may not serve on more than two boards of directors of (whether the service is on behalf of non-profit or for-profit entities) at any time and Executive will be required to resign as a member of the board of directors of any such outside non-profit or for-profit entity at the request of the Board if the Board determines in its discretion that such service is materially interfering with the performance of his duties hereunder, and (2) the services and activities set out in clauses (i), (ii), and (iii) do not and will not materially interfere with the Executive’s performance of his duties as provided in this Agreement and such services and activities would not reasonably be expected to materially and adversely affect the business or reputation of the Company. Executive further agrees to comply with all Company policies in existence or that may be adopted by the Company during the Employment Term.

2.             At-Will Employment. Notwithstanding anything to the contrary herein, the parties agree that Executive’s employment with the Company remains “at-will” employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company. However, as described in this Agreement, Executive may be entitled to severance benefits depending on the circumstances of Executive’s termination of employment with the Company.

3.             Term of Agreement. This Agreement shall be effective and supersede the Prior Agreement as of the Effective Date and will have an initial term of three (3) years commencing on the Effective Date (the “Initial Term”). On the third anniversary of the Effective Date and each annual anniversary thereafter, this Agreement will renew automatically for additional one (1) year terms (each an “Additional Term”), unless either party provides the other party with written notice of non-renewal at least sixty (60) days prior to the date of automatic renewal. Notwithstanding the foregoing provisions of this paragraph, if an initial occurrence of an act or omission by the Company constituting the grounds for “Good Reason” in accordance with Section 11(h) hereof has occurred (the “Initial Grounds”), and the expiration date of the Company cure period (as such term is used in Section 11(h)) with respect to such Initial Grounds could occur following the expiration of the Initial Term or an Additional Term, the term of this Agreement will extend automatically through the date that is thirty (30) days following the expiration of such cure period, but such extension of the term will only apply with respect to the Initial Grounds.

2

VELODYNE CONFIDENTIAL INFORMATION

4.             Compensation.

(a)           Base Salary. During the Employment Term, the Company will pay Executive an annual salary of $500,000 as compensation for his services, with increases, if any, as may be approved by the Board or the Compensation Committee of the Board (the “Compensation Committee”) (the base salary, as in effect, from time to time, shall hereinafter be referred to as the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding. Executive’s Base Salary will be subject to review at least annually and shall be subject to increases, if any, as may be approved from time to time by the Board or the Compensation Committee.

(b)           Target Bonus. Executive will have an annual target bonus of 100% of Executive’s Base Salary (the “Target Bonus”), which will be based upon the achievement of performance objectives to be determined by the Board or the Compensation Committee, in its sole discretion, after consultation with Executive. The annual bonus for any year (including the first year of this Agreement) to be paid to Executive, if any, will be payable consistent with the Company’s past practices and policies, but will be paid no later than the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year to which the bonus relates, so long as Executive was employed by the Company on the last day of such fiscal year. Such performance objectives for the annual bonus for any particular years shall contain criteria applicable to the performance of the Company, which may include reasonable financial, product development and other metrics, as determined by the Board or the Compensation Committee, in its sole discretion, after consultation with Executive.

(c)           Equity.

(i)              General. Within thirty (30) days following the Effective Date, the Company will grant Executive an option to purchase 150,000 shares of the Company’s common stock (the “Promotion Option”) and two awards of restricted stock units. The first award will be for 300,000 restricted stock units (the "Promotion RSUs") and the second award will up to 375,000 restricted stock units with a target award of 150,000 restricted stock units (the “Performance RSUs”). Neither the granting of the Promotion RSUs, the Performance RSUs nor any other Equity Award shall confer Executive with any right to continued employment.

(ii)             Promotion Option. The Promotion Option will be subject to the terms and conditions of the Company’s 2016 Stock Plan (the “Plan”) and a notice of stock option grant and stock option agreement (collectively, the “Promotion Option Agreement”). As will be more fully described in the Promotion Option Agreement, Executive will vest in 25% of the total shares underlying the Promotion Option after 12 months of continuous service following the Effective Date, and the balance will vest in equal monthly installments over the next 36 months of continuous service, such that 100% of the shares subject to the Promotion Option shall be vested and exercisable on the fourth annual anniversary of the Effective Date.

(iii)            Promotion RSUs. The Promotion RSUs will be subject to the terms and conditions of the Plan and a notice of restricted stock unit award and restricted stock unit agreement (collectively, the “Promotion RSU Award Agreement”). Subject to further input and approval of the vesting structure by the Company’s auditors, the Promotion RSU Award Agreement will provide that the RSUs will be subject to vesting based on the satisfaction of a time-based service requirement. For these purposes, Executive will satisfy the time-based service requirement, upon the first occurrence of either of the following:

3

VELODYNE CONFIDENTIAL INFORMATION

(A) (i) with respect to 25% of the total number of the Promotion RSUs if Executive remains in continuous service through the first anniversary of the Effective Date (the “Initial Promotion RSU Vesting Date”) and a Sale Event occurs on or prior to the Initial Promotion RSU Vesting Date, and (ii) with respect to an additional 6.25% of the Promotion RSUs when Executive completes each of the next twelve (12) successive three-month periods of continuous service thereafter, but only if a Sale Event has occurred on or prior to the Initial Promotion RSU Vesting Date; or

(B) (i) with respect to 58.33% of the Promotion RSUs if Executive remains in continuous service through an IPO (the date the IPO occurs, the “IPO Date”) and the IPO occurs on or prior to the Initial Promotion RSU Vesting Date, (ii) with respect to an additional 6.25% of the Promotion RSUs when Executive completes each of the next six (10) successive three-month periods of continuous service after the IPO Date, but only if the IPO has occurred on or prior to the Initial Promotion RSU Vesting Date, and (iii) with respect to an additional 4.17% of the Promotion RSUs when Executive completes the seventh (7th) successive three-month period of continuous service after the IPO Date, but only if the IPO has occurred on or prior to the Initial Promotion RSU Vesting Date.

Notwithstanding anything to the contrary herein, if a Liquidity Event does not occur on or prior to the Initial Promotion RSU Vesting Date, the Promotion RSUs shall immediately terminate for no consideration on such date.

(iv)            Performance RSUs. The Performance RSUs will be subject to the terms and conditions of the Plan and a notice of restricted stock unit award and restricted stock unit agreement (collectively, the “Performance RSU Award Agreement”). Subject to further input and approval of the vesting structure by the Company’s auditors, the Performance RSU Award Agreement will provide that the RSUs will be subject to vesting based on the satisfaction of a time-based service requirement and the actual number of RSUs that may become eligible for vesting will be based on the appreciation in the price of the Company’s common stock, as set forth below. For these purposes, Executive will satisfy the time-based service requirement if Executive remains in continuous service through the third anniversary of the Effective Date (the “Performance RSU Vesting Date”) and a Liquidity Event occurs on or prior to the Performance RSU Vesting Date, each subject to the acceleration of vesting provisions in subsection (v) below, as applicable. Subject to the satisfaction of the service-based requirement or, as applicable, the acceleration of vesting provisions in subsection (v) below, the number of Performance RSUs that will become vested on the Performance RSU Vesting Date shall be as follows:

Ending Price vs. Starting Price	Number of Performance RSUs Vested
Ending Price is at least 75% of the Starting Price but is less than 100% of the Starting Price	112,500
Ending Price is 100% of the Starting Price	135,000
Ending Price is Greater than Starting Price up to 150% of the Starting Price	150,000
Ending Price is Greater than 150% of the Starting Price up to 200% of the Starting Price	202,500
Ending price is greater than 200% of the Starting Price up to 250% of the Starting Price	262,500
Ending Price is greater than 250% of the Starting Price	375,000

4

VELODYNE CONFIDENTIAL INFORMATION

Notwithstanding anything to the contrary herein, if a Liquidity Event does not occur on or prior to the Performance RSU Vesting Date, the Performance RSUs shall immediately terminate for no consideration on such date.

(v)           Accelerated Vesting

A.                Promotion Grants. For the Promotion Options and the Promotion RSUs (collectively, the “Promotion Grants”), if Executive’s continuous service is terminated within one (1) month prior to or within twelve (12) months after a Sale Event either: (1) by the Company (or successor entity) without Cause, or (2) by Executive for Good Reason and any of the Promotion Grants are outstanding at such time, then 100% of such then-outstanding Promotion Grants shall immediately become vested prior to the later of such Sale Event or termination of Executive’s continuous service. Notwithstanding the foregoing, if the Company is subject to a Sale Event while Executive remains in continuous service and any of the then-outstanding Promotion Grants are not assumed by the acquirer or its parent, continued by the surviving company, or substituted for an equivalent award or cash payment, then 100% of such then-outstanding Promotion Grants shall become vested immediately prior to the Sale Event.

B.                Performance RSUs. For the Performance RSUs, if Executive’s continuous service is terminated within one (1) month prior to or within twelve (12) months after a Sale Event, either: (1) by the Company (or successor entity) without Cause, or (2) by Executive for Good Reason and the Performance RSUs are still outstanding at such time, then the number of Performance RSUs that would have become vested pursuant to the table in Section 4(c)(iv) above (i.e., with the Ending Price equal to the per share purchase price applied to the Company in the Sale Event, which shall be determined prior to any contingencies, purchase price adjustments, escrows and/or similar holdbacks), shall become vested on the later of such Sale Event or termination of Executive’s continuous service. In addition, if the Company is subject to a Sale Event while Executive remains in continuous service and any of the then-outstanding Performance RSUs are not assumed by the acquirer or its parent, continued by the surviving company, or substituted for an equivalent award or cash payment, then the number of Performance RSUs that would have become vested pursuant to the table in Section 4(c)(iv) above (i.e., with the Ending Price equal to the per share purchase price applied to the Company in the Sale Event, which shall be determined prior to any contingencies, purchase price adjustments, escrows and/or similar holdbacks), shall become vested immediately prior to the Sale Event.

5

VELODYNE CONFIDENTIAL INFORMATION

C.                Release Requirement. Notwithstanding anything to the contrary herein, Executive’s right to any accelerated vesting or any other benefit described in this Section 4(c)(v), shall be subject to Executive’s execution and non-revocation of the Release described in Section 9(a), and if Executive fails to return the Release by the Release Deadline, as describe in Section 9(a), or if Executive effectively revokes the Release, then Executive shall not be entitled to such accelerated vesting or any other benefit described in this Section 4(c)(v).

(vi)          Additional Equity-Based Awards. Executive may be eligible to receive additional equity-based awards (which, if granted to Executive, will constitute Equity Awards) pursuant to any plans or arrangements the Company may have in effect from time to time. The Board or the Compensation Committee will review Executive’s equity grants annually (which, from time to time, will include a comparison to market) and determine in its good faith discretion whether Executive will be granted any such additional equity-based awards and the terms of any such additional equity-based awards in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time.

5.             Employee Benefits. During the Employment Term, Executive will be entitled to participate in executive benefit plans and programs of the Company, if any, on the same terms and conditions as other senior executives of the Company to the extent that Executive’s position, tenure, salary, age, health and other qualifications make Executive eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

6.             Vacation. During the Employment Term, Executive shall continue to participate in the Company’s vacation and/or paid time-off program in accordance with its terms; provided, that the Company reserves the right to cancel or change such program at any time.

7.             Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

8.             Severance Benefits.

(a)           Termination without Cause or Resignation for Good Reason. If (i) the Company terminates Executive’s employment with the Company without Cause or (ii) Executive resigns from such employment for Good Reason then, subject to Section 9, Executive will receive the following severance benefits:

(i)            Cash Severance. Executive will receive continuing payments of severance pay at a rate equal to Executive’s then-current Base Salary for twelve (12) months from the date of Executive’s termination of employment, which will be paid in accordance with the schedule set forth in Section 9(b) and the Company’s normal payroll practices and be subject to the usual, required withholding.

6

VELODYNE CONFIDENTIAL INFORMATION

(ii)            Continued Employee Benefits. If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, the Company will reimburse Executive for the premiums necessary to continue group health insurance benefits for Executive and Executive’s eligible dependents until the earlier of (A) a period of twelve (12) months from the date of Executive’s termination of employment, (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans or (C) the date upon which Executive ceases to be eligible for coverage under COBRA (such reimbursements, the “COBRA Premiums”). However, if the Company determines in its sole discretion that it cannot pay the COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment payable on the last day of a given month (except as provided by the following sentence), in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to twelve (12) payments. Any such taxable monthly payment will be paid in accordance with the schedule set forth in Section 9(b). For the avoidance of doubt, the taxable payments in lieu of COBRA Premiums may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings. Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the payments contemplated by the preceding sentence without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive such payment or any further reimbursements for COBRA premiums.

(b)           Voluntary Resignation; Termination for Cause. If Executive’s employment with the Company terminates (i) voluntarily by Executive (other than for Good Reason) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits, except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

(c)           Disability; Death. If the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to Executive’s death, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements with the Company.

(d)           Accrued Compensation. For the avoidance of any doubt, in the event of a termination of Executive’s employment with the Company, Executive will be entitled to receive all expense reimbursements, wages, and other benefits due to Executive under any Company-provided plans, policies, and arrangements.

7

VELODYNE CONFIDENTIAL INFORMATION

(e)           Exclusive Remedy. In the event of any termination of Executive’s employment with the Company, the provisions of this Section 8 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity. Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 8.

9.             Conditions to Receipt of Severance/Timing of Severance.

(a)           Separation Agreement and Release of Claims. The receipt of any severance pursuant to Sections 8(a) will be subject to (i) Executive resigning from all positions Executive holds as an officer or director of the Company and any of its Affiliates and executing all documents the Company determines, in its sole discretion, are necessary to effectuate such resignations prior to the Release Deadline (as defined below) (such resignation and execution of applicable documents, the “Resignations”), and (ii) Executive signing and not revoking a separation agreement and release of claims, substantially in the form attached hereto as Exhibit A (the “Release”), which will be provided to Executive by the Company within five (5) days following the termination of Executive’s employment, and provided that such Release becomes effective and irrevocable no later than sixty (60) days following the termination date (such deadline, the “Release Deadline”). If the Resignations and the Release do not become effective and irrevocable by the Release Deadline, Executive will forfeit any rights to severance or benefits under this Agreement. In no event will severance payments or benefits be paid or provided until the Resignations and the Release become effective and irrevocable.

(b)           Timing of Severance Payments. Provided that the Resignations and the Release becomes effective and irrevocable by the Release Deadline, any severance payments or benefits under this Agreement will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s separation from service, or, if later, such time as required by Section 9(c)(ii). Except as required by Section 9(c)(ii), any installment payments that would have been made to Executive during the sixty (60) day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service and the remaining payments will be made as provided in this Agreement. In no event will Executive have discretion to determine the taxable year of payment for any Deferred Payments.

(c)           Section 409A.

(i)             Notwithstanding anything to the contrary in this Agreement, no Deferred Payments will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A.

8

VELODYNE CONFIDENTIAL INFORMATION

(ii)            Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following Executive’s separation from service, will become payable on the first payroll date that occurs on or after the date that is six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following his separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this Section 9(c)(ii) will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(iii)          Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments. Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments.

(iv)          The foregoing provisions and all compensation and benefits provided for under this Agreement are intended to comply with or be exempt from the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A. In no event will the Company reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

(d)           Other Requirements. Executive’s receipt of any payments or benefits under Section 8 will be subject to Executive continuing to comply with the terms of the Inventions Agreement and the provisions of this Agreement.

(e)            No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment

10.           Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) but for this Section 10, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s severance benefits under Section 8 will be either:

9

VELODYNE CONFIDENTIAL INFORMATION

(a)            delivered in full, or

(b)            delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments, which will occur in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (ii) reduction of acceleration of vesting of Equity Awards, which will occur in the reverse order of the date of grant for such Equity Awards (i.e., the vesting of the most recently granted Equity Awards will be reduced first); and (iii) reduction of other benefits paid or provided to Executive, which will occur in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced. If more than one Equity Award was made to Executive on the same date of grant, all such awards will have their acceleration of vesting reduced pro rata. In no event will Executive have any discretion with respect to the ordering of payment reductions.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section 10 will be made in writing by a nationally recognized firm of independent public accountants selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 10, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 10.

11.           Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a)            Affiliate. “Affiliate” means any parent or subsidiary corporation of the Company, as such terms are defined in Section 424(e) and (1) of the Code.

(b)            Arbitration Agreement. “Arbitration Agreement” shall mean the Company’s current form of Arbitration Agreement, substantially in the form attached hereto as Exhibit A.

(c)            Cause. “Cause” shall mean (i) Executive’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (ii) a continuing material breach by Executive of any agreement between Executive and the Company, which breach is results in or is reasonably likely to result in adverse consequences to the Company and continues for more than twenty (20) calendar days after receiving specific written notification of such breach from the Board; (iii) a continuing material failure by Executive to comply with the Company’s written policies or rules, which material failure continues for more than twenty (20) calendar days after receiving specific written notification of such failure from the Board; (iv) Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof; (v) Executive’s continuing gross negligence or willful misconduct, which gross negligence or willful misconduct continues for more than twenty (20) calendar days after receiving specific written notification of such failure from the Board; (vi) Executive’s continuing failure to perform reasonable and lawful assigned duties, which failure continues for more than twenty (20) calendar days after receiving specific written notification of such failure from the Board; provided that any such failure shall not constitute Cause if it is on account of any illness or disability resulting in Executive being on a short-term or long-term leave under any of the Company’s applicable disability plans; or (vii) Executive’s continuing failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Executive’s cooperation, which failure continues for more than ten (10) calendar days after receiving specific written notification of such failure from the Board.

10

VELODYNE CONFIDENTIAL INFORMATION

(d)            Code. “Code” means the Internal Revenue Code of 1986, as amended.

(e)            Deferred Payment. “Deferred Payment” means any severance pay or benefits to be paid or provided to Executive (or Executive’s estate or beneficiaries) pursuant to this Agreement and any other severance payments or separation benefits, that in each case, when considered together, are considered deferred compensation under Section 409A.

(f)             Disability. “Disability” means that Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(g)           “Ending Price” shall mean, except as provided in Section 4(c)(v)(B), the closing price of the Company’s common stock on the last trading day prior to the Performance RSU Vesting Date; provided that if the Company is not a public company on the Performance RSU Vesting Date, it shall mean the fair market value of the Company’s common stock on such date, as reasonably determined by the Board in good faith.

(h)            Equity Awards. “Equity Awards” means Executive’s outstanding stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance stock units and any other Company equity compensation awards.

(i)             Good Reason. “Good Reason” means Executive’s termination of employment following the occurrence of one or more of the following, without Executive’s consent: (i) a material reduction in Executive’s Base Salary or the amount of Executive’s Target Bonus opportunity, but not including a substantially similar and proportionate reduction that applies to all officers of the Company; (ii) a material reduction in Executive’s authority, duties or responsibilities; provided, that a reduction in Executive’s authorities, duties or responsibilities solely by virtue of the Company being acquired and made part of a larger entity, whether as a subsidiary, business unit or otherwise (as, for example, when the Chief Executive Officer of the Company remains the Chief Executive Officer of the Company following a Change of Control where the Company becomes a wholly owned subsidiary of the acquiror, but is not made the Chief Executive Officer of the acquiring corporation) will not, by itself, constitute “Good Reason;” (iii) an adverse relocation of Executive’s principal place of employment to a place greater than 60 miles from Executive’s current principal place of employment; or (iv) the delivery of a notice of non-renewal by the Company to Executive in accordance with Section 3 of this Agreement. Notwithstanding the foregoing, Executive will not be entitled to resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of such acts or omissions and the Company fails to reasonably cure such grounds within thirty (30) days following the date of such notice. In addition, Executive’s resignation will not qualify as a resignation for “Good Reason” unless: (A) the grounds for “Good Reason” are not reasonably cured within the cure period specified in the preceding sentence; and (B) Executive resigns within thirty (30) days following the end of such cure period.

11

VELODYNE CONFIDENTIAL INFORMATION

(j)             IPO. “IPO” means the consummation of the first public offering (whether direct or underwritten) pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities.

(k)            Indemnification Agreement. “Indemnification Agreement” means the Indemnification Agreement between the Company and Executive effective as of July 9, 2019.

(l)             Inventions Agreement. “Inventions Agreement” means the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, which Executive executed as of June 27, 2016.

(m)           Liquidity Event. “Liquidity Event” means either an IPO or Sale Event.

(n)            Person. “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or any other entity or organization of any kind, including a governmental authority.

(o)            Sale Event. “Sale Event” means the consummation of the following transactions in which holders of the Company’s common stock receive cash or marketable securities tradable on an established national or foreign securities exchange: (i) a sale of all or substantially all of the assets of the Company determined on a consolidated basis to an unrelated Person or entity; (ii) a merger, reorganization, or consolidation involving the Company in which the shares of voting stock of the Company outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction which represent less than 50% of the outstanding voting power of such surviving or resulting entity; or (iii) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or series of related transactions by a Person or group of Persons. For the avoidance of doubt, an initial public offering, any subsequent public offering, another capital raising event, and a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.” In addition, a transaction shall not constitute a Sale Event unless such transaction also qualifies as an event under Treasury Regulation Section 1.409A-3(i)(5)(v) (change in the ownership of a corporation), Treasury Regulation Section 1.409A-3(i)(5)(vi) (change in the effective control of a corporation), or Treasury Regulation Section 1.409A-3(i)(5)(vii) (change in the ownership of a substantial portion of a corporation’s assets).

12

VELODYNE CONFIDENTIAL INFORMATION

(p)           Section 409A. “Section 409A” means Section 409A of the Code and any final regulations and guidance thereunder and any applicable state law equivalent, as each may be amended or promulgated from time to time.

(q)           Section 409A Limit. “Section 409A Limit” will mean two (2) times the lesser of: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Executive’s taxable year preceding the Executive’s taxable year of Executive’s separation from service as determined under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code for the year in which Executive’s separation from service occurred.

(r)            Starting Price. “Starting Price” shall mean $29.04 per share.

12.           Inventions Agreement; Confidential Information. The Company and Executive agree and acknowledge that the Inventions Agreement will continue to remain in effect on and following the Effective Date.

13.          Indemnification Agreement. The Company and Executive agree and acknowledge that the Indemnification Agreement will continue to remain in effect on and following the Effective Date.

14.           Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

15.           Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well-established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

13

VELODYNE CONFIDENTIAL INFORMATION

If to the Company:

Velodyne LiDAR, Inc.

Attn: General Counsel

5521 Hellyer Ave.

San Jose, CA 95138

If to Executive:

at the last residential address known by the Company.

16.           Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

17.           Integration. As of the Effective Date of this Agreement, the Indemnification Agreement, the Inventions Agreement and the award agreements with respect to Executive’s outstanding Equity Awards, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including, but not limited to, the Offer Letter and the Severance Agreement. This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.

18.          Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

19.          Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

20.           Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

21.           Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

22.           Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

23.           Gender Neutral. Wherever used herein, a pronoun in the masculine gender will be considered as including the feminine gender unless the context clearly indicates otherwise.

24.           Counterparts and Electronic Signature. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned. Electronic signature by either party of this Agreement will be permitted and treated like handwritten signature for all purposes.

[Signature Page Follows]

14

VELODYNE CONFIDENTIAL INFORMATION

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first written above.

COMPANY:

Velodyne LiDAR, Inc.

By:	/s/ David Hall
Title:	Chairman

EXECUTIVE:

/s/ Anand Gopalan
Anand Gopalan

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

15

EXHIBIT A

Form Release of Claims

Exhibit A

[DATE]

Mr. Anand Gopalan

[ADDRESS]

Dear Anand:

This letter (the “Agreement”) confirms the agreement between you and Velodyne LiDAR, Inc., a Delaware corporation (the “Company”) regarding the terms described below.

1.             Termination Date. Your employment with the Company ended on [DATE] (the “Termination Date”).

2.             Effective Date and Revocation. You have up to [21]/[45] days after you receive this Agreement to review it. You are advised to consult an attorney of your own choosing (at your own expense) before signing this Agreement. Furthermore, you have up to seven days after you sign this Agreement to revoke it. If you wish to revoke this Agreement after signing it, you may do so by delivering a letter of revocation to me. If you do not revoke this Agreement, this Agreement will become effective on the eighth day after the date you sign it (the “Effective Date”). Because of the seven-day revocation period, no part of this Agreement will become effective or enforceable until the Effective Date.

3.              All Earning Paid To You. You acknowledge that the Company has paid you all of your salary, vacation and all other compensation earned by you through the Termination Date and that, prior to the execution of this Agreement, you were not entitled to receive any additional money from the Company and that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this Agreement.

4.             Severance Pay. Upon your continued compliance with the requirements contained herein and the requirements set forth in the employment agreement between you and the Company, effective as of [DATE] (the “Employment Agreement”), the Company will provide you with the following severance payments in accordance with the applicable provisions of Section 8(a) of the Employment Agreement: [DESCRIBE THE APPLICABLE SEVERANCE PAYMENTS AND BENEFITS AT TIME OF SEPARATION HERE].

5.             Equity Rights. [DESCRIBE OUTSTANDING EQUITY-BASED AWARDS AT TIME OF SEPARATION AND ANY APPLICABLE VESTING RIGHTS]

6.             Release of All Claims. In consideration for the additional benefits described in Paragraphs 4 and 5 above, to the fullest extent permitted by law, you waive, release and promise never to assert any claims or causes of action under any federal, state, local or foreign law, whether or not now known, against the Company or its respective predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans (“Released Parties”) with respect to any matter, including (without limitation) your employment with the Company or the termination of that employment, including (without limitation) claims to attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, and all other laws and regulations relating to employment. This Agreement shall not apply, however, to claims based on events occurring after your execution of the Agreement or to claims for unemployment insurance benefits, claims for workers’ compensation benefits, claims for indemnity pursuant to applicable law, vested compensation and/or benefits, and any rights and claims not subject to waiver by law

NAME

DATE

7.             Waiver. You understand that you may later discover facts in addition to or different from those currently known or believed by you but understand that this Agreement will nonetheless be binding notwithstanding the potential discovery of such facts. You expressly waive and release any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

8.             No Admission/Concerted Activity. Nothing contained in this Agreement will constitute or be treated as an admission by you or the Company of liability, any wrongdoing or any violation of law by either party. This Agreement shall not be construed or applied in a manner that prohibits discussion or comment regarding working conditions or the terms and conditions of employment, or otherwise interferes with employees’ rights under Section 7 of the National Labor Relations Act, including the right to engage in concerted activity. This Agreement does not prohibit you from reporting alleged violations of applicable law to any government agency or entity, however, including, but not limited to, the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, the Department of Justice, the Department of Labor, and the Securities and Exchange Commission, or making other disclosures that are protected under applicable law, provided that you may not personally recover any financial compensation in connection with such claims.

9.            Other Agreements/No Reliance on Representations. At all times in the future, you will remain bound by your Proprietary Information & Confidentiality Agreement with the Company, which you signed on [DATE], a copy of which is attached as Exhibit A. Except as expressly provided in this Agreement, this Agreement renders null and void all prior agreements between you and the Company, whether oral or written, and constitutes the entire agreement between you and the Company regarding the subject matter of this Agreement. The Parties agree and confirm that they have not relied and do not rely upon any representation or statement regarding the subject matter or effect of this Agreement made by any other party to this Agreement or any party’s agents, attorneys or representatives. This Agreement may be modified only in a written document signed by you and a duly authorized representative of the Company. Notwithstanding any other provision of this Agreement or the Proprietary Information & Confidentiality Agreement, you may disclose confidential information to (a) governmental entities or an attorney for the sole purpose of reporting or assisting in the investigation of a suspected violation of law, or (b) in a document filed in a lawsuit if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. 1833(b).

NAME

DATE

10.          Company Property. You agree that you will deliver to the Company upon signing this Agreement all Company property and all confidential information, as well as any copies or duplications thereof, in your possession, custody or control. To the extent that information such as passwords or access codes may be necessary to access or use any Company property and such information is known to you, you will provide the Company with such information promptly upon request. To the extent that you may possess any confidential information in electronic form on devices or equipment owned by you (including, but not limited to, personal computers, memory or storage devices, and cell phones), you will provide a written list of all such confidential information within two business days of the date on which your employment terminates, then preserve (and not delete) all confidential information until receiving direction from Company regarding the removal or deletion of such confidential information. You agree to cooperate with Company in removing confidential information from any devices, accounts or equipment owned by you.

11.           Confidentiality of Agreement. You agree that you will not disclose to others the existence or terms of this Agreement, except that you may disclose such information to your spouse, attorney, or tax adviser if such individuals agree that they will not disclose to others the existence or terms of this Agreement or as otherwise required by law. This confidentiality provision is not intended to and does not prohibit you from disclosing information about unlawful or potentially unlawful acts in the workplace, including but not limited to, sexual harassment.

12.           Counsel. You acknowledge that you have been advised to, and given the opportunity to, consult with counsel with respect to this Agreement and its terms and have executed and delivered this Agreement freely and voluntarily.

13.           No Disparagement. You agree that you will not make any negative or disparaging statements (orally or in writing) about the Company or its stockholders, directors, officers, employees, products, services or business practices, except as required by law. The Company agrees that none of its Board members or officers will make any negative or disparaging statement (orally or in writing) about you to any third party, except as required by law.

NAME

DATE

14.          Successors and Assigns. Each party represents that it has not transferred to any person or entity any of the rights released or transferred through this Agreement. The Parties agree that this Agreement shall be binding upon the future successors and assignees of Company, if any. The Employee may not delegate or assign any obligations pursuant to this Agreement.

15.           Severability. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the Parties will use their best efforts to find an alternate way to achieve the same result. If a court declares or determines that any of the release provisions set forth in section 6 above are invalid, illegal or unenforceable, however, the Company shall have the option of declaring this Agreement null and void and, in such event, you shall return to it all consideration provided to you pursuant to this Agreement within ten days of the Company’s request

16.           Choice of Law. This Agreement will be construed and interpreted in accordance with the laws of the State of California (other than their choice-of-law provisions), except that the Agreement shall be interpreted as through drafted jointly by the Parties.

17.           Execution. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

[Signature Page Follows]

NAME

DATE

Please indicate your agreement with the above terms by signing below.

Sincerely,

VELODYNE LIDAR, INC.

By:
Name:
Title:

I agree to the terms of this Agreement, and I am voluntarily signing this release of all claims. I acknowledge that I have read and understand this Agreement, and I understand that I cannot pursue any of the claims and rights that I have waived in this Agreement at any time in the future.

Anand Gopalan

Dated:

Exhibit 10.12

LICENSE AND SUPPLY AGREEMENT

By and Between

Velodyne LiDAR, Inc. AND Veoneer US, Inc.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.

This License and Supply Agreement (hereinafter, the “Agreement”) is entered into on the date that Velodyne LiDAR, Inc. receives from Veoneer US, Inc. a binding purchase order for $[*] USD for the transfer of documents as set forth in Section 3.7 of this Agreement (provided that Velodyne LiDAR, Inc. receives such purchase order prior to March 1, 2019) (hereinafter, the “Effective Date”) by and between:

Velodyne LiDAR, Inc., a company duly incorporated under the laws of California and having its principal place of business at 5521 Hellyer Avenue, San Jose, California 95138 (hereinafter, together with its Affiliates, “Velodyne”); and

Veoneer US, Inc., a company duly incorporated under the laws of Delaware and having its principal place of business at 26545 American Drive, Southfield, Michigan 48034 (hereinafter, together with its Affiliates, “Veoneer”).

Velodyne and Veoneer are hereinafter referred to separately as a “Party” and jointly as the “Parties”.

PREAMBLE:

WHEREAS, the Parties desire to collaborate in the area of LiDAR products;

WHEREAS, effective as of the Effective Date, the Parties have agreed to enter into a business relationship, where Velodyne will provide Veoneer with certain materials and rights to certain Velodyne intellectual property so that Veoneer may, as described below, sell, distribute, promote, manufacture and modify (including, related research and development) Licensed Products (as defined below), each of the foregoing solely, to fulfill Programs as defined below (and for no other purpose) (hereinafter, the “Purpose”);

WHEREAS, Velodyne will provide a limited patent license to Veoneer for any Velodyne-owned patents and patent applications that are or will be practiced by the then-current reference design of the Licensed Product (as defined below) and as modified to meet Customer (as defined below) expectations;

WHEREAS, Velodyne will provide Veoneer with the Velodyne trade secrets and know-how ([*]) as well as licenses for the same reasonably necessary for Veoneer to fulfill the Purpose, including for Veoneer to develop and manufacture Licensed Products thereunder as applicable (as set forth herein);

NOW, THEREFORE, the Parties hereto agree as follows:

1.	Definitions

The following terms and definitions will have the meanings set forth below where used in this Agreement with initial capital letters:

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	2

1.1           “Affiliate” means as to; i) Velodyne LiDAR, Inc.: an entity directly or indirectly controlled by Velodyne LiDAR, Inc.; and ii) Veoneer US, Inc.: an entity directly or indirectly controlled by or under common control with Veoneer US, Inc., where in each case i) and ii) control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, during the term of this Agreement; provided that such entity shall be considered an Affiliate only for the time during which such control exists. For clarity, Veoneer US, Inc. and Velodyne LiDAR Inc. will be liable for any of their respective Affiliates’ liabilities hereunder to the extent such Affiliate will not (or is not able to) satisfy their obligations pursuant to such liabilities.

1.2           “[*]” means [*].

1.3           “Background IP” means any and all intellectual property rights including, without limitation, Copyright, Patents, trademark rights and Trade Secrets, created, developed, invented, conceived or otherwise devised by or for a party prior to the Effective Date.

1.4           “[*]” means [*].

1.5           “[*]” means [*].

1.6           “Competitor” means a third party competing with Velodyne [*].

1.7           “Copyright” means copyright (also including, without limitation, so called moral rights), rights in computer software code and other like rights of authorship.

1.8           “Customer” means a purchaser of a Licensed Product (including as modified to meet such purchaser’s expectations) that is pre-approved in writing by Velodyne (including, without limitation, companies pre-approved in this Agreement). If a Customer desires [*], the parties will enter into a mutually agreed Addendum to this Agreement to add that variant as an additional Licensed Product.

1.9           “Foreground IP” means any and all intellectual property rights including, without limitation, Copyright, Patents and Trade Secrets: (i) incorporated into, practiced by or otherwise embedded in Licensed Products (including as modified to meet customer expectations); or (ii) created, developed, invented, or otherwise devised by Veoneer based on or developed with reference to intellectual property or Confidential Information licensed or otherwise provided by Velodyne hereunder or otherwise improving the [*] reference design as supplied by Velodyne to Veoneer after the Effective Date; except software developed by Veoneer including, without limitation, software for cyber security, functional safety, localization or object detection.

1.10         To “Modify” means to modify, adapt, alter and/or to create derivative works of. Notwithstanding the above, the definition of to “Modify” will not cover any activities falling under the definition of to “Sell” or to “Use”.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	3

1.11         “Licensed Product” means: (i) the [*] LiDAR products and other [*] LiDAR products, which are based or derived from [*], and (ii) all subsequent Velodyne authorized updates, upgrades, variants and new versions of [*] products, including, without limitation, [*]. For clarity, any updated reference designs, and (i) and (ii) are only to the extent authorized by Velodyne in writing.

1.12         “Patent” means patents (including, without limitation, divisionals, continuations, continuations-in-part, re-exams and re-issues), utility models (petty patents) and applications for the same.

1.13         “Program” means a binding multi-year production agreement, i.e. a binding purchase order in the automotive industry, [*], for a specific Licensed Product (for clarity, all production contracts of Licensed Products require a binding agreement) from a preapproved Customer.

1.14         “Related Program” means an opportunity for [*].

1.15          To “Sell” means to sell, offer to sell, market, lease, distribute, make available, import, export and/or to otherwise dispose of in exchange for direct or indirect economic gain, subject to the restrictions set forth in this Agreement. Notwithstanding anything to the contrary, all software is licensed and not sold. Notwithstanding the above, the definition of to “Sell” will not cover any activities falling under the definition of to “Modify” or to “Use”.

1.16         “Trade Secret” means trade secrets, business secrets and other like know-how or other proprietary information entitled to similar statutory protection under applicable laws.

1.17         To “Use” means to means to use, make, (if pre-approved in writing by Velodyne on a case by case basis) Have Made (as defined below), install, combine, compile, reproduce, and/or incorporate. Notwithstanding the above, the definition of to “Use” will not cover any activities falling under the definition of to “Modify” or to “Sell”. The right to “Have Made” is the right of Veoneer to have a contract manufacturer, subcontractor, or other like third party to carry out manufacturing solely for or on behalf of Veoneer and does not include: a) the right to use for or on such third party’s own behalf; or b) for or on behalf of any customer of such third party other than Veoneer.

1.18	“[*]” means [*].

1.19	“[*] Software”, “[*] Software”, “[*] Software” and “[*] Software” means [*].

2.	Grant of Licenses

2.1	Software License - [*]

Velodyne hereby grants to Veoneer, under Copyright and Patents owned, controlled or otherwise licensable by Velodyne and embodied in the [*] Software, a worldwide, non-exclusive and limited license to: (a) Sell [*] Software solely to Customers and solely in binary/object code form as incorporated into and for use in the Licensed Products; and (b) to Use the [*] Software (in object code only) only for testing the [*] Software and/or for manufacturing, modifying and developing the Licensed Products in accordance herewith. For clarity, Veoneer is not permitted to Modify the [*] Software and is not entitled to any [*]. [*].

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	4

2.2	Software License - [*]

Velodyne hereby grants Veoneer, under Copyright and Patents owned, controlled or otherwise licensable by Velodyne and embodied in the [*] Software, a worldwide, non-exclusive and limited license to: (a) Sell the [*] Software solely to Customers and solely in binary/object code form as incorporated into and for use in the Licensed Products, and (b) to Use and to Modify the [*] Software ([*]) only for testing and modifying the [*] Software and/or for manufacturing, modifying and developing the Licensed Products in accordance herewith. Any modifications by Veoneer of the [*] Software that affect or impact the [*] Software will require prior agreement by both Parties, consent to which agreement will not be unreasonably withheld by either Party. [*].

2.3	Software License - [*]

Velodyne hereby grants to Veoneer, under Copyright and Patents owned, controlled or otherwise licensable by Velodyne and embodied in the [*], a worldwide, non-exclusive and limited license to Use the [*] provided by Velodyne (in binary/object code only) only for manufacturing, testing, modifying and/or developing the Licensed Products in accordance herewith. [*].

2.4	Software License - [*]

Velodyne hereby grants to Veoneer, under Copyright and Patents owned, controlled or otherwise licensable by Velodyne and embodied in the [*], a worldwide, non-exclusive and limited license to Use the [*] provided by Velodyne [*] only for manufacturing, testing, modifying and/or developing the Licensed Products in accordance herewith. Velodyne will expose its [*] application programming interface (i.e. API) to Veoneer and provide mutually agreed related documentation, each for the sole purpose of enabling Veoneer to control the alignment sequence for the Licensed Products. [*].

2.5	Trade Secret License

Subject to Veoneer keeping such Trade Secrets confidential in accordance with this Agreement, Velodyne hereby grants to Veoneer a worldwide, non-exclusive and limited license to Use Velodyne’s Trade Secrets, including but not limited to research and development purposes and for the purpose of manufacturing Licensed Products (as set forth herein), each of the foregoing, solely as necessary for Veoneer to fulfill the Purpose. For clarity: i) the only Trade Secrets that Velodyne is obligated to provide hereunder are those embodied in the deliverables set forth on Schedule 2; ii) [*]; and iii) Veoneer will have no obligation to provide any Trade Secrets, Confidential Information (as defined below) or other documentation, articles or materials to Velodyne hereunder.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	5

To the extent documents, files and other materials embodying such Trade Secrets are labelled as being “Velodyne Confidential”, Veoneer will exercise reasonable care to refrain from disclosing the same to any third parties (other than consultants and the like working for Veoneer that have a need to know, are bound by a confidentiality agreement and are informed of the confidential nature of the information) and will use at least reasonable efforts to secure such information, but in no event less care than it uses to prevent its own similarly sensitive information from being disclosed to third parties.

On Schedule 1 attached hereto, Veoneer has provided to Velodyne a list of employees that are currently approved to receive Trade Secret information, [*] (hereinafter, the “Approved VNE Representatives”). For clarity, the number of Approved VNE Representatives shall be no less than [*], and thereafter as meaningfully engaged with Velodyne. If Velodyne provides information or materials to any Approved VNE Representatives and such information, given the nature and type is such that a reasonable person should understand the information to be Velodyne confidential information, such information shall be treated as a Velodyne Trade Secret by Veoneer, regardless of whether such information or materials are labeled as “Velodyne Confidential”.

2.6	Patent License for Comprehensive Licensed Products

Subject to Section 2.8 below, Velodyne hereby grants to Veoneer, under Patents owned, controlled or otherwise licensable by Velodyne and embodied in the [*], a worldwide, non-exclusive and limited license to: (a) Sell comprehensive Licensed Products; and (b) to Modify and Use comprehensive Licensed Products, in each case (a) and (b) only to Customers and in accordance with this Agreement. [*].

2.7	Limitations to Licenses

Each of the foregoing licenses set forth in Sections 2.1 to 2.6 above is non-exclusive, non-transferrable (save only for as permitted in Section 9.5 below), non-sublicensable, worldwide and limited to the term of this Agreement (save only for as permitted in Section 4.4 below) and solely for the Purpose and granted subject to the following limitations: Veoneer may only (i) offer to sell Licensed Products to preapproved Customers (that have not been revoked or are irrevocable) for a Program and (ii) Sell, Use or Modify Licensed Products to fulfill Programs.

Veoneer may not sublicense any of the licenses under this Agreement without Velodyne’s prior written consent. The parties acknowledge that certain Customers may require certain sublicense rights.

Except as expressly set forth in this Agreement, Veoneer shall not (and shall not knowingly permit any third party to), directly or indirectly: (i) reverse engineer, decompile, disassemble, or otherwise attempt to discover the source code, or underlying structure, underlying ideas or underlying algorithms (where underlying structure, ideas or algorithms are those that are not apparent from the documentation provided by Velodyne) of the [*] Software, [*] Software or [*] Software (except to the extent applicable laws specifically prohibit such restriction); (ii) Modify the Velodyne [*], [*], the [*] Software, the [*] Software, the [*] Software, the [*] Software and any other materials provided by Velodyne hereunder) (collectively, “Velodyne Intellectual Property”) except as permitted herein; (iii) pledge, assign (save only for as permitted under Section 9.5 below), or otherwise transfer or encumber rights to any Velodyne Intellectual Property; (iv) use or exploit in any manner any Velodyne Intellectual Property or any Velodyne intellectual property right(including, without limitation, for the benefit of a third party other than a Customer pursuant to a Program and in accordance herewith) except as expressly set forth herein; (v) remove or otherwise alter any proprietary notices or labels from Velodyne Intellectual Property or any portion thereof; (vi) [*]; or (vii) bypass any measures Velodyne may use to prevent or restrict access to the [*] Software, the [*] Software or the [*] Software.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	6

Each Party recognizes that neither Party grants any license, by implication, by estoppel or otherwise, except for the licenses expressly set forth in this Agreement.

2.8	Commercial Scope of Licenses

For clarity, Veoneer may only Sell, Use or Modify the Licensed Products based on Velodyne’s [*] in accordance with this Agreement, provided that such reference design may be modified by Veoneer solely to the extent necessary to meet Customer specifications.

Veoneer may Sell the Licensed Products to each of: [*] in accordance with this Agreement.

Veoneer may Sell the Licensed Product to each of: [*] in accordance with this Agreement (hereinafter, the “Revocable Customers”). With respect to each Revocable Customer, at any time prior to Veoneer notifying Velodyne that it has made a binding proposal (subject to the below limitations) to such Revocable Customer, Velodyne may revoke permission to Veoneer to Sell the Licensed Products to such Revocable Customer by notice to Veoneer. Veoneer will notify Velodyne promptly after Veoneer having submitted any proposal (e.g. a RFQ) and such notice shall include reasonable detail and state whether such proposal is binding, and Veoneer shall update such notice should any material change occur, including, if such proposal is rejected or otherwise no longer binding. If Veoneer notifies Velodyne that a proposal is binding, then Velodyne may not revoke permission with respect to such proposal unless and until the same is rejected or otherwise no longer binding (at which point Velodyne may again revoke permission to Veoneer to Sell the Licensed Products to the applicable Revocable Customer upon notice to Veoneer).

Veoneer may engage consultants, subcontractors and other like third parties to Modify the [*] Software and the comprehensive Licensed Products (e.g. for so called “application engineering”) such that Veoneer becomes the owner of the Foreground IP generated by them and that such engaging complies with this Agreement including, without limitation, Section 6.2 (Confidentiality) below. Absent Velodyne’s advance written approval, (1) Veoneer shall not be allowed to share Trade Secrets with any consultants, subcontractors and other like third parties, and (2) Veoneer shall not be permitted to add consultants, subcontractors and other like third parties to Schedule 1.

2.9	No Trademark Licenses

Neither Party grants any license hereunder for any of its trademarks, logos or other brands. Absent an advance written approval by Velodyne, the Licensed Products shall not bear any trademark, logo or other brand of Velodyne or its Affiliates.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	7

2.10	Background and Foreground IP

Each Party shall solely own its Background IP. Each Party shall solely own its Foreground IP.

During the term of this Agreement, Veoneer may not: i) license any of its Foreground IP to a Competitor of Velodyne; or ii) provide, to the extent such Foreground IP is based on or developedwith reference to Background IP or Confidential Information (excluding any Confidential Information that qualifies for an exception set forth in Section 6.2(a), (b), (c) or (d)) of Velodyne, to any Veoneer personnel that are working on any other time of flight LiDAR technology.

Veoneer will not permit any of its personnel who: 1) are identified on Schedule 1; 2) have access to Trade Secrets, or 3) are personnel working on [*] LiDAR, to work on [*] during the period of time that such personnel are working on or with the Licensed Product, and for such personnel working on “[*] LiDAR” elements of the Licensed Product, such restrictions shall extend for [*] after such personnel’s work on [*] LiDAR elements concludes.

“[*] LiDAR” means [*].

2.11	Grant Back License

Veoneer hereby grants to Velodyne under: (i) Foreground IP and (ii) any improvements in the product or manufacturing process or know-how related thereto disclosed or provided to Velodyne a perpetual, irrevocable, worldwide, and royalty free (unless sublicensed) license to Modify, Use, Sell and otherwise exploit the foregoing without restriction. The foregoing license is sublicensable for a running royalty at a fixed rate of [*]. Sections 3.6(A) and 3.6(B) will apply mutatis mutandis to the reporting, invoicing, payment and auditing of such royalties.

3.	COMMERCIAL TERMS

3.1	Exclusivity for Veoneer

During the term of each Program, Veoneer may not Sell to said Program any third party or internally developed pulsed time-of-flight LiDAR technology. Veoneer may not Sell any third party or internally developed pulsed time-of-flight LiDAR technology [*].

3.2	Exclusivity for Velodyne

During the term of each Program, Velodyne may not Sell to said Program: i) the Licensed Product or any other LiDAR products; or ii) a license to any other Party to sell Licensed Products or any other LiDAR products. Velodyne may not Sell i) the Licensed Product or any other LiDAR products; or ii) a license to any other Party to sell Licensed Products or any other LiDAR products, [*].

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	8

3.3	Violations of Exclusivity

Without prejudice to other remedies that may be available to a Party under contract or law, if a Party violates the exclusivity obligations hereunder (the non-violating Party in this circumstance, the “Displaced Party”), the Displaced Party shall be entitled [*]. For clarity, this provision survives termination of this Agreement until the termination of the Program or Related Program in question.

3.4	Annual Minimum Royalty

Upon commencement of Veoneer serial production for the first Licensed Product (including, as modified to meet Customer expectations), Veoneer commits that the total royalties paid to Velodyne during each calendar year through December 31, 2024 (prorated for the calendar years where production for a Program is commenced or ended) will achieve a minimum of [*] in the aggregate (the “AMR”)). Notwithstanding the foregoing, the parties agree there will be no AMR [*], and the AMR [*] shall be equal to the royalties actually achieved during such calendar year based on Veoneer sales of Licensed Products to Customers.

Starting in [*], Veoneer shall provide an annual calendar year report to Velodyne by [*], confirming the actual amount of royalties paid to Velodyne during the reporting calendar year) (the “Annual Royalty Payment Report”).

For calendar years 2021 and later, if the actual royalties paid during a calendar year do not meet the AMR, the Parties will meet to discuss in good faith the reasons why such AMR was not achieved and whether an adjustment to the AMR is warranted. Such meeting will occur no later than [*] after Veoneer issues its Annual Royalty Payment Report and if Velodyne does not request such meeting within the [*], the requirement for such meeting will be waived and the Agreement shall continue with the AMR automatically adjusted for the subject calendar year to an amount equal to the actual royalties achieved during such calendar year (for clarity, this shall not affect, increase or reduce any subsequent calendar years’ AMR). If the Parties are unable to close the discussion [*] after the date of the initial meeting (by either agreeing no change to the Agreement is warranted, or by agreeing to mutually agreeable adjustments to this Agreement), then: (i) the minimum royalty shall be equal to [*]; and (ii) Velodyne shall have the option to terminate this Agreement, without penalty, exercisable only [*]. Veoneer may prior to such termination [*] and such termination right shall no longer be exercisable for such calendar year. The option to terminate shall be subject to the termination rules set forth in this Agreement.

3.5	Running Royalties

Veoneer will pay Velodyne a running royalty at [*] of the sales price of each Licensed Product Sold by or on behalf of Veoneer hereunder (including, as modified to meet Customer expectations).

3.6(A)	Royalty Reporting, Invoicing and Payment Terms

Royalties shall be paid in US dollars against invoices duly issued by Velodyne.

Within 20 days after the end of the preceding full calendar quarter, Veoneer will send to Velodyne, using the contact details set forth in Section 9.3, a quarterly royalty report with the following information about Licensed Products sold by Veoneer to Customers during the preceding full calendar quarter: i) types of Licensed Products sold on a per Program basis; ii) quantity of each such type sold on per Program basis; iii) the sales prices of such Licensed Products on a per Program basis; and iv) Veoneer’s calculation for the resulting total royalty payment. For clarity, Velodyne is not bound to any erroneous royalty calculations made by Veoneer.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	9

Upon having received the quarterly royalty report, Velodyne will duly issue an invoice to Veoneer. For clarity, Veoneer is not bound to any erroneous royalty calculations made by Velodyne.

Veoneer will pay the quarterly royalties for Licensed Products to Velodyne within 10 days from having received the invoice duly issued by Velodyne. All payments to Velodyne hereunder must be made by wire transfer to the following account (or to any other account indicated by Velodyne in writing):

Payments to Veoneer:	Payments to Velodyne:

Account Name:	[*]	Account Name:	[*]
Account Number: Routing Number:	[*]	Account Number: Routing Number:	[*]
Bank Address:	[*]	Bank Address:	[*]

If a Party is delinquent in remitting payment to a Party hereunder, such payments shall begin accruing interest [*] following such payment due date at the rate of [*] (or, if lower, the highest rate permitted by applicable law). All reasonable costs of collection shall be borne by the delinquent party, notwithstanding anything to the contrary. During any period of time that Veoneer is delinquent beyond [*]. Veoneer will not discriminate against the Licensed Products with the intent to reduce the royalties payable to Velodyne hereunder (including, without limitation, using the Licensed Products as a “loss leader”).

3.6(B)	Audits

Each Party will maintain all books and records relevant to compliance with this Agreement for [*] since the original date of recording. A Party may designate an independent third party auditor from a “Big Four” certified public accounting firm who agrees to the audited party’s reasonable confidentiality agreement and processes, and such designee will be entitled to inspect, audit and make reasonable copies of the books, records, procedures and facilities of the other party and its Affiliates required to assess compliance with this Agreement during the business hours of the audited site. The audited Party will pay the reasonable audit costs, if the audit concludes that the audited Party has underpaid the other Party by [*] for any audited period. If the audit reveals any overpayment, then the Party having received the overpayment must promptly reimburse the other Party for the full amount of the overpayment.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	10

3.7	Document Transfer Fee

Veoneer will issue a P.O. for $[*] USD to Velodyne connected to this Agreement and Velodyne will provide the deliverables set forth in Schedule 2 attached hereto and issue an invoice to Veoneer at the time of delivery of such deliverables. Such invoice shall be paid within two business days of receipt of such deliverables.

3.8	[*]

4.	TERM AND TERMINATION

4.1	Term

This Agreement will automatically terminate seven (7) years after the Effective Date. This Agreement will continue with respect to Programs awarded prior to the termination of this Agreement and with respect to spare parts, replacements, support, services etc. for Licensed Products even after such Programs terminate (if required under such Program).

4.2	Termination for Inactivity or Failure to Reach the AMR; Termination for Specific Sales of Competitive LiDAR

Commencing [*] months after the Effective Date, either Party may terminate this Agreement, if no Program has been awarded and further no Program is in the process of being fulfilled or performed during any consecutive [*] period. For clarity, substantial pre-commercial activities (e.g., joint R&D activities with OEMs, developing prototypes or validating the products) in collaboration with a Customer pursuant to a Program (but preceding the commercial deliveries) will suffice for performing a Program.

If Veoneer fails to meet the AMR (as defined in Section 3.4 above),

Velodyne’s sole remedy [*].

If Veoneer sells [*], then the parties will promptly engage in good faith discussions for a minimum of [*] on how to appropriately modify this Agreement in light of such development, and unless the parties have mutually agreed to the contrary, either may [*].

4.3	Termination for Breach

Either Party may terminate this Agreement, if the other Party materially breaches this Agreement and fails to cure such material breach within sixty (60) days of receipt of written notice thereof from the non-breaching Party. Either Party may immediately terminate this Agreement on notice to the other Party, if the other Party: (a) ceases to actively conduct its business without a successor; (b) files a voluntary petition for bankruptcy or has filed against it an involuntary petition for bankruptcy and such involuntary petition is not dismissed within 180 days or files for other like form of insolvency; (c) makes a general assignment for the benefit of its creditors; (d) applies for the appointment of a receiver or trustee for substantially all of its property or assets or permits the appointment of any such receiver or trustee; or (e) becomes subject to some other form of therewith comparable insolvency.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	11

4.4	Effect of Termination

Upon any termination or other cessation of this agreement: (i) all licenses terminate, except for licenses necessary to fulfill requirements under Programs awarded or in progress as of the termination date (including, without limitation, support, replacement, spare part and service commitments) (“Existing Programs”); (ii) any exclusivity between the Parties with respect to any Customer Programs terminates; (iii) Veoneer will continue to make all royalty payments relating to any Programs awarded or in progress as of the termination date; (iv) Velodyne will continue to make all royalty payments regarding the sublicensing of any Veoneer Foreground IP; and (v) the Parties retain their rights (if any) to pursue damage claims.

However, with respect to Velodyne’s termination solely due to [*], the exclusivity obligations of the parties cease and Velodyne’s support obligations hereunder with respect to Existing Programs (excluding support for; (i) new requirements, and (ii) new, un-validated use cases for existing requirements) shall continue until [*] following date of the notice of such termination.

If Velodyne terminates the Agreement due to Veoneer’s unauthorized exploitation (e.g. use, sale, distribution, offer for sale, etc.) or unauthorized disclosure of Velodyne intellectual property or Confidential Information, then as nonexclusive remedies: (i) the exclusivity and noncompetition provisions shall immediately no longer bind or apply to Velodyne, and (ii) Velodyne shall be entitled to seek injunctive relief. If Velodyne can demonstrate in writing [*].

5.	ROLES, RESPONSIBILITIES, WARRANTIES, LIABILITY AND INDEMNITIES

5.1	Roles

Veoneer will be responsible for delivering a Licensed Product that achieves Customer approval. Veoneer will be responsible for achieving generic performance of the Licensed Product unless otherwise agreed to with Velodyne in writing. Veoneer will be responsible for automotive grade enhancements to the Licensed Products. Velodyne will support the foregoing activities of Veoneer with updated [*] Software to meet Customer specification in the manner set forth in this Agreement.

5.2	Delivery Obligations

Velodyne will, within the later of (a) two business days of the Effective Date and (b) January 16, 2019, provide Veoneer with the mutually agreed upon design, BOM and other documentation as set forth in Schedule 2 attached hereto. Velodyne will also participate in a knowledge transfer workshop at a time and location to be agreed upon by the parties.

5.3	Veoneer’s Right to Make Changes

Veoneer may make any changes, [*], to the [*] reference design necessary to meet a Customer’s specifications. Veoneer shall be solely responsible for and assume all liability relating to any changes to the reference design and/or Licensed Product.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	12

5.4	Velodyne’s Support Obligations

Velodyne will use commercially reasonable efforts at no cost to Veoneer to support Programs by making any changes in the [*] Software necessary to meet reasonable Customer specifications. Velodyne and Veoneer will promptly meet and confer in the event: (i) a Customer provides unreasonable specifications, or (ii) Velodyne is unable to make the necessary changes to meet reasonable Customer specifications despite its commercially reasonable efforts, to determine alternative solutions, if any.

If Velodyne willfully breaches its material obligations to support the Programs hereunder (including, without limitation, the obligations set forth above in this Section) and Velodyne fails to cure such breach following a reasonable notice and cure period (but, in any event, no less than 60 days), then as Veoneer’s sole remedy besides termination of this Agreement: (i) Velodyne shall be obligated to [*] for such Programs, but in any event no less than $[*] USD and no greater than $[*] USD (in the aggregate); and (ii) Veoneer shall be permitted to find support for such Velodyne obligations from a third party provider. For clarity, the Parties may agree to more specific support obligations for Programs in mutually agreed upon addenda to this Agreement, and such addenda may contain certain “Chronic Failures” by Velodyne that are subject to the above liquidated damages provision.

Without prejudice to the above, if Velodyne is unable to resolve a technical issue (e.g. an issue with the [*] Software), then the Parties agree to escalate this to the highest levels of their respective organizations to engage in good faith discussions on, whether and how the Parties can resolve such technical issues to achieve success of the Programs.

Velodyne will provide reasonable cooperation and support to Veoneer to investigate, defend and/or respond to actual and threatened product liability claims [*].

5.5	Velodyne’s Consulting Obligations

For one year from the Effective Date, Velodyne will make available up to [*] of engineering support to assist Veoneer in development of a product that meets [*] specifications. Such engineering support shall consist of an average of [*] engineers working an average of [*]. Veoneer shall remain solely responsible and liable for any final product sold to [*]. If Velodyne makes any changes to the [*] due to a Veoneer request, then such engineering hours shall be debited against the above [*] hours.

Velodyne will permit and facilitate for the co-location of up to [*] Veoneer personnel identified on Schedule 1 and changed only with mutual agreement at its site in San Jose, CA for [*] immediately after the Effective Date hereof.

After agreed upon Product Development support and included Consulting Services are exhausted, Velodyne may provide consulting services to Veoneer at Veoneer’s request, subject to availability, at a cost of $[*] USD per person per day plus reasonable travel expenses.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	13

The upfront payment and the [*] percent ([*]%) license fee includes a manufacturing transfer team, which will be made available by Velodyne to Veoneer as described in the manufacturing transfer plan set forth in Schedule 3.

The upfront payment and the [*] percent ([*]%) license fee include an [*] transfer team made available by Velodyne to Veoneer as described in the manufacturing transfer plan set forth in Schedule 3.

5.6	[*]

Velodyne makes no warranty or representation regarding the performance or use of the [*]. Manufacturing process for [*] will be transferred as agreed between the Parties. Velodyne hereby authorizes Veoneer to purchase off-the-shelf [*] and parts directly from its suppliers, excluding Velodyne in-house-designed parts, which will be handled in a mutually agreeable way. Velodyne will provide Veoneer with the software to run the [*] (in accordance with the license described above).

5.7	[*]

Manufacturing process for [*] will be transferred as agreed between the Parties. Velodyne hereby authorizes Veoneer [*]. Velodyne will provide Veoneer with the software to run the [*] (in accordance with the license described above).

5.8	Veoneer’s Obligations Regarding Programs

Provided that Velodyne complies with its obligations hereunder (but only to the extent Velodyne’s noncompliance adversely affects Veoneer’s ability to do the following), Veoneer will use its commercially reasonable efforts to secure a Program award from [*] for Licensed Products within 30 days from the Effective Date. Once a Program is awarded for any Customer and provided that Velodyne complies with its obligations hereunder, Veoneer will: (i) comply with all of its material obligations to the applicable pre-approved Customer with respect to such Program, (ii) comply with any additional material performance requirements with respect to such Programs, (iii) otherwise use its commercially reasonable efforts to fulfill such Program in accordance with the pre-approved Customer’s requirements, (iv) use its commercially reasonable efforts to develop a Licensed Product meeting Customers’ specifications, (v) use its commercially reasonable to develop a Licensed Product and manufacturing process that meets Customers’ cost requirements, and (vi) use its commercially reasonable to meet Customers’ delivery schedule and capacity requirements for Licensed Products.

5.9	Warranties

Velodyne makes no warranty or representations regarding manufacturing costs or bill of materials costs.

Velodyne makes no warranty or representations regarding manufacturing times or yields.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	14

Velodyne represents and warrants that: (i) the information, documents and other materials provided to Veoneer hereunder will conform materially to what has been agreed between the Parties regarding the same (which shall be specified with particularity in the Definitive Agreement); and (ii) said information, documents and other materials will be sufficient for reasonably qualified personnel to develop the initially targeted Licensed Products meeting reasonable customer requirements, save for the automotive grade improvements (which will be the sole responsibility of Veoneer). For clarity, it is agreed that the sole remedy for any breach of the above representation and warranty other than willful misconduct or gross failure will be the providing of remedied information, documents and other materials to support Veoneer and that, in no event, will any possible monetary liability on the part of Velodyne for the same exceed $[*] USD in the aggregate.

Velodyne represents and warrants that the [*] design and the Licensed Products, to the extent comprising the [*] design and excluding any automotive grade and other improvements or modifications created by Veoneer, do not infringe any third-party intellectual property rights.

Notwithstanding anything to the contrary, Velodyne does not provide any warranty and disclaims all liability with respect to products produced by Veoneer (including, without limitation, Licensed Products) and, save for the warranties expressly provided above in this Section 5.9. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, VELODYNE MAKES NO WARRANTY WITH RESPECT TO ANY LICENSED PRODUCT, VELODYNE INTELLECTUAL PROPERTY, VELODYNE SERVICES, VELODYNE INTELLECTUAL PROPERTY RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, ANY AND ALL OF THE FOREGOING ARE PROVIDED ON AN “AS IS” BASIS AND VELODYNE HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

5.10	IP Indemnity

Velodyne will indemnify, defend and hold harmless Veoneer, and their Customers from and against any Claims arising from or relating to the [*] design (and the Licensed Products, to the extent based on the [*] design), but excluding any automotive grade and other improvements or modifications created or otherwise provided by Veoneer, infringing any third-party intellectual property rights. Velodyne’s foregoing obligations shall be conditioned upon Veoneer providing Velodyne with: (i) prompt notice of any Claim (provided that a failure to provide such notice shall only relieve Velodyne of its indemnity obligations if Velodyne is materially prejudiced by such failure); reasonable information and assistance in connection with such defense and settlement (at Velodyne’s expense). The foregoing obligations of Velodyne do not apply with respect to any Claims arising from or relating to the [*] design, the Licensed Products or anything else to the extent: (a) not provided by Velodyne and not based on designs or materials delivered by Velodyne, (b) arising from modifications after delivery by Velodyne (where the claim would not arise absent such modification); (c) arising from combinations with other products, processes or materials not provided by Velodyne (where the claim would not arise absent such combination), (d) made in accordance to Veoneer or Customer specifications (excluding, the [*] design specifications), or (e) arising from or relating to Veoneer’s violation of this Agreement. The foregoing obligations are Velodyne’s sole obligation and Veoneer’s sole remedy with respect to any actual or alleged violation of third-party intellectual property rights. Notwithstanding anything to the contrary, Velodyne is not responsible for any settlements it does not pre-approve in writing, and Velodyne will not unreasonably withhold or delay such approval.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	15

5.11	Reverse Indemnity

Veoneer will indemnify, defend and hold harmless Velodyne from and against any unaffiliated third party claim as well as losses, damages, costs, expenses and liabilities actually awarded to such third party in connection therewith (including reasonable attorneys’ fees) (collectively, “Claims”) arising from or relating to Veoneer’s: (i) breach of this Agreement or (ii) Veoneer’s commercialization or exploitation of the Licensed Products (including, without limitation, Licensed Products as modified to meet Customer expectations, claims relating to product liability, infringement due to changes to the Licensed Product by or on behalf of Veoneer), to the extent not covered by the Velodyne indemnity obligation in Section 5.10 above.

5.12	LIMITATION OF LIABILITY

EXCEPT FOR THE EXCLUSIONS SET FORTH BELOW, NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) AMOUNTS THAT IN THE AGGREGATE ARE IN EXCESS OF THE AMOUNTS PAID (OR PAYABLE) TO VELODYNE HEREUNDER DURING THE [*] PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE; (II) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR (III) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, OR SERVICES. THE LIMITATIONS IN THIS SECTION DO NOT APPLY TO: A PARTY’S INDEMNIFICATION OBLIGATIONS, VIOLATIONS OF A PARTY’S EXCLUSIVITY OBLIGATIONS HEREUNDER, BREACHES OF CONFIDENTIALITY, INFRINGEMENT, VIOLATION OR MISAPPROPRIATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR BODILY INJURY TO OR DEATH OF PERSON(S). THIS SECTION DOES NOT APPLY TO THE EXTENT NOT PERMITTED BY APPLICABLE LAW.

6.	PUBLICITY AND CONFIDENTIALITY

6.1	PUBLICITY

On a mutually agreed schedule, each party will issue a mutually agreed press release. Subject to written approval from the applicable Customer, and approval from Veoneer, Velodyne is permitted to issue press releases for each Program awarded hereunder with relevant Customer commitments.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	16

6.2	CONFIDENTIALITY

“Disclosing Party” means a party hereto that discloses its Confidential Information to the other party.

“Receiving Party” means a party hereto that receives Confidential Information of the other party.

“Confidential Information” of a Disclosing Party shall mean the following, to the extent previously, currently or subsequently disclosed to the other party hereunder or otherwise: information relating to Licensed Products, the properties, composition or structure thereof or the manufacture or processing thereof or machines therefor or to the Disclosing Party’s business (including, without limitation, software, firmware, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information).

The Receiving Party agrees (i) to hold the Disclosing Party’s Confidential Information in confidence and to take all reasonable precautions to protect such Confidential Information (including, without limitation, all precautions the Receiving Party employs with respect to its similarly sensitive confidential materials), (ii) not to divulge (except as expressly authorized in this Agreement) any such Confidential Information or any information derived therefrom to any third person other than its consultants, subcontractors and the like provided that such consultants and subcontractors are subject to confidentiality restrictions that are at least as restrictive as set forth in this agreement (subject to the below requirements), (iii) not to make any use whatsoever at any time of such Confidential Information except as expressly authorized in this Agreement, and (iv) not to remove or export from the United States or reexport any such Confidential Information or any direct product thereof (e.g., Licensed Products by whomever made) except in compliance with and with all licenses and approvals required under applicable U.S. and foreign export laws and regulations, including without limitation, those of the U.S. Department of Commerce. Any employee, consultant or subcontractor given access to any such Confidential Information must have a legitimate “need to know” and shall be similarly bound in writing. Without granting any right or license, the Disclosing Party agrees that the foregoing clauses (i), (ii) and (iii) shall not apply with respect to information the Receiving Party can evidence: (a) is in or (through no improper action or inaction by the Receiving Party or any of its Affiliates, agents, licensees or employee) enters the public domain (and is readily available), or (b) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to it by another person without restriction, or (d) was independently developed by it by persons without access to such information and without use of any Confidential Information of the Disclosing Party. The Receiving Party will bear the burden of proving the existence of any such circumstance by written evidence. Each party’s obligations under this Section will survive any termination of this Agreement.

Veoneer may not (nor permit any third party to) provide Velodyne Confidential Information to a Competitor of Velodyne.

Immediately upon termination of this Agreement, the Receiving Party will turn over to the Disclosing Party all Confidential Information of the Disclosing Party and all documents or media containing or derived from any such Confidential Information and any and all copies or extracts thereof and shall not retain any copies of the foregoing (for clarity, Veoneer may retain certain Velodyne Confidential Information to the extent necessary to fulfill Veoneer’s authorized post-termination obligations for Program, provided that Veoneer shall promptly return such retained Confidential Information when such Confidential Information is no longer necessary).

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	17

The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any unauthorized release or use of Confidential Information or other breach of this Section.

Each party recognizes the importance to the other of the other’s Confidential Information. In particular the Parties recognize that the designs, techniques, software and technology underlying the Licensed Products and other of the Parties’ Confidential Information (and the confidential nature thereof) are critical to the business of the Parties would not enter into this Agreement without assurance that such designs, techniques, software, technology and information and the value thereof will be protected as provided in this Section and elsewhere in this Agreement.

7.	Non-Solicitation

The Parties agree that during the term of this Agreement and for a period of [*] following the expiration or termination of this Agreement (and all Programs), without the other Party’s prior written consent:

i) Veoneer (and any Affiliate that has had access to any Velodyne Confidential Information or intellectual property) will not actively solicit for employment any employee or independent contractor of Velodyne or its Affiliates having collaborated with Veoneer hereunder; and

ii) Velodyne will not actively solicit for employment any employee or independent contractor of Veoneer or its Affiliates having been listed at any time on Schedule 1 hereto.

For the purpose of this section, “solicit for employment” shall not be deemed to include any general solicitation of employment by Veoneer that is not directed in any way towards any officers, directors or employees of Velodyne, including any such general solicitation via the internet, newspaper advertisements and the like and provided further that Veoneer shall not be restricted in hiring any such person who (i) responds to any such general solicitation, (ii) contacts Veoneer on their own initiative without Veoneer’s prior solicitation, or (iii) ceases to be employed by Velodyne without Veoneer’s prior solicitation.

8.	ARBITATION AND APPLICABLE LAW

This Agreement shall be governed by and construed pursuant to the laws of the State of New York and the United States without regard to conflicts of laws provisions thereof. Any dispute arising from or relating to the subject matter of this Agreement shall be finally settled by arbitration in New York City, New York, using the English language in accordance with rules and procedures of the American Arbitration Association (“AAA”) then in effect, by three (3) arbitrator(s) with substantial experience in resolving complex intellectual property and commercial contract disputes, who shall appointed in keeping with the AAA rules. Any arbitrator so selected shall have substantial experience in intellectual property licensing and the commercial supply of devices. The arbitrator(s) shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration (including service fees, arbitrator fees and all other fees related to the arbitration) in such equitable manner as the arbitrator(s) may determine. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses (including reasonable attorneys’ fees, expert witness fees and all other expenses) incurred in connection therewith. Judgment upon the award so rendered may be entered in a court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, each party shall have the right to seek equitable relief from any court of competent jurisdiction. For all purposes of this Agreement, the parties consent to exclusive jurisdiction and venue of the state courts in New York City, New York and the United States Federal Courts located in the Southern District of New York.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	18

9.	MISCELLANEOUS

9.1	Force Majeure

Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (obligations relating to indemnification or confidentiality) if such failure is caused by acts of God, war, strikes (other than those involving employees or service providers of such party), revolutions, lack or failure of transportation facilities or other causes that are beyond the reasonable control of such party. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure. In the event that such force majeure should obstruct performance of this Agreement [*], the parties hereto shall consult with each other in good faith to determine whether this Agreement should be modified, and if such good faith consultations do not result in either the modification of this Agreement or the ending of the force majeure event, then the non-affected party may terminate this Agreement upon notice. The party facing an event of force majeure shall use its best efforts to remedy that situation as well as to minimize its effects. A case of force majeure shall provide notice within five (5) days after its occurrence and shall be confirmed by a letter.

9.2	Survival

The following Sections shall survive termination or expiration of this Agreement: 1, 2.7 (the restrictions therein), 2.10, 2.11, 3.3, 3.5, 3.6, 4.4, 5.9-5.12, 6.2, 7, 8, and 9.

9.3	Notices

Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given to a party if delivered personally or mailed by first-class, registered or certified US mail, postage prepaid to the address of that party as set forth below; or such other address as is provided by that Party to the other upon ten (10) days written notice. If not received sooner, notice by mail shall be deemed received five (5) days following deposit in the mail in accordance with the foregoing.

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	19

•	Velodyne: 5521 Hellyer Avenue, San Jose, California 95138; ATTN: General Counsel, Legal Notice

•	Veoneer: 26360 American Drive, Southfield, Michigan 48034; ATTN: General Counsel, Legal Notice

9.4	Export Control

Notwithstanding anything else, Veoneer may not provide to any person or export or re-export or allow the export or re-export of the Licensed Products or any software, firmware or anything related thereto or any direct product thereof, if and to the extent it constitutes controlled subject matter in violation of any restrictions, laws or regulations of any jurisdiction, including those promulgated by the United States Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control, or any other United States or foreign agency or authority (collectively “Controlled Subject Matter”). Both Parties will comply with the U.S. Foreign Corrupt Practices Act (including, without limitation, not offering any inducement, whether money or goods or services, to any government official, employee, candidate or party), and similar foreign laws and regulations. Without limiting the foregoing, Veoneer acknowledges and agrees that, to the extent required by applicable law, the Controlled Subject Matter will not be used or transferred or otherwise exported or re-exported to countries as to which the United States maintains an embargo (collectively, “Embargoed Countries”), or to or by a national or resident thereof, or any person or entity on the U.S. Department of Treasury’s List of Specially Designated Nationals or the U.S. Department of Commerce’s Table of Denial Orders (collectively, “Designated Nationals”). The lists of Embargoed Countries and Designated Nationals are subject to change without notice. Veoneer shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of any products, technology or information to any location in compliance with all applicable laws and regulations.

9.5	Assignment

This Agreement is not assignable or transferable by either Party without the prior written consent of the other.

Notwithstanding the above, either Party may assign this Agreement: (i) to its Affiliate in connection with a re-structuring within the consolidated group of said party; and/or (ii) to a third party in connection with the sale of substantially all of the business of the assigning Party relating to the subject matter of this Agreement, provided in each case (i) and (ii) that the assignee agrees to fully comply with the terms and conditions of this Agreement. The terms of this Agreement shall be binding upon assignees.

9.6	Miscellaneous

No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. Unless expressly specified to the contrary, all amounts listed herein are in United States dollars. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. Except as expressly set forth herein, all remedies shall be cumulative and not exclusive. Any waivers or amendments shall be effective only if made in writing and signed by authorized representatives of the parties. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys’ fees.

(SIGNATURE PAGE FOLLOWS)

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	20

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date set forth below:

Velodyne LiDAR, Inc.

By:	/s/ J.M. Jellen

Name:	J.M. Jellen

Title:	President

Date:	January 7, 2019

Veoneer US, Inc.

By:	/s/ Eric R. Swanson

Name:	Eric R. Swanson

Title:	President and Secretary

Date:	January 7, 2019

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	21

Exhibit 10.13

AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE -- NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.                  Basic Provisions (“Basic Provisions”).

1.1              Parties: This Lease (“Lease”), dated for reference purposes only January 9, 2017, is made by and between Hellyer-DMHall Properties, LLC (“Lessor”) and Velodyne LiDAR, Inc. (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2              Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 5521 Hellyer Avenue, San Jose, located in the County of Santa Clara, State of California and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) that approximately 203,807 square foot R&D/Manufacturing building on that approximately 11.9 acre parcel (“Premises”). (See also Paragraph 2)

1.3              Term: Five(5) years and zero (0) months (“Original Term”) commencing January 1, 2017 (“Commencement Date”) and ending December 31, 2021 (“Expiration Date”). (See also Paragraph 3)

1.4              Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing not applicable (“N/A”) (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5              Base Rent: $234,380.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing February 1, 2017. (See also Paragraph 4)

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph _____.

1.6              Base Rent and Other Monies Paid Upon Execution:

(a)                Base Rent: $234,380.00 for the period January 1, 2017 - January 31, 2017.

(b)               Security Deposit: $234,380.00 (“Security Deposit”). (See also Paragraph 5)

(c)                Association Fees: $0.00 for the period N/A

(d)               Other: $0.00 for N/A

(e)               Total Due Upon Execution of this Lease: $468,760.00.

1.7              Agreed Use: General office, research and development, manufacturing, storage and all other applicable legal uses. (See also Paragraph 6)

1.8              Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

~~1.9              Real Estate Brokers: (See also Paragraph 15 and 25)~~

~~(a)                Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):~~

~~☐ _________________________ represents Lessor exclusively (“Lessor’s Broker”);~~

~~☐ _________________________ represents Lessee exclusively (“Lessee’s Broker”); or~~

~~☐ _________________________ represents both Lessor and Lessee (“Dual Agency”).~~

(b)               ~~Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of _____ or _____% of the total Base Rent) for the brokerage services rendered by the Brokers.~~

1.10          Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)

1.11          Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☒	an Addendum consisting of Paragraphs _______________ through _______________;

☐	a plot plan depicting the Premises;

☐	a current set of the Rules and Regulations;

☐	a Work Letter;

☐	other (specify):

2.                  Premises.

2.1              Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Lessee is advised to verify the actual size prior to executing this Lease.

2.2              Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense. Lessor also warrants, that unless otherwise specified in writing, Lessor is unaware of (i) any recorded Notices of Default affecting the Premise; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding affecting the Premises.

2.3              Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)                Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)               If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c)                Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4              Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5              Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3.                  Term.

3.1              Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2              Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3              Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4              Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.                  Rent.

4.1              Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2              Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.

4.3              Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner’s association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent.

5.                  Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH’S RENT.

6.                  Use.

6.1              Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2              Hazardous Substances.

(a)                Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)               Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)                Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)               Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)               Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)                 Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g)                Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3              Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor. In addition, Lessee shall provide Lessor with copies of its business license, certificate of occupancy and/or any similar document within 10 days of the receipt of a written request therefor.

6.4              Inspection; Compliance. Lessor and Lessor’’s “Lender” (as defined in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefore. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for the remainder to the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.

7.                  Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1              Lessee’s Obligations.

(a)                In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b)               Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)                Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d)               Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

7.2              Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises

7.3              Utility Installations; Trade Fixtures; Alterations.

(a)                Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)               Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modifications and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)                Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4              Ownership; Removal; Surrender; and Restoration.

(a)                Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)               Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)                Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.                  Insurance; Indemnity.

8.1              Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2              Liability Insurance.

(a)                Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)               Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3              Property Insurance - Building, Improvements and Rental Value.

(a)                Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b)               Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c)                Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4              Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a)                Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b)               Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)                Worker’s Compensation Insurance. Lessee shall obtain and maintain Worker’s Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a ‘Waiver of Subrogation’ endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d)               No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5              Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6              Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7              Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8              Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9              Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.                  Damage or Destruction.

9.1              Definitions.

(a)                “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)               “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)                “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)               “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)               “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance , in, on, or under the Premises which requires remediation.

9.2              Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3              Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4              Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5              Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6              Abatement of Rent; Lessee’s Remedies.

(a)                Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)               Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7              Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10.              Real Property Taxes.

10.1          Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2          Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3          Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4          Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.              Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.              Assignment and Subletting.

12.1          Lessor’s Consent Required.

(a)                Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld.

~~(b)               Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.~~

(c)                The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d)               An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(d), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e)               Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)                 Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g)                Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2          Terms and Conditions Applicable to Assignment and Subletting.

(a)                Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)               Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)                Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)               In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)               Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f)                 Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)                Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3          Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)                Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)               In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)                Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)               No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)               Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.              Default; Breach; Remedies.

13.1          Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)                The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)               The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c)                The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

(d)               The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e)               A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)                 The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)                The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h)               If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2          Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)                Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)               Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)                Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3          Inducement Recapture. Any agreement for free or abated rent or other charges, the cost of tenant improvements for Lessee paid for or performed by Lessor, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4          Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5          Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6          Breach by Lessor.

(a)                Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b)               Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.              Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

~~15.              Brokerage Fees.~~

~~15.1          Additional Commission. In addition to the payments owed pursuant to Paragraph 1.9 above, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the fee schedule of the Brokers in effect at the time the Lease was executed.~~

~~15.2          Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.~~

~~15.3          Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.~~

16.              Estoppel Certificates.

(a)                Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)               If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c)                If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.              Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.              Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.              Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.              Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.              Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.              No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.              Notices.

23.1          Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2          Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.              Waivers.

(a)                No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)               The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c)                THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.              Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a)                When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i)                        Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii)                        Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii)                        Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b)               Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c)                Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26.              No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.              Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.              Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.              Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.              Subordination; Attornment; Non-Disturbance.

30.1          Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2          Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3          Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4          Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.              Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.              Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33.              Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.              Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35.              Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.              Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.              Guarantor.

37.1          Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2          Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38.              Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.              Options. If Lessee is granted any Option, as defined below, then the following provisions shall apply:

39.1          Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2          Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3          Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4          Effect of Default on Options.

(a)                Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b)               The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)                An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40.              Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

41.              Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.              Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.              Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

44.              Authority; Multiple Parties; Execution.

(a)                If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)               If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)                This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45.              Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.              Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.              Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.              Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49.              Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease

☐ is ☒ is not attached to this Lease.

50.              Accessibility; Americans with Disabilities Act.

(a)                The Premises:

☒ Have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐ Have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

☐ Have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b)               Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND

BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.       SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.       RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:
On January 10, 2017____________________		On: January 10, 2017______________________

By LESSOR:		BY LESSEE:

Hellyer-DMHall Properties, LLC		Velodyne LiDAR, Inc.

By:	/s/ David S. Hall	By:	/s/ Michael Jellen
Name Printed:	David S. Hall	Name Printed:	Michael Jellen
Title:	Managing Member	Title:	President & COO
By:		By:
Name Printed		Name Printed:
Title:		Title:
Address:	5521 Hellyer Avenue, San Jose, CA 95138	Address:	345 Digital Drive, Morgan Hill, CA 95037

Telephone:		Telephone:
Facsimile: (___)		Facsimile: (___)
Email:		Email:
Email:		Email:
Federal ID No.		Federal ID No.

~~BROKER:~~		~~BROKER:~~

~~Attn:~~ 		~~Attn:~~
~~Title:~~ 		~~Title:~~
~~Telephone: (___)~~ 		~~Telephone: (___)~~
~~Facsimile: (___)~~ 		~~Facsimile: (___)~~
~~Email:~~ 		~~Email:~~
~~Federal ID No.~~ 		~~Federal ID No.~~
~~Broker/Agent BRE License #:~~ 		~~Broker/Agent BRE License #:~~

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.

Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

ADDENDUM TO AIR COMMERCIAL REAL ESTATE ASSOCIATION STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE

This Addendum to AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease (the “Addendum”) modifies and amends that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease (“Lease”) dated January 9, 2017, between Hellyer-DMHal1 Properties, LLC, a California limited liability company, as Seller (“Lessor”) and Velodyne LiDAR, Inc., (“Lessee”), for the lease of (i) that approximately 203,807 square foot R&D/Manufacturing building on that approximately 11.9 acre parcel, commonly known as 5521 Hellyer Avenue, San Jose, California (“Property”). To the extent of any conflict in the terms herein and the terms of the Lease, the terms of this Addendum shall control. Except as set forth below, the terms of the Lease shall remain in full force and effect. Unless otherwise specified, references to paragraph numbers shall be to those in the Lease and defined terms used herein shall have the same meaning ascribed thereto under the Lease.

ADDENDUM

1.                  Annual Rent Increase. The Base Rent shall increase three percent (3%) per year beginning on January 1, 2018 according to the following schedule:

Time Period	Base Rent
January 1, 2018 — December 31, 2018	$241,411.40 per month
January 1, 2019 — December 31, 2019	$248,653.74 per month
January 1, 2020 — December 31, 2020	$256,113.35 per month
January 1, 2021 — December 31, 2021	$263,796.75 per month

2.                  Assignment and Subletting. Section 12.1(b) of the Lease is replaced with the following: “Lessee may not assign this Agreement without consent, which consent shall not be unreasonably withheld, in connection with a merger, reorganization, consolidation, change of control, or sale of all or substantially all of the assets to which this Agreement pertains.”

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date the parties executed the Lease.

LESSOR		LESSEE

Hellyer-DMHall Properties, LLC, a California limited liability company		Velodyne LiDAR, Inc., a Delaware corporation

By:	/s/ David S. Hall	By:	/s/ Michael Jellen
Name:	David S. Hall	Name:	Michael Jellen
Title:	Managing Member	Title:	President & COO

Dated: January 10, 2017		Dated: January 10, 2017

FIRST AMENDMENT TO AIR COMMERCIAL REAL ESTATE ASSOCIATION STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE

This First Amendment to AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease (the “First Amendment”) modifies and amends that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease (“Lease”) dated January 9, 2017, between Hellyer-DMHall Properties, LLC, a California limited liability company, as Seller (“Lessor”) and Velodyne LiDAR, Inc., (“Lessee”), for the lease of (i) that approximately 203,807 square foot R&D/Manufacturing building on that approximately 11.9 acre parcel, commonly known as 5521 Hellyer Avenue, San Jose, California (“Property”). To the extent of any conflict in the terms herein and the terms of the Lease, the terms of this First Amendment shall control. Except as set forth below, the terms of the Lease shall remain in full force and effect. Unless otherwise specified, references to paragraph numbers shall be to those in the Lease and defined terms used herein shall have the same meaning ascribed thereto under the Lease.

AMENDMENT

1.                  The Expiration Date in Section 1.3 of the Lease is extended to December 31, 2022.

2.                  Section 1 of the Addendum to the Lease is deleted and replaced with the following:

Annual Rent Increase. The Base Rent shall increase three percent (3%) per year beginning on January 1, 2018 according to the following schedule:

Time Period	Base Rent
January 1, 2018 — December 31, 2018	$241,411.40 per month
January 1, 2019 — December 31, 2019	$248,653.74 per month
January 1, 2020 — December 31, 2020	$256,113.35 per month
January 1, 2021 — December 31, 2021	$263,796.75 per month
January 1, 2022 — December 31, 2022	$271,710.65 per month

[Signatures on following page]

1

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date the parties executed the Lease

LESSOR		LESSEE

Hellyer-DMHall Properties, LLC, a California limited liability company		Velodyne LiDAR, Inc., a Delaware corporation

By:	/s/ David S. Hall	By:	/s/ Michael Jellen
Name:	David S. Hall	Name:	Michael Jellen
Title:	Managing Member	Title:	President & COO

Dated: February 27, 2017		Dated: February 28, 2017

SECOND AMENDMENT TO AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE

This Second Amendment to AIR Commercial Real estate Association Standard Industrial/Commercial Single-Tenant Lease (the “Second Amendment”) modifies and amends that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease (the “Lease”) dated January 9, 2017, and amended February 28, 2017 (the First Amendment”) between Hellyer-DMHall Properties, LLC, a California limited liability company (“Lessor”) and Velodyne-Lidar, Inc. (“Lessee”) for the lease of (i) that approximately 203,807 square feet R&D/Manufacturing building on that approximately 11.9 acre parcel, commonly known as 5521 Hellyer Avenue, San Jose, California (the “Property”). To the extent of any conflict in the terms herein, and the terms of either the Lease, as amended, the terms of this Second Amendment shall control. Except as set forth below, the terms of the Lease, as amended, shall remain in full force and effect. Unless otherwise specified, references to paragraph numbers shall be those in the Lease and defined terms herein shall have the same meaning ascribed thereto under the Lease, as amended.

AMENDMENT

1.	The Expiration Date in Section 1.3 of the Lease, and Section 1 of the First Amendment is extended to December 31, 2027.

2.	Section 2 of the First Amendment to the Lease is supplemented by the following:

Annual Rent Increase. The Base Rent shall increase three percent (3%) per year throughout the Term, according to the schedule set forth in the First Amendment, and as further set forth below:

Time Period	Base Rent
January 1, 2023 - December 31, 2023	$279,861.97 per month
January 1, 2024 – December 31, 2024	$288,257.83 per month
January 1, 2025 – December 31, 2025	$296,905.56 per month
January 1, 2026 – December 31, 2026	$305,812.73 per month
January 1, 2027 – December 31, 2027	$314,987.11 per month

[Signatures on the following page]

Pursuant to SEC Release 34-85381, certain identified information has been excluded from this Exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.	22

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date set forth below.

LESSOR		LESSEE

Hellyer-DMHall Properties, LLC,		Velodyne Lidar, Inc.,
A California limited liability company		a Delaware corporation

By:	/s/ David S. Hall	By:	/s/ Drew Hamer
Name:	David S. Hall	Name:
Title:	Managing Member	Title:

Dated:	__________________________	Dated:	October 11, 2019

Exhibit 16.1

October 5, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Velodyne Lidar, Inc. statements (formerly known as Graf Industrial Corp.) included under Item 4.01 of its Form 8-K dated October 5, 2020. We agree with the statements concerning our Firm under Item 4.01(a), in which we were informed of our dismissal on September 29, 2020. We are not in a position to agree or disagree with other statements contained therein in Item 4.01(b).

Very truly yours,

/s/ WithumSmith+Brown, PC

New York, New York

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K and, if not defined in the Form 8-K, the Proxy Statement. Unless the context otherwise requires, the “Company” refers to Velodyne Lidar, Inc. and its subsidiaries after the Closing, and Graf Industrial Corp. prior to the Closing.

Introduction

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of Velodyne becoming a wholly-owned subsidiary of the Graf as a result of Graf’s wholly-owned subsidiary, Merger Sub, merging with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of Graf, which was renamed Velodyne Lidar, Inc. (the “Transaction”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined balance sheet of the post-combination company as of June 30, 2020 and the unaudited pro forma condensed combined statement of operations of the post-combination company for the six months ended June 30, 2020 and year ended December 31, 2019 present the combination of the financial information of Graf and Velodyne, after giving effect to the Transaction and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Graf was derived from the unaudited and audited financial statements of Graf as of and for the six months ended June 30, 2020 and for the year ended December 31, 2019, which is incorporated by reference. The historical financial information of Velodyne was derived from the unaudited and audited consolidated financial statements of Velodyne as of and for the six months ended June 30, 2020 and for the year ended December 31, 2019, which is incorporated by reference. This information should be read together with Grafs’s and Velodyne’s unaudited and audited financial statements and related notes. The section titled “Velodyne’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated by reference. The section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding Graf is incorporated by reference.

Description of the Transaction

Subject to the terms and conditions of the Merger Agreement and Merger Agreement Amendment, Graf was obligated to pay to Velodyne equity holders aggregate consideration consisting of up to (1) 143,575,763 shares of Company common stock, including shares issuable in respect of vested equity awards of Velodyne, plus (2) 2,000,000 shares of Company common stock earned due to the satisfaction of the Earnout Condition on July 30, 2020 pursuant to the Earnout, including 187,680 Earnout RSUs, which are subject to a six-month service condition and are not legally issued and outstanding shares of Company common stock at Closing, plus (3) 4,702,304 shares of Company common stock that were issued to Velodyne equity holders that did not opt to have their respective shares repurchased by Velodyne for cash in a pre-closing tender offer conducted by Velodyne (the “Pre-Closing Tender Offer”) that expired on September 22, 2020.

Each share of Velodyne’s common stock and Series A Convertible Preferred Stock was converted into approximately 2.9786 shares of common stock of the Company based on the determined exchange ratio, which is inclusive of shares payable due to the satisfaction of the Earnout. Each share of Velodyne’s Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock was converted into approximately 3.5465 shares of common stock of the Company based on the determined exchange ratio.

In addition, following the Sponsor’s cancellation of 3,519,128 Founder Shares held by it pursuant to the terms of the Sponsor Agreement dated July 2, 2020, the Sponsor retained 2,507,000 Founder Shares, 275,000 of which were deemed Earnout Founder Shares that vest at such time that the closing price of common stock is greater than or equal to $15.00 for any 20 trading days within any 30 trading-day period, commencing on the date of the Merger Agreement and ending on the date that is six months after the Closing. Any Earnout Founder Shares that do not vest on or prior to such date shall be forfeited. As noted, the Earnout Condition was met on July 30, 2020 and the Sponsor retained all 275,000 Earnout Founder Shares. Further, at Closing, the Sponsor transferred 560,000 Founder Shares to third-parties for no consideration and retained 1,947,000 Founder Shares.

The following summarizes the consideration:

(in thousands, except for share amounts)
Shares transferred at Closing (1), (2)	148,277,532
Earnout shares (3)	2,000,000
Value per share (4)	10.25
Total Share Consideration	$1,540,345

(1)	Reflects the total share consideration transferred inclusive of 4,702,304 additional shares issued as a result of the Pre-Closing Tender Offer and the effects of rounding to eliminate fractional shares.

(2)	The number of outstanding shares in the table above assumes the issuance of approximately 6,218,778 shares of Company common stock underlying RSUs and options as of September 29, 2020 that are expected to be vested as a result of a deemed liquidity event. Although the shares underlying these RSUs and options do not represent legally issued and outstanding shares of the Company common stock at the Closing, for pro forma purposes, they are reflected as outstanding as they are expected to be issued upon the liquidity event being deemed to have occurred. The shares underlying these RSUs and options are included in the calculation of pro forma loss per share.

(3)	Includes the issuance of approximately 187,680 shares of stock underlying RSUs and options. However, they are not legally outstanding shares at Closing as they are in the form of Earnout RSUs that are subject to a six-month service condition. The grant date fair value for the Earnout RSUs is approximately $4.6 million, which was determined based on the closing share price on the date of the consummation of the Transaction and will be recognized over the six-month service term.

(4)	Share Consideration is calculated using a $10.25 reference price. The closing share price on the date of the consummation of the Transaction was $24.75. As the Transaction was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the pro forma common stock at Closing:

	Shares	%
Velodyne Shares (1), (2)	144,058,754	80.3%
Velodyne RSUs and Options (3)	6,218,778	3.5%
Common shares held by current Graf shareholders	11,450,846	6.4%
Founder Shares (4), (5)	2,575,000	1.4%
PIPE Shares	15,000,000	8.4%
Pro Forma Common Stock	179,303,378

(1)	Reflects the repurchase of 175,744 shares of Velodyne capital stock for $1.8 million in the Pre-Closing Velodyne Tender Offer such that Velodyne received 4,702,304 additional shares, including RSUs and options.

(2)	Includes 2,000,000 of Company common stock in earnout consideration (including in the form of awards of Earnout RSUs settleable in common stock) as the price threshold has been triggered. Approximately 187,680 Earnout RSUs are subject to a six-month service condition and are not legally outstanding shares of the Company’s common stock at Closing. Further, the Earnout RSUs are excluded from the calculation of loss per share.

(3)	Reflects the issuance of approximately 6,218,778 shares of Company common stock underlying RSUs and options as of September 29, 2020 that are expected to be vested as a result of a deemed liquidity event. Although the shares underlying these RSUs and options do not represent legally issued and outstanding shares of the Company common stock at the Closing, for pro forma purposes, they are reflected as outstanding as they are expected to be exercised and issued upon the liquidity event being deemed to have occurred. The shares underlying these RSUs and options are included in the calculation of pro forma loss per share. As of September 29, 2020, there were 172,896,920 shares of common stock legally outstanding.

(4)	Includes 275,000 of Earnout Founder Shares as the price threshold has been triggered.

(5)	Includes 68,000 Founder Shares held by the Graf’s independent directors not subject to Earnout and 560,000 Founder Shares transferred to third-parties for no consideration.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2020 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 are based on the historical financial statements of Graf and Velodyne. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Velodyne Lidar, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2020

(In thousands)

											As of June 30, 2020
	Velodyne (Historical)	Velodyne Pro Forma Adjustments		Velodyne As Adjusted	Graf (Historical)	Graf Pro Forma Adjustments		Graf As Adjusted	Merger Related Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$36,629	$-		$36,629	$383	$117,295	(C)	$267,633	$(1,801	)(B)	$265,058
						150,000	(D)		(240	)(G)
						(45	)(F)		(37,538	)(H)
									375	(L)
Accounts receivable, net	35,268	-		35,268	-			-			35,268
Inventories, net	17,556	-		17,556	-	-		-	-		17,556
Prepaids and other current assets	19,921	(3,480	)(A)	16,441	48	-		48	(660	)(H)	15,829
Total current assets	109,374	(3,480)		105,894	431	267,250		267,681	(39,864)		333,711
Non-current assets:
Cash and investments held in Trust Account	-	-		-	117,295	(117,295	)(C)	-	-		-
Property, plant and equipment, net	19,191	-		19,191	-	-		-	-		19,191
Goodwill	1,189	-		1,189	-	-		-	-		1,189
Intangible assets, net	820	-		820	-	-		-	-		820
Contract assets	5,626	-		5,626	-	-		-	-		5,626
Other long-term assets	727	-		727	-	-		-	-		727
Total non-current assets	27,553	-		27,553	117,295	(117,295)		-	-		27,553

TOTAL ASSETS	$136,927	$(3,480)		$133,447	$117,726	$149,955		$267,681	$(39,864)		$361,264

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	7,539	-		7,539	168	-		168	(168	)(G)	7,414
									(125	)(H)
Accrued expenses and other current liabilities	23,816	1,801	(B)	25,617	359	-		359	(1,801	)(B)	23,212
									(963	)(H)
Deferred revenue	15,502	-		15,502	-	-		-	-		15,502
Franchise tax payable	-	-		-	100	-		100	-		100
Income tax payable	-	-		-	72	-		72	(72	)(G)	-
Total current liabilities	46,857	1,801		48,658	699	-		699	(3,129)		46,228

Non-current liabilities:
Long-term tax liabilities	596	-		596	-	-		-	-		596
Other long-term liabilities	26,299	-		26,299	-	-		-	-		26,299
Total non-current liabilities	26,895	-		26,895	-	-		-	-		26,895

Total liabilities	73,752	1,801		75,553	699	-		699	(3,129)		73,123

Common stock subject to possible redemption	-	-		-	112,027	(112,027	)(E)	-	-		-

COMMITMENTS AND CONTINGENCIES
Stockholders' equity (deficit):
Preferred stock	-	-		-	-	-		-	-		-
Series A convertible preferred stock	1	-		1	-	-		-	(1	)(J)	-
Series B convertible preferred stock	-	-		-	-	-		-	-		-
Series B-1 convertible preferred stock	-	-		-	-	-		-	-		-
Common stock	3	-	(B)	3	1	1	(D)	3	12	(J)	18
						1	(E)
						-	(F)
Additional paid-in capital	260,549	(1,801	)(B)	258,748	17,853	149,999	(D)	279,833	(36,929	)(H)	742,744
						112,026	(E)		(12,854	)(I)
						(45	)(F)		(11	)(J)
									253,582	(K)
									375	(L)
Accumulated other comprehensive loss	(250)	-		(250)	-	-		-	-		(250)
Accumulated deficit	(197,128)	(3,480	)(A)	(200,608)	(12,854)	-		(12,854)	(181	)(H)	(454,371)
									12,854	(I)
									(253,582	)(K)
Total stockholders’ equity	63,175	(5,281)		57,894	5,000	261,982		266,982	(36,735)		288,141

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$136,927	$(3,480)		$133,447	$117,726	$149,955		$267,681	$(39,864)		$361,264

Velodyne Lidar, Inc.
Unaudited Pro Forma Condensed Combined Detailed Adjusted Statement of Operations
For the Six Months Ended June 30, 2020

(In thousands, except per share data)

	For the Six Months Ended June 30, 2020				For the Six Months Ended June 30, 2020
	Velodyne (Historical)	Graf (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$45,417	$-	$-		$45,417
Cost of revenue	29,929	-	-		29,929
Gross profit	15,488	-	-		15,488
Operating expenses:
Research and development	29,118	-	-		29,118
Sales and marketing	8,672	-	-		8,672
General and administrative	16,363	896	(480)	(DD)	16,779
Restructuring	1,043	-	-		1,043
Total operating expenses	55,196	896	(480)		55,612
Operating loss	(39,708)	(896)	480		(40,124)
Interest income	117	-	-		117
Interest expense	(38)	-	-		(38)
Other income (expense), net	(143)	-	-		(143)
Change in fair value of warrant liability	-	(2,800)	2,800	(AA)	-
Investment income on Trust Account	-	846	(846)	(BB)	-
Income (loss) before income taxes	(39,772)	(2,850)	2,434		(40,188)
Provision for (benefit from) income taxes	(6,660)	157	599	(CC)	(5,904)
Net loss attributable to common stockholders	$(33,112)	$(3,007)	$1,835		$(34,284)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders	34,252,578	18,980,815			179,115,698

Basic and diluted net income (loss) per share	$(0.97)	$0.03			$(0.19)

Velodyne Lidar, Inc.
Unaudited Pro Forma Condensed Combined Detailed Adjusted Statement of Operations
For the Year ended December 31, 2019

(In thousands, except per share data)

	For the Year ended December 31, 2019				For the Year ended December 31, 2019
	Velodyne (Historical)	Graf (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$101,398	$-	$-		$101,398
Cost of revenue	71,630	-	-		71,630
Gross profit	29,768	-	-		29,768
Operating expenses:
Research and development	56,850	-	-		56,850
Sales and marketing	21,873	-	-		21,873
General and administrative	20,058	617	-		20,675
Franchise tax expense	-	100	-		100
Total operating expenses	98,781	717	-		99,498
Operating loss	(69,013)	(717)	-		(69,730)
Interest income	1,146	-	-		1,146
Interest expense	(77)	-	-		(77)
Other income (expense), net	35	-	-		35
Change in fair value of warrant liability	-	(17,366)	17,366	(AA)	-
Investment income on Trust Account	-	5,240	(5,240)	(BB)	-
Income (loss) before income taxes	(67,909)	(12,843)	12,126		(68,626)
Provision for (benefit from) income taxes	(683)	1,079	2,983	(CC)	3,379
Net loss attributable to common stockholders	$(67,226)	$(13,922)	$9,143		$(72,005)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders	34,252,578	24,376,512			179,115,698

Basic and diluted net income (loss) per share	$(1.96)	$0.17			$(0.40)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Transaction was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Graf was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Transaction was treated as the equivalent of Velodyne issuing stock for the net assets of Graf, accompanied by a recapitalization whereby no goodwill or other intangible assets was recorded. Operations prior to the Transaction are those of Velodyne.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 assumes that the Transaction occurred on June 30, 2020. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 present pro forma effect to the Transaction as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

• Graf’s unaudited balance sheet as of June 30, 2020 and the related notes as of June 30, 2020, incorporated by reference;

• Velodyne’s unaudited consolidated balance sheet as of June 30, 2020 and the related notes as of June 30, 2020, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

• Graf’s unaudited statement of operations for the six months ended June 30, 2020 and the related notes, incorporated by reference; and

• Velodyne’s unaudited statement of operations for the six months ended June 30, 2020 and the related notes, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

• Graf’s audited statement of operations for the year ended December 31, 2019 and the related notes, incorporated by reference; and

• Velodyne’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes, incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction.

The pro forma adjustments reflecting the consummation of the Transaction are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Graf and Velodyne.

2.	Accounting Policies

Based on its initial analysis of the accounting policies of Graf and Velodyne, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Velodyne and the Company have not had any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Transaction occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2020 are as follows:

(A)	Reflects the write-off of $3.5 million of transaction costs previously capitalized by Velodyne as of June 30, 2020 in connection with Velodyne’s previously contemplated IPO.

(B)	Reflects the repurchase of $1.8 million of Velodyne capital stock in the Pre-Closing Velodyne Tender Offer such that the maximum merger consideration was reduced by 175,744 shares of Company common stock to 150,277,532. As the cash consideration was payable at Closing, the cash payment is reflected as a Merger Related Pro Forma Adjustment.

(C)	Reflects the reclassification of $117.3 million of cash and cash equivalents held in the Graf’s Trust Account at the balance sheet date that becomes available to fund the Transaction.

(D)	Represents the net proceeds from the private placement of 15,000,000 shares of common stock at $10.00 per share pursuant to the PIPE Investment.

(E)	Reflects the reclassification of $112.0 million of common stock subject to possible redemption to permanent equity.

(F)	Reflects the 1,105 shares of Graf’s common stock that were redeemed in July 2020 for approximately $11,000. Additionally, this adjustment reflects redemptions of 3,286 Graf common stock in September 2020 for approximately $34,000 at a redemption price of $10.23 per share based on a pro forma redemption date of June 30, 2020. As of the actual redemption date, the redemption price was $10.24 per share.

(G)	Reflects the settlement of Graf’s historical liabilities that were settled at transaction close.

(H)	Represents transaction costs totaling $37.6 million, consisting of approximately $36.9 million of equity issuance costs. Classification of transaction costs is as follows:

(in thousands)	Amount
Costs related to issuance of equity
Amounts previously capitalized and paid	52
Amounts previously capitalized but not paid	608
Amounts incurred as part of the transaction (1)	36,269
Subtotal	36,929
Transaction expenses
Amounts incurred but not paid	480
Amounts incurred as part of the transaction	181
Subtotal	661
Grand Total	37,590

(1)	Includes estimated investment banking fees of $17.75 million payable by the Company. The final amount payable by the Company has not yet been determined and the actual amount may differ materially from the estimated amount included herein because the Company and its bankers have differing interpretations of the fee structure in their agreement and an estimate of the range of reasonably possible loss (additional fees) cannot be made. The amount accrued represents the Company’s best estimate of the amount of investment banking fees the Company will be required to pay.

(I)	Reflects the reclassification of Graf’s historical accumulated deficit.

(J)	Represents recapitalization of Velodyne equity and issuance of 150,089,852 of the post-combination company’s common stock to Velodyne equity holders as consideration for the reverse recapitalization.

(K)	Reflects an incremental stock-based compensation charge of $253.6 million that will result from a post-combination modification of vesting of certain equity awards. It is anticipated that a liquidity event will be deemed to have occurred by the board of directors of the post-combination company following the completion of the Transaction, effecting a stock-based award modification. As a result of this award modification, an incremental stock-based compensation charge was estimated utilizing the closing stock price of the Company on the date of the consummation of the Transaction ($24.75) applied to the vested portion of those equity awards after giving effect to the applicable conversion ratio as estimated as of September 29, 2020. The actual compensation charge will be calculated using the fair value of the post-combination company’s stock upon the board’s approval.

(L)	Reflects the impact of $0.4 million drawn under the Sponsor Convertible Note. Upon Closing, the total amount drawn was converted into warrants to purchase shares of the Company’s common stock, at a conversion price of $0.75 per warrant, with each warrant entitling the holder to purchase three-fourths of one share of common stock at a price of $11.50 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and year ended December 31, 2019 are as follows:

(AA) Elimination of the change in fair value of warrant liability as the Company has equity-classified warrants as part of the recapitalization, and there will be no fair value fluctuations.

(BB) Elimination of interest income on the Trust Account.

(CC) Reflects adjustments to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated statutory tax rate of 24.6%.

(DD) Reflects elimination of transaction related costs incurred and recorded by Graf during the six months ended June 30, 2020.

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transaction, assuming the shares were outstanding since January 1, 2019. As the Transaction and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transaction have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2020 and for the year ended December 31, 2019:

	For the Six Months Ended June 30, 2020	For the Year ended December 31, 2019

Pro forma net loss	(34,284)	(72,005)

Weighted average shares outstanding of common stock (1), (2)	179,115,698	179,115,698

Net loss per share (Basic and Diluted) attributable to common stockholders (3)	$(0.19)	$(0.40)

(1)	Includes approximately 6,218,778 shares of Company common stock underlying RSUs and options as of September 29, 2020 that are expected to be vested as a result of a deemed liquidity event. Although the shares underlying these RSUs and options do not represent legally issued and outstanding shares of the Company common stock at the Closing, for pro forma purposes, they are reflected as outstanding as they are expected to be exercised and issued upon the liquidity event being deemed to have occurred.

(2)	Excludes approximately 187,680 shares of Earnout RSUs as they are subject to a six-month service condition and are not legally outstanding shares of the Company common stock at Closing.

(3)	For the purposes of calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO, as well as the 500,000 warrants issued as a result of the Sponsor Convertible Note are exchanged to common stock. Further, since the Earnout RSUs include a service condition, they would generally be included in the computation of diluted EPS using the treasury stock method. However, since these items result in anti-dilution, the effect of such adjustments were not included in calculation of diluted loss per share.